As filed with the Securities and Exchange Commission on May 23, 1997
                                           SEC Registration No. 333-12557

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              AMENDMENT NO. 3 TO
                        FORM S-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               METEOR INDUSTRIES, INC.
               ------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

      Colorado                        5541                    84-1236619
----------------------    ----------------------------     -------------------
(State or Other Juris- (Primary Standard Industrial (IRS Employer Iden-diction of Incorpora- Classification Code Number) tification Number)
tion)

              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
           -------------------------------------------------------------
           (Address, Including Zip Code, and Telephone Number, Including
              Area Code, of Registrant's Principal Executive Offices)

                             Edward J. Names, President
              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
             ---------------------------------------------------------
             (Name, Address and Telephone Number of Agent for Service)


                                  Copies to:
Jon D. Sawyer, Esq.                           William M. Prifti, Esq.
Krys Boyle Freedman Scott & Sawyer, P.C.      Lynnfield Woods Office Park
600 Seventeenth Street, Suite 2700            220 Broadway, Suite 204
South Tower                                   Lynnfield, Massachusetts 01940
Denver, Colorado  80202                       (617) 593-4525
(303) 893-2300

_____________________________________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_

_____________________________________________________________________________
                            CALCULATION OF REGISTRATION FEE
                                    PROPOSED        PROPOSED
TITLE OF EACH                       MAXIMUM         MAXIMUM
CLASS OF          AMOUNT            OFFERING        AGGREGATE      AMOUNT OF
SECURITIES TO     TO BE             PRICE PER       OFFERING       REGISTRA-
BE REGISTERED     REGISTERED        UNIT<FN1>       PRICE          TION FEE
Common Stock,     690,000<FN2>       $4.625<FN3>    $3,191,250     $1,100.43
$.001 Par Value   Shares             Per Share

Redeemable        690,000<FN4>       $0.10          $   69,000     $   23.79
Warrants          Warrants           Per Warrant
Common Stock,     690,000            $6.0125        $4,148,625     $1,430.56
$.001 Par Value   Shares             Per Share
<FN5>
Underwriter's        --                 --          $      100     $    0.03
Warrants
<FN7>
Common Stock       60,000            $5.78125       $  346,875     $  119.61
$.001 Par Value   Shares             Per Share
<FN8>
Underwriter's      60,000            $0.125         $    7,500     $    2.59
Redeemable        Warrants           Per Warrant
Warrants
<FN8>
Common Stock       60,000            $6.0125        $  365,500     $  126.03
$.001 Par Value   Shares             Per Share
<FN9>
                                           Total    $8,128,850     $2,803.04
                                                                     <FN10>
-----------------------------------------------------------------------------

<FN1>
Estimated solely for the purpose of calculating the registration fee.
<FN2>
Includes 90,000 Shares that may be purchased by Westport Resources Investment Services, Inc. (the "Underwriter"), in whole or in part, to cover overallotments, if any.
<FN3>
Estimated based on the average of the closing bid and ask quotations on the OTC Bulletin Board on September 19, 1996.
<FN4>
Includes 90,000 Warrants that may be purchased by the Underwriter, in whole or in part, to cover overallotments.
<FN5>
Issuable upon exercise of the Redeemable Warrants.
<FN7>
To be issued to the Underwriter.
<FN8>
Issuable upon exercise of the Underwriter's Warrants.
<FN9>
Issuable upon exercise of Underwriter's Redeemable Warrants.
<FN10>
$2,949.78 was paid at the time of the initial filing. The total fee shown is reduced as a result of the elimination of the registration of 92,000 shares of Common Stock which was to have been sold by selling shareholders.

     Pursuant to Rule 416, there are also being registered such additional shares of Common Stock, $.001 par value, as may become issuable in accordance with the anti-dilution provisions of the Underwriter's Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             METEOR INDUSTRIES, INC.

     Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form S-1) and Form of Prospectus.

      Item Number and Caption              Heading in Prospectus

 1.   Forepart of the Registration         Outside Front Cover Page;
      Statement and Outside Front          Inside Front Cover Page
      Cover Page of Prospectus

 2.   Inside Front and Outside Back        Inside Front Cover Page;
      Cover Pages of Prospectus            Outside Back Cover Page

 3.   Summary Information, Risk            Prospectus Summary; Risk
      Factors and Ratio of Earnings        Factors; The Company
      to Fixed Charges

 4.   Use of Proceeds                      Use of Proceeds

 5.   Determination of Offering Price      Description of Securities;
                                           Underwriting

 6.   Dilution                             Not Applicable

 7.   Selling Security Holders             Not Applicable

 8.   Plan of Distribution                 Outside Front Cover Page;
                                           Underwriting

 9.   Description of the Securities to     Description of Securities
      be Registered

10.   Interest of Named Experts and        Legal Matters
      Counsel

11.   Information With Respect to
      the Registrant:

      (a)  Description of Business         The Company; Business

      (b)  Description of Properties       Business -- Facilities

      (c)  Legal Proceedings               Business - Legal Proceedings

      (d)  Market Price; Dividends and     Price Range of Common Stock;
           Related Stockholder Matters     Dividend Policy; Risk Factors;
                                           Description of Securities

      (e)  Financial Statements            Financial Statements

      (f)  Selected Financial Information  Selected Financial Information

      (g)  Supplementary Financial         Not Applicable
           Information

      (h)  Management's Discussion and     Management's Discussion and
           Analysis of Financial Condi-    Analysis of Financial Condi-
           tion and Results of Opera-      tion and Results of Operations
           tions

      (i)  Disagreements with Accountants  Not Applicable

      (j)  Directors and Officers          Management

      (k)  Executive Compensation          Management

      (l)  Security Ownership              Security Ownership of Management
                                           and Principal Shareholders

      (m)  Certain Relationships and       Management; Certain Transactions
           Related Transactions

12.   Disclosure of Commission Posi-       Not Applicable
      tion on Indemnification for
      Securities Act Liabilities

                                      SUBJECT TO COMPLETION; DATED MAY 23, 1997


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             METEOR INDUSTRIES, INC.

          600,000 Shares of Common Stock and 600,000 Redeemable Warrants

     Meteor Industries, Inc., a Colorado corporation (the "Company"), hereby offers 600,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 600,000 redeemable common stock purchase warrants (the "Redeemable Warrants"). The Common Stock and the Redeemable Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") may be purchased in this offering only together on the basis of one share of Common Stock and one Redeemable Warrant. Each Redeemable Warrant is separately transferable immediately upon issuance. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $___ per share (130% of the Common Stock Offering Price) commencing on the date of this Prospectus until _______, 1999. The Redeemable Warrants are redeemable by the Company at a redemption price of $.10 per Redeemable Warrant at any time commencing 90 days from the date of this Prospectus on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $____ per share (150% of the Common Stock Offering Price) for 10 consecutive trading days ending within 20 days prior to the notice of redemption. (See "DESCRIPTION OF SECURITIES.")

     The Company's Common Stock currently trades on the OTC Bulletin Board under the symbol "METE", and on May 21, 1997, the closing bid and ask prices of the Common Stock were $5.125 and $5.625, respectively. (See "PRICE RANGE OF COMMON STOCK.") The Common Stock and Redeemable Warrants have been approved for listing on the American Stock Exchange ("AMEX") under the proposed symbols
"MTE" and "MTEW", respectively. It is currently anticipated that the offering price per share will be between $5.00 and $6.00. The final offering price of the Shares will be determined by negotiations between the Company and Westport Resources Investment Services, Inc. (the
"Representative") based upon the then current market price for the Common
Stock, the Company's financial condition, estimates of its business potential, liquidity for the Common Stock, and general market conditions immediately preceding the date of this Prospectus. (See "PRICE RANGE OF
COMMON STOCK" and "UNDERWRITING.")


                               __________________

     THESE ARE SPECULATIVE SECURITIES. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                               ___________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
                               ___________________

                                Price to      Underwriting     Proceeds to
                                Public        Discount<FN1>    Company<FN2>
Per Share . . . . . . . . . . . $             $                $
Per Warrant . . . . . . . . . . $0.10         $0.01            $0.09
Total<FN3>. . . . . . . . . . . $             $                $

<FN1>
Does not include (i) a non-accountable expense allowance of 3% of the gross proceeds from this offering amounting to $_______ ($_____ if the Over-allotment Option is exercised in full) to the Representative, of which $20,000 has been paid as of the date of this Prospectus, and (ii) the sale to the Representative by the Company of a warrant (the "Representative's Warrants") to purchase 60,000 shares of Common Stock at $____ per share and 60,000 Redeemable Warrants to purchase 60,000 shares of Common Stock at an exercise price of $______ at any time after twelve months from the date hereof and for a period of four years thereafter. The Company has also agreed to indemnify the Representative against certain liabilities, including liabilities arising under the Securities Act of 1933. (See "UNDERWRITING.")
<FN2>
Before deducting expenses payable by the Company estimated at $239,000, including the non-accountable expense allowance referred to in footnote 1.
<FN3>
The Company has granted to the Representative a 45-day option to purchase up to 90,000 additional Shares and/or 90,000 additional Redeemable Warrants on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to the Public, Underwriting Discount and Proceeds to the Company will be $_______, $________ and $________, respectively.

                  Westport Resources Investment Services, Inc.
                                315 Post Road West
                            Westport, Connecticut 06880

                 The date of this Prospectus is _________, 1997.

















                                2

                             (INSIDE FRONT COVER)

                         (Picture of convenience store)

                        (METEOR INDUSTRIES, INC. LOGO)

                         (Picture of convenience store)

                      Convenience Stores, Las Cruces, NM



















































     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A
LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET.  SUCH
TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE AND, IF COMMENCED,
MAY BE DISCONTINUED AT ANY TIME.

     The Securities are being offered on a "firm commitment" basis subject to receipt and acceptance by the Underwriters, the approval of certain legal matters by its counsel and prior sale. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made on or about three business days from the date of this Prospectus, at the office of Westport Resources Investment Services, Inc., in Westport, Connecticut.


                             ADDITIONAL INFORMATION

     A Registration Statement on Form S-1, including amendments thereto, relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration
Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. However, all material elements of such contracts and documents are disclosed in this Prospectus. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     The Company is subject to the reporting requirements of Section 13(a) and to the proxy requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected or copied at the public reference facilities at the Commission located at 450 Fifth Street, N.W., Room
1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New
York, 7 World Trade Center, New York, New York 10048, and in Chicago,
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such documents can be obtained at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's web site (http.//www.sec.gov).










                                4

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

THE COMPANY

     Meteor Industries, Inc. ("Meteor" or "Company") was incorporated on December
22, 1992, as a Colorado based holding company.  Graves Oil & Butane Co., Inc.
("Graves"), which was acquired effective September 1, 1993, is engaged in the marketing and distribution of refined petroleum and related products primarily in northern New Mexico, Colorado, Arizona and Utah. Graves operates seven retail sites in northern New Mexico. Hillger Oil Company ("Hillger"), which was acquired effective April 1, 1995, is engaged in the marketing and distribution of refined petroleum and related products primarily in southern New Mexico and Arizona. Hillger operates nine convenience stores in southern New Mexico. The
Company sells fuel branded Phillips 66, Conoco, Texaco, Diamond Shamrock and
FINA.

     In November 1995, the Company acquired all of the outstanding stock of Capco
Resources, Inc. ("CRI"), in exchange for shares of the Company's Common Stock which represent approximately 53% of the shares now outstanding. CRI is a holding company involved in the development of a power project in Pakistan. The acquisition of CRI was accounted for as a reverse acquisition with CRI treated as the acquirer. Capco Analytical Services, Inc. ("CAS"), a wholly-owned subsidiary of CRI, is involved in providing environmental consulting and laboratory analysis and was also acquired in the transaction with CRI.

     Approximately 98% of the Company's gross revenues are presently derived from the Graves and Hillger subsidiaries.

     The proceeds of this offering will be used to reduce accounts payable, purchase equipment and inventory, the repayment of debt, and the acquisition of petroleum marketing businesses.

THE OFFERING


     Securities offered                  600,000 Shares of Common Stock
                                         600,000 Redeemable Warrants
     Shares of Common Stock
      Outstanding:
        Prior to the offering<FN1>       3,440,138 Shares
        After the offering<FN1><FN2>     4,040,138 Shares

     Trading Symbol - OTC Bulletin
      Board                              METE

     Proposed AMEX Trading Symbols:
       Common Stock                      MTE
       Redeemable Warrants               MTEW
__________________

<FN1>
Does not include (i) 7,000 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock; (ii) up to 896,911 shares of

                                5

Common Stock of the Company issuable upon the exchange of Preferred Stock of a subsidiary; (iii) 1,250,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted under the Company's Incentive Stock Option Plan and its 1997 Incentive Equity Plan of which options to purchase 413,300 shares of Common Stock are currently outstanding; or (iv) 130,000 shares of Common Stock issuable upon the exercise of an option held by consultants. (See "MANAGEMENT" and "DESCRIPTION OF SECURITIES.")
<FN2>
     Does not give effect to an aggregate of 900,000 shares of Common Stock issuable upon exercise of: (i) the Redeemable Warrants; (ii) the over-allotment option; (iii) the Representative's Warrants; and (iv) the Redeemable Warrants subject to the over-allotment option. (See "UNDERWRITING.")

     RISK FACTORS: The purchase of these securities involves a high degree of risk. Prospective investors should review carefully and consider the factors described under "RISK FACTORS."

     USE OF PROCEEDS: The proceeds from the offering will be used to reduce accounts payable, the repayment of debt, to purchase equipment and inventory, and the acquisition of petroleum marketing businesses. (See "USE OF PROCEEDS.")

     SUMMARY FINANCIAL DATA: Effective November 2, 1995, Meteor Industries, Inc., acquired 100% of the issued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the results of operations of CRI are included in the following financial information since inception of CRI. The results of operations of Meteor are included in the following financial information since November 2, 1995, the effective date of the acquisition. The following table sets forth certain selected financial data with respect to the Company and is qualified in its entirety by reference to the financial statements and notes thereto included in this Prospectus.

BALANCE SHEET DATA:                           (In Thousands)

                                                  At December 31
                        March 31   ------------------------------------------
                          1997      1996      1995     1994    1993    1992
                         -------   -------   -------   ------   -----   -----
Current Assets           $ 9,306   $ 8,488   $ 6,708   $  126   $  --   $  --
Property and Equipment      8,180     8,277     8,568      250      --      --
Other Assets               3,064     3,669     3,273      164      --      --
Discontinued Operations       --        --        --      572     660     (28)
Total Assets              20,550    20,434    18,549    1,112     660     (28)
Current Liabilities        8,284     8,943     6,921      403      --      --
Long-term Debt               414       446     2,195      -0-      --      --
Deferred Tax Liability     1,745     1,773     1,894      -0-      --      --
Minority Interest          4,252     4,152     3,615      -0-      --      --
Stockholders' Equity       5,855     5,120     3,924      709     660     (28)

STATEMENT OF OPERATIONS DATA:
                              (In Thousands, Except Per Share Data)
                   FOR THE THREE
                    MONTHS ENDED             FOR THE YEARS            INCEPTION TO
                      MARCH 31             ENDED DECEMBER 31,         DECEMBER 31,
                ------------------- ----------------------------- -------------------
                   1997      1996       1996      1995      1994     1993      1992
Sales. . . . .  $  13,853 $  13,386 $   59,984  $  9,828  $   473 $     -0-  $   -0-
Cost of sales.     11,628    10,830     49,644     7,373      -0-       -0-      -0-
Operating
  Expenses . .      2,192     2,182      9,119     2,395      602         2      -0-
Other income
   (Expense) .        485       (42)       (79)      (71)     -0-       -0-      -0-
Income (loss)
  From continu-
  ing operations      215       173        462       (74)   (129)       (2)      -0-
Income from dis-
  continued
  Operations. .       -0-       -0-        -0-     1,871     179       690       765
Net income. . .       215       173        462     1,796      49       688       765
Income (loss) from
 continuing oper-
 ations per common
 share . . . .        .06       .06        .15     (.15)(1295.32)   (22.82)      -0-
Net income  per
  Common share  $    .06  $     .06  $    0.15  $  3.67 $ 489.95 $6,883.42 $7,652.20
Weighted average
  Shares
  outstanding. 3,353,561  3,024,903  3,184,397  489,035      100       100       100
Cash dividends $     -0-  $     -0-  $     -0-  $   -0- $    -0- $     -0- $     -0-

                               RISK FACTORS

     The securities offered hereby represent a speculative investment and involve a high degree of risk of a loss of part or all of the investment. Therefore, prospective investors should read this entire Prospectus and carefully consider the following risk factors in addition to the other information set forth elsewhere in this Prospectus prior to making an investment.

     1. SUBSTANTIAL DEBT SERVICE. The structure of Meteor's acquisitions of Graves and Hillger have resulted in substantial debt service obligations to be funded by operations. Because of the nature of these leveraged buyouts and because of the Company's continued expansion and development plans, the Company's liquidity requirements have increased and are expected to continue to increase as a result of the need to reduce the Company's existing debt and to finance capital expenditures and increased inventory requirements. In order to pay its debt obligations, the interest on such obligations and other expenses, the Company must generate cash flows from operations which exceed that which were achieved in the past. In addition, even if previous cash flows are exceeded throughout the terms of its obligations, the Company most likely will be required to raise capital, refinance its existing debt or sell assets in order to pay its obligations as they become due.

     2. RELIANCE ON KEY EMPLOYEES. The Company is wholly dependent on the personal efforts and abilities of its Officers and key employees. The loss of or unavailability to the Company of the services of one or more of its key employees would have a materially adverse effect on the Company's business prospects and/or potential earning capacity. In particular, the Company's President, Edward J. Names, who has an employment contract, is instrumental for the overall planning and management of the Company, its financing and its growth. There can be no assurance, if the services of any of these individuals were unavailable to the Company, that the Company would be able to employ a qualified replacement person or persons on terms suitable to the Company. The Company presently does not maintain key person life insurance on any of its key employees but has agreed to obtain a policy on the life of Edward J. Names in the amount of $1,500,000 upon completion of this offering.

    3. FRANCHISE AGREEMENTS. The Company's petroleum marketing is dependent on franchise agreements with major producers of petroleum products. The Company's existing contracts with Phillips Petroleum Company, Conoco, Inc., Diamond Shamrock, Texaco, Inc., Fina Oil Company and Sun Oil Company have been in place for many years, but each of these contracts is terminable at the supplier's discretion on short notice. The loss of the Phillips 66 and Conoco contracts in particular could have a material adverse effect on the Company's revenues and profits.

     4. COMPETITION. The Company's convenience store and gasoline distribution businesses are highly competitive. The Company competes with businesses similar in size to itself, with major oil companies with far greater resources than it possesses, and also with weaker firms who cut prices and engage in other efforts to remain in business. This competition, from time to time, adversely impacts operations and earnings. The Company operates 15 convenience stores or retail outlets without convenience stores in connection with its retail gasoline operations and leases one store to an independent operator. The convenience store business has been extremely competitive resulting in bankruptcies and reorganizations for a number of companies in the industry.

     5. NARROW MARGINS FOR REFINED PETROLEUM PRODUCTS AND MARKET SHARE CONFLICTS. The distribution of refined petroleum products by the Company is extremely competitive, with narrow margins, requiring constant, careful attention, supervision and controls. Management has limited control over the competitive pricing of petroleum products. Foreign producers and refiners of petroleum products from time to time may affect materially the available supply of petroleum products, which could affect pricing and margins. Also, major oil companies, concerned with maintaining or increasing their respective market shares, sometimes depress prices and margins to attain or sustain product volume. These practices from time to time impact the earnings and operations of independent distributors such as the Company.

     6. POTENTIAL ACCIDENTS. The Company owns and operates gasoline storage tanks, a fleet of 34 tank trucks, and wholesale and retail outlets for refined petroleum products. The presence of flammable and combustible products at these facilities provides the potential for fires and explosions which could destroy both property and human life. These products, almost all liquids, also have the potential to impose environmental damage if released. The Company has general liability coverage and a commercial umbrella liability policy with total coverage limits of $5 million as well as other insurance covering damage to its properties. While management believes the Company's insurance coverage is adequate for most foreseeable problems, and is comparable with the coverage of other companies in the same business and of similar size, its coverage does not necessarily protect the Company for ultimate liability for any damage to the environment, especially if such environmental damage is caused by leaking lines or tanks. Such environmental related coverage generally is unavailable or available a prohibitive cost. See the heading "Environmental Risks" below.

     7. PAKISTAN POWER PROJECT. Due to general political and economic instability in Pakistan, the Company's investment of approximately $685,000 in Saba Power Company Ltd. may not yield any return to the Company. (See "Business
- Saba Power Company Ltd.)

     8. CONTROL BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS. Management and principal shareholders will beneficially own 75.8% of the outstanding common stock after this offering. Effective control of the Company will remain in the hands of such persons.

     9. LIMITED DIRECTOR LIABILITY. The liability of a Director to the Company or any Shareholder for monetary damages for breach of his fiduciary duties as a Director is limited by the Company's Articles of Incorporation with certain exceptions. In addition, the Company will provide Officers and Directors the maximum indemnification allowable from time to time under Colorado law. These provisions limit the Company's and its Shareholders' ability to obtain damages or other relief from its Officers and Directors in the event of claimed wrongdoing.

     10. GENERIC PREFERRED STOCK AUTHORIZED. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock, the terms, preferences, rights and restrictions of which may be established by its Board of Directors. Other companies on occasion have issued series of such preferred stock with terms, rights, preferences and restrictions that could be considered to discourage other persons from attempting to acquire control of such companies and thereby insulate incumbent management. It is possible the Company could issue shares of its Preferred Stock for such a purpose. In certain circumstances, the existence of corporate devices which would inhibit or discourage takeover attempts could have a depressive effect on the market value of the stock of a company. The Board of Directors has no current plans to issue any shares of Preferred Stock.

     11. NO DIVIDENDS. The Company has paid no dividends on its Common Stock since incorporation. The Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business or the repayment of debt.

     12. CONFLICTS OF INTEREST. Certain conflicts of interest may exist between the Company and its officers and directors. Each of such individuals has other business interests to which they devote their attention, and they are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with their fiduciary duties to the Company. No officer or director owes a fiduciary duty to another entity regarding business opportunities related to lines of business similar to that of the Company.

     13. ENVIRONMENTAL ISSUES. The Company's operations, which include distribution and jobbing of refined petroleum products (collectively the above operations are referred to as "Regulated Environmental Activities") are subject to a variety of federal, state and local laws, rules and regulations governing the storage, translation, manufacture, use, discharge, release and disposal of products and contaminants into the environment or otherwise relating to the protection of the environment. The Company's Regulated Environmental Activities, by their very nature, give rise to the potential for substantial environmental risks including:

          RISK OF RELEASE OF PETROLEUM AND RELATED PRODUCTS AND WASTES. The accidental or unintended release or discharge of petroleum and related products and wastes which result from normal activities at tank farms and service stations and during the transportation or manufacture of such products and wastes, or the release or discharge of such products or waste in excess of permitted levels, may occur despite the operational controls and procedures established by the Company. Releases or discharge of such petroleum and related products and associated wastes, could contaminate the environment.
Such releases or discharges may give rise to potential liability under the environmental laws, rules and regulations of the United States, individual states, and local jurisdictions relating to contamination or threat of contamination of air, soil, groundwater and surface waters. Such liability could expose the Company to fines or other penalties, both civil and criminal, and could result in the Company being required to institute extensive cleanup and remediation activities.

          RISK OF VIOLATION OF ENVIRONMENTAL REGULATIONS. The Company is subject to numerous environmental laws, rules and regulations covering its Regulated Environmental Activities. The Company's failure to comply with any applicable environmental regulation, whether or not intentional, can give rise to fines, penalties and sanctions, including criminal charges against employees and management, and may under certain circumstances require the closure of such non-complying facilities.

          RISK OF FUTURE ENVIRONMENTAL REGULATIONS. The environmental laws, rules and regulations which cover the Company's Regulated Environmental Activities continue to evolve. Stricter environmental regulations and controls or modified environmental regulations and controls could impose added costs on the operation of the Company, or cause the manufacture, storage, transportation or sale of some of the Company's products to become either unprofitable or illegal.

          RISK OF ENVIRONMENTAL HEALTH AND SAFETY OF PERSONS. Exposure of the Company's employees or the public to certain petroleum and related products or waste could result in damage to human health and safety, and give rise to liability to the Company, thereby impacting the economic value of the Company.

          RISK OF ENVIRONMENTAL REIMBURSEMENT PROCEDURES. Certain of the Company's Regulated Environmental Activities, such as leaking petroleum storage tank remediation, give rise to a potential for reimbursement of all or a portion of the amounts expended from applicable governmental reimbursement programs. Such reimbursement programs are subject to changes in applicable statutes or the interpretation of the law, which could alter the timing or availability of reimbursement funds to the Company and its customers.

     14. OUTSTANDING OPTIONS AND WARRANTS. Currently, the Company has outstanding options and warrants to purchase up to 550,300 shares of Common Stock at prices ranging from $1.00 to $5.25 per share, and has the ability to grant options to purchase 836,700 additional shares under its Incentive Stock Option Plan and its 1997 Incentive Equity Plan. Additionally, the Company has agreed to sell to the Representative and its designees Representative's Warrants to purchase up to 60,000 shares of Common Stock and 60,000 Redeem-able Warrants exercisable during the four year period commencing one year from the date of this Prospectus at $_____ per share of Common Stock and $____ per Redeemable Warrant, subject to adjustment. The Representative will have certain registration rights with respect to the Representative's Warrants and the shares of Common Stock underlying such warrants.

          For the term of such options and warrants, the holders thereof will have an opportunity to profit from the rise in the market price of the Company's Common Stock without assuming the risks of ownership. This may have an adverse effect on the terms upon which the Company could obtain additional capital.

Furthermore, it might be expected that the holders of such options and warrants would exercise them at a time when the Company would be able to obtain equity capital on terms more favorable than those provided for by the options and warrants. (See "MANAGEMENT," "DESCRIPTION OF SECURITIES" and "UNDERWRITING.")

     15. POTENTIAL SECURITIES LAW LIABILITIES FOR PRIVATE OFFERING. During February and March 1997, the Company sold 130,000 shares of its Common Stock and warrants to purchase 130,000 shares of Common Stock to 16 accredited investors for a total of $520,000 in a private offering. Because such sales were made at a time when the Registration Statement relating to this public offering was on file with the SEC and because such sales were made within 6 months of this public offering, the private sales might be considered to be "integrated," or part of the same offering as this public offering. The Company does not believe that the two offerings would be integrated for several reasons, one of which is that the proceeds of the offerings are to be used for different purposes. However, if it was determined that the two offerings were to be integrated, the sales to the private investors should have been registered under the Securities Act of 1933, as amended, because they were part of a "public offering." As a result, if the persons who purchased the shares in February and March 1997 were to bring a legal action against the Company alleging violation of the securities laws and were to be successful, then the Company could be held liable to those persons for up to the full amount of the purchase price ($520,000) plus interest. No legal actions have been threatened or are pending with respect to this matter. If any such legal actions should be brought against the Company, the Company intends to vigorously maintain a defense against such actions.

     16. PREFERRED STOCK OF SUBSIDIARY. Graves Oil & Butane Co., Inc., a subsidiary of the Company has outstanding shares of preferred stock. held by Theron J. Graves, which currently may be exchanged for shares of the Company's Common Stock at the current bid price or up to 22.2% of the shares of the Company's Common Stock outstanding after such exchange, whichever yields fewer shares. As a result, after this offering Mr. Graves will have the right to acquire a maximum of 896,911 shares of the Company's Common Stock assuming that no options or warrants are exercised. Mr. Graves would have certain piggy-back registration rights with respect to any shares which he receives upon exchange. As a result, Mr. Graves has the right to acquire a substantial number of shares of the Company's Common Stock in the future, and the resale of such shares could adversely affect the market for the Company's Common Stock. (See "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES.")

     17. COMMON STOCK ELIGIBLE FOR RESALE. Of the 3,440,228 shares of Common Stock outstanding as of the date of this Prospectus, approximately 2,999,100 shares are "restricted securities" and under certain circumstances may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Of such shares, approximately 2,869,100 shares are presently eligible for resale under Rule 144 and the remaining 130,000 shares will be eligible for sale in February and March of 1998. The Company has obtained the agreement of its Officers, Directors and record shareholders who own 5% or more of the Company's outstanding common stock to not sell, publicly transfer or assign more than 25,000 of the 2,598,371 shares of Common Stock currently owned by them (including shares underlying their stock options which are currently exercisable or exercisable within 60 days), for a period of one year from the date of this Prospectus without the prior written consent of the Representative. The Company has agreed to use reasonable efforts to register 640,000 shares of restricted Common Stock for resale by the holders thereof, and the Company may file such registration statement within three to nine months after the date of this Prospectus. The Company also intends to file an S-8 registration statement which would register the shares of Common Stock issuable on the exercise of stock options granted under the Company's stock option plans, which would allow the resale of such shares. (See "DESCRIPTION OF SECURITIES -- Shares Eligible for Future Sale.") Future sales of such shares will in all likelihood depress the market price of the Company's Common Stock.

     18. POSSIBLE VOLATILITY OF PRICE OF SHARES. The price of shares of publicly-traded corporations tend to fluctuate over a wide range. It can be expected, therefore, that there may be wide fluctuations in the market price for the Common Stock. There is no assurance that an active market will develop in the Common Stock. The lack of a current market for the Common Stock and fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market price for the Common Stock.

     19. RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to (i) petroleum marketing and (ii) acquisitions and financing. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Although the Company expects to operate its petroleum marketing business, and make acquisitions with financing from major oil companies, there can be no assurance that competitive conditions within the industry will not change materially or adversely, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company of any other person that the objectives and plans of the Company will be achieved.

                                   THE COMPANY

     Meteor Industries, Inc. ("Meteor" or the "Company") was incorporated in Colorado on December 22, 1992, to purchase all the outstanding common stock of Graves Oil & Butane Co., Inc. ("Graves"). The two companies and Graves' then sole shareholder ("Seller") entered into a Purchase Agreement in June, 1993 and finalized the purchase in September, 1993. The purchase price for the common stock was $4,100,000, which was paid $1,750,000 in the form of cash to Seller and the discharge of certain of his obligations at closing and $2,350,000 in the form of a promissory note payable over the following four years. The Seller also retained preferred stock in Graves with a redemption value of $3,543,500 plus accrued dividends to be redeemed subsequent to September 15, 2000, if not earlier converted into common stock.

     In January 1994, the Company completed an initial public offering of 200,000 shares of its Common Stock pursuant to Regulation A under the Securities Act of 1933. The net proceeds of this offering to the Company was approximately $800,000.

     On June 12, 1995, Meteor purchased all of the outstanding shares of Hillger Oil Company ("Hillger") headquartered in Las Cruces, New Mexico. This acquisition doubled Meteor's gasoline sales and improved cash flows. Hillger operates nine convenience stores and supplies 22 branded dealers in New Mexico. Graves operates seven retail sites and supplies 42 branded dealers. In connection with the acquisition of Hillger, Meteor sold 365,000 shares of its common stock for $730,000 in cash and borrowed $875,000 from Norwest Business Credit, Inc.

     In June 1995, the Company declared an 8% stock dividend to the shareholders of record as of June 30, 1995.

     In October 1995, the Company formed Pyramid Stores, Inc. ("Pyramid"), a Colorado corporation, as a wholly owned subsidiary to hold the stock of Graves and Hillger and operate those companies separately from the Company's other activities.

     In November 1995, the Company issued 1,745,000 shares of its Common Stock in exchange for all of the outstanding stock of Capco Resources, Inc. ("CRI"), a Delaware corporation. The shares of the Company's common stock issued in this transaction, which represent approximately 52.7% of the shares now outstanding, were issued to a U.S. subsidiary of Capco Resources Ltd. ("Capco"), an Alberta
corporation, which is listed on the Alberta Stock Exchange.   As a result of
this transaction, there was a change in control of the Company and one of the Company's three directors was replaced by a Capco representative, Ilyas Chaudhary. Accordingly, the transaction has been considered a reverse acquisition for accounting purposes and the assets of Meteor, including the assets of Graves and Hillger have been revalued to their fair value at the date of the transaction. The major assets of CRI when acquired by Meteor included:
(i) an interest in Saba Power Company Ltd., which is one of the developers of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note receivable from Saba Petroleum Company and other miscellaneous assets. Since November 1995, CRI has focused most of its efforts on the financing of Saba Power Company Ltd. All of CRI's assets, other than the power project, have now been transferred out of CRI and into Meteor.

     The Company's headquarters are located at 216 Sixteenth Street, Suite 730, Denver, Colorado 80202, and its telephone number is (303) 572-1135.

     The following organizational chart shows the Company's subsidiaries and its percentage ownership in each:

             -----------------------------------------------
                       Meteor Industries, Inc.
             -----------------------------------------------
            :           :                   :             :
            :           :                   :             :
 -------------------  ----------------  --------------  -------------------
 Meteor Holdings LLC  Capco Analytical  Pyramid Stores  Innovative Services
         73%           Services, Inc.     Inc.          & Technologies, Inc.
 -------------------        100%             100%                100%
          :           ----------------  --------------  -------------------
          :                             :            :
 --------------------            -----------    --------------------
 Capco Resources Inc.            Hillger Oil    Graves Oil & Butane
         100%                     Company            Co., Inc.
 --------------------               100%        100% of common stock
          :                      -----------    ---------------------
          :                           :           :       : : :     :
 --------------------                 :           :       : : :     :
  Saba Power Company           -------------   ---------- : : : -----------
        Ltd.                   Hatch Pyramid   Graves Rio : : :  El Boracho,
        2%                          LLC        Rancho LLC : : :     Inc.
  -------------------               75%            50%    : : :     100%
                               -------------   ---------- : : : ------------
                                               ------------ : -----------
                                               Bloomfield   : American LP
                                               Pyramid LLC  :      33%
                                                  100%      : -----------
                                               ------------ :
                                                            -----------------
                                                            Coors Pyramid LLC
                                                                    50%
                                                            -----------------



                         PRICE RANGE OF COMMON STOCK

     The principal market for trading Meteor's Common Stock has been the over-the-counter market. Prices for the Common Stock are quoted on the OTC Bulletin Board.

     The range of high and low bid quotations for Meteor's Common Stock since public trading began in January 1994 provided below were obtained from the National Quotation Bureau. Beginning in the second quarter of 1995, the
information shown is for closing bid quotations.   The stock is principally
owned or controlled by Officers and Directors of Meteor, and the bid prices reported may not be indicative of the value of the Common Stock. The volume of trading in Meteor's Common Stock has been very limited. These over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not necessarily represent actual transactions.

                                                          Bid*
                 Period                               High      Low

     Quarter Ended February 28, 1994 . . . .         $4.63    $4.17
     Quarter Ended May 31, 1994. . . . . . .         $4.17    $3.70
     Quarter Ended August 31, 1994 . . . . .         $4.17    $2.78

     Quarter Ended November 30, 1994 . . . .         $4.63    $2.78
     Quarter Ended February 28, 1995 . . . .         $4.63    $3.94
     Quarter Ended May 31, 1995. . . . . . .         $4.63    $3.47
     Quarter Ended August 31, 1995 . . . . .         $4.28    $2.50

     Month   Ended September 30, 1995. . . .         $3.00    $2.50

     Quarter Ended December 31, 1995 . . . .         $3.25    $2.00

     Quarter Ended March 31, 1996. . . . . .         $3.75    $2.00
     Quarter Ended June 30, 1996 . . . . . .         $4.25    $1.75
     Quarter Ended September 30, 1996. . . .         $4.25    $2.87
     Quarter Ended December 31, 1996 . . . .         $5.87    $3.62

     Quarter Ended March 31, 1997. . . . . .         $5.25    $3.50

__________________
* As restated to give retroactive affect to a stock dividend of 8% which was paid to shareholders of record as of June 30, 1995.

     As of May 19, 1997, there were approximately 70 record holders of the Company's Common Stock. Based on securities position listings, the Company believes that there are approximately 265 beneficial holders of the Company's Common Stock.

                             DIVIDEND POLICY

     The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. In June 1995, the Company declared an 8% stock dividend on its outstanding Common Stock. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend, among other things, upon the Company's future earnings, requirements for capital improvements and financial condition.
The Company's ability to pay any cash dividends on the Company's Common
Stock in the future will be limited by the dividend requirements of the Preferred Stock of a Subsidiary.

                        SELECTED FINANCIAL INFORMATION

     Effective November 2, 1995, Meteor Industries, Inc., acquired 100% of the issued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the results of operations of CRI are included in the following financial information since inception of CRI. The results of operations of Meteor for 1995 are included in the following financial information since November 2, 1995, the effective date of the acquisition.

BALANCE SHEET DATA:                           (In Thousands)

                                                 At December 31
                         March 31  ------------------------------------------
                          1997      1996      1995      1994    1993    1992
                         -------   -------   -------   ------   -----   -----
Current Assets           $ 9,306   $ 8,488   $ 6,708   $  126   $  --   $  --
Property and Equipment     8,180     8,277     8,568      250      --      --
Other Assets               3,064     3,669     3,273      164      --      --
Discontinued Operations       --        --        --      572     660     (28)
Total Assets              20,550    20,434    18,549    1,112     660     (28)
Current Liabilities        8,284     8,943     6,921      403      --      --
Long-term Debt               414       446     2,195      -0-      --      --
Deferred Tax Liability     1,745     1,773     1,894      -0-      --      --
Minority Interest          4,252     4,152     3,615      -0-      --      --
Stockholders' Equity       5,855     5,120     3,924      709     660     (28)

STATEMENT OF OPERATIONS DATA:
                              (In Thousands, Except Per Share Data)
                   FOR THE THREE
                    MONTHS ENDED             FOR THE YEARS               INCEPTION TO
                      MARCH 31             ENDED DECEMBER 31,            DECEMBER 31,
                    -------------     ---------------------------------  ------------
                    1997      1996      1996      1995      1994    1993     1992
Sales. . . . .   $  13,853 $   13,386 $   59,984  $ 9,828  $   473 $     -0-   $   -0-
Cost of sales.      11,628     10,830     49,644    7,373      -0-       -0-       -0-
Operating
  Expenses . .       2,192      2,182      9,119    2,395      602         2       -0-
Other income
   (Expense) .         485        (42)       (79)     (71)     -0-       -0-       -0-
Income (loss)
  From continu-
  ing operations       215        173        462      (74)    (129)       (2)      -0-
Income from dis-
  continued
  Operations. .        -0-        -0-        -0-    1,871      179       690       765
Net income. . .        215        173        462    1,796       49       688       765
Income (loss) from
 continuing oper-
 ations per common
 share . . . .         .06        .06        .15     (.15)(1295.32)   (22.82)      -0-
Net income  per
  Common share   $     .06  $     .06  $    0.15  $  3.67 $ 489.95 $6,883.42 $7,652.20
Weighted average
  Shares
  outstanding.   3,353,561  3,024,903  3,184,397  489,035      100       100       100
Cash dividends   $     -0-  $     -0-  $     -0-  $  -0-  $    -0- $     -0- $     -0-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR METEOR INDUSTRIES, INC.

     This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.

     Effective November 2, 1995, Meteor acquired CRI. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the historical accounts of CRI are reflected in the financial statements, so comparisons with prior year are not very meaningful.

     The selected financial information should be read in conjunction with the historical financial statements and notes thereto of Meteor, included elsewhere in this document.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities totaled $521,000 for the three months ended March 31, 1997 compared to $856,000 for the period ended March 31, 1997. The decrease in cash provided is primarily related to the timing of payments of accounts payable.

    As of March 31, 1997, the Company had a working capital of $1,022,000 compared to a working capital deficit of $455,000 at December 31, 1996. The increase in the working capital is due primarily to sale of stock and partial collection of a note receivable from related party.

     Net cash provided by investing activities totaled $423,000 for the three months ended March 31, 1997, compared to cash used of $46,000 for the period ended March 31, 1996. The increase is primarily a result of the partial
collection of a loan to related party.   This was partially offset by purchases
of property and equipment.

     Because of the Company's continued expansion and development efforts, the Company's liquidity requirements have increased and are expected to continue to increase as a result of the need to reduce the Company's existing debt related to prior acquisitions. During the quarter the Company raised $520,000 in a private placement of stock.

      Net cash used by financing activities totaled $403,000 for the three months ended March 31, 1997, compared to a use of $775,000 for the period ended March 31, 1996. The decrease in cash used is primarily related to the sale of stock.

     The Company has two revolving bank credit facilities with Norwest Business Credit, Inc. - one for $3,000,000 and one for $1,500,000. The credit lines are subject to the borrowing base of the Company's subsidiaries, as defined, and on March 31, 1997, $1,565,000 and $250,000 were borrowed against the facilities which are recorded as current liabilities. The Company has been in default on the timely filing of information with the lender. The Company was also in default of the net worth requirements for one of the subsidiaries, which default has been corrected. The lender waived these defaults. The Company is and will continue to be in default in timely filing of information and one of the Company's subsidiaries is in violation of its debt service coverage requirements. The Company has not requested waivers of these violations. However, it is expected that the lender will continue to waive these violations as they have in the past.

     The Company has a term loan with a New Mexico bank which is due in January, 1998 and a term loan with Norwest Business Credit, Inc. which is due in June, 1998. The balances at March 31, 1997, were $160,000 and $156,000, respectively. The loans are collateralized by real estate and buildings and equipment and require approximately $29,000 per month in payments.

     At March 31, 1997, the Company owned 50% of a limited liability company which in June 1996 acquired a convenience store for $610,000 using financing from Phillips Performance Fund Inc. The balance of the loan at March 31, 1997 was $496,000. The Company is a co-signer on this loan which has a term of 10 years. The Company records its investment using the equity method, which reflects only the Company's share of the net worth of the limited liability company.

     The Company owns 75% of a limited liability company which in December 1996 acquired a convenience store for $415,000 using seller financing of $315,000. The loan has quarterly payments of $14,000 and a term of 7 years.

     A subsidiary of the Company has preferred stock outstanding which requires no periodic payments but accrues an 8% dividend and must be redeemed for $3,543,000 plus accrued dividends at the holder's request any time after September 15, 2000 unless earlier converted into common stock pursuant to its terms. This preferred stock is treated as a minority interest on the balance sheet and recorded at its discounted value.

     The Company owes the founder of one of its subsidiaries $1,759,000 payable in semi-annual installments of $200,000 which includes principal and interest calculated at 2 percentage points in excess of Citibank's prime rate. All previously unpaid principal and interest is due October 1, 1997. It is anticipated that $670,000 will be offset by payments on notes receivable from the founder also due October 1, 1997. The Company plans to pay this debt by drawing down its $3,000,000 line of credit or possibly selling or refinancing one of its convenience stores.

     The Company is obligated to pay lease costs of approximately $66,000 monthly for land, building, facilities, and equipment.

     In order to pay its obligations, the interest on such obligations and other expenses, the Company must generate cash flow from operations which exceeds that which has been achieved in the past. In addition, even if historical cash flow is exceeded throughout the terms of its obligations, the Company will probably be required to raise capital or refinance its existing debt in order to pay its obligations as they become due. The Company has filed a registration statement pursuant to which it expects to sell 600,000 shares of stock during the second quarter of 1997.

    The Company utilizes underground tanks at various locations to store petroleum products and is therefore subject to various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

     The state of New Mexico has recognized the potential cleanup costs resulting from regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund. The Company is responsible for any contamination of land it owns or leases; however, the Company's responsibilities may be limited as a result of possible claims for reimbursement from third parties.

     The Company maintains detailed inventory records and performs tank and line tightness tests on a regular basis on all underground storage tanks. Management has assessed the environmental contingencies and does not anticipate any potential liabilities that will have a material adverse effect on the consolidated financial position, results of operation, or liquidity of the Company.

RESULTS OF OPERATIONS

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1997 TO MARCH 31, 1996

     The Company is primarily engaged in the business of marketing and distributing refined petroleum and related products employing wholesale, convenience store operations and environmental services.

     The Company's sales for the three months ended March 31, 1997, were $13,853,000 compared to $13,386,000 for the comparable period ending March 31, 1996. The increase in revenue of $467,000 is primarily related to increases in propane sales and sales at the convenience stores. Sales are expected to be similar to the previous year assuming no significant acquisitions are made.

     The Company's cost of sales for the three months ended March 31, 1997, were $11,628,000 (83.9% of sales) compared to $10,830,000 (80.1% of sales) for the comparable period ended March 31, 1996. The increase of $798,000 in cost of sales is primarily due to an increase in fuel costs which the Company was not able to pass on to its customers due to competition.

     The Company's gross profit for the three months ended March 31, 1997, was $2,224,000 compared to $2,556,000 for the comparable period ended March 31, 1996. The decrease of $332,000 is primarily related to a decrease in gasoline margins. Gasoline margins are dictated by competition in a given area and the Company has limited control over such margins.

     The Company's selling, general and administrative expenses were $1,973,000 for the three months ended March 31, 1997, compared to $1,961,000 for the comparable period ended March 31, 1996. Even though the Company has cut expenses at the subsidiary levels, total expenses have increased due to an increase in corporate overhead related to acquisition activity and capital raising activities.

     The Company's depreciation for the three months ended March 31, 1997, was $220,000 compared to $221,000 for the comparable period ended March 31, 1996.

     The Company's other income for the three months ended March 31, 1997 was $485,000 compared to $0 for the comparable period ended March 31, 1996. The increase is related to a settlement of litigation for $480,000, net of expenses.

     The Company's provision for income taxes for the three months ended March 31, 1997, was $202,000 compared to $63,000 for the comparable period ended March 31, 1996. This increase is due to more income and the utilization of a loss carryforward in 1996.

     The Company's net income for the three months ended March 31, 1997, was $215,000 compared to $173,000 in the prior period. The change in net income is due to the above described items. It should be noted that if the Company had not had other income from the settlement of litigation of approximately $480,000, the Company would have recorded a net loss of approximately
$78,000 for the three months ended March 31, 1997.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1996 TO DECEMBER 31, 1995

     The Company is primarily engaged in the business of marketing and distributing refined petroleum and related products employing wholesale, convenience store operations and environmental services.

     The following discussion for comparisons is limited because the historical accounts for 1995 reflect only two months of revenue and expense for Meteor due to the reverse acquisition by CRI in November, 1995, while 1996 reflects a full year of operations for Meteor.

     The Company's sales for the year ended December 31, 1996, were $59,984,000 compared to $9,828,000 for the comparable period ending December 31, 1995. The increase in revenues is due to increases in gasoline volumes and prices at the retail level. Sales are expected to be relatively constant next year assuming no significant acquisitions are made.

     The Company's cost of sales for the year ended December 31, 1996, were $49,644,000 compared to $7,373,000 for the comparable period ended December 31, 1995. The increase in costs of sales is due to an increase in sales as discussed above.

     The Company's gross profit for the year ended December 31, 1996, was $10,340,000 compared to $2,455,000 for the comparable period ended December 31, 1995. The increase is partially related to higher sales and increased margins for gasoline at the retail level. Retail gasoline margins are dictated by competition in a given area and the Company has no control over such margins.

     The Company's selling, general and administrative expenses were $8,269,000 for the year ended December 31, 1996, compared to $2,244,000 for the comparable period ended December 31, 1995. The increase in expenses is related to combining the operations of Hillger, Graves and CRI. As a percentage of sales general and administrative expenses declined from 23% to 14% reflecting benefits of combining the companies.

     The Company's depreciation for the year ended December 31, 1996, was $850,000 compared to $152,000 for the comparable period ended December 31, 1995. The increase in depreciation expense is due primarily to acquisition of buildings and equipment.

     The Company's other expenses for the year ended December 31, 1996 was $79,000 compared to $71,000 for the comparable period ended December 31, 1995. The reasons for the decrease are primarily related to an increase in interest income, an increase in interest expense, and sales of assets this year.

     The Company's provision for income taxes for the year ended December 31, 1996, was $395,000 compared to $(1,470)for the comparable period ended December

31, 1995. This increase is due to more income. The expected tax provision based on statutory rates would have been $446,000. The variance from the effective rate is principally due to benefit of the loss carryforward.

     The Company's income from continuing operations for the year ended December 31, 1996, was $462,000 compared to a loss from continuing operations of $74,000 in the prior year due to the above described items.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1995 TO DECEMBER 31, 1994

     The Company's sales for the year ended December 31, 1995, were $9,828,000 compared to $473,000 for the comparable period ending December 31, 1994. The increase in revenue is due to an increase in sales due to acquisition of Meteor
of $8,868,000 and an increase of $487,000 at CAS.   The increase in revenues at
CAS is due to additional lab analysis which trend is expected to continue.

     The Company's cost of sales for the year ended December 31, 1995, were $7,373,000 compared to $0 for the comparable period ended December 31, 1994. The increase in costs of sales is due to the acquisition of CRI by Meteor. The Company's gross profit for the year ended December 31, 1995, was $2,455,000 compared to $473,000 for the comparable period ended December 31, 1994. The increase is related to the inclusion of Meteor's gross profits for the two months ended December 31, 1995.

     The Company's selling, general and administrative expenses were $2,224,000 for the year ended December 31, 1995 compared to $602,000 for the year ended December 31, 1994. The increase in expenses of $1,388,000 is related to the acquisition of CRI by Meteor and an increase at CAS of $405,000 due to increased activity at the laboratory.

     The Company's other expenses for the year ended December 31, 1995 were $71,000 compared to $0 for the comparable period December 31, 1994. The reasons for the increase is due to the acquisition of CRI by Meteor.

     The Company's loss from continuing operations for the year ended December 31, 1995, was $74,000 compared to a loss from continuing operations of $129,000 in the prior year due to the above described items.

DISCONTINUED OPERATIONS

     CRI had been involved in the production of oil and gas prior to the transaction with the Company. Those operations were discontinued and will have no impact on future operations. CRI had these operations in subsidiaries.

     In 1995, CRI sold the shares of Saba de Colombia, Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party.

     In 1995, CRI transferred to Capco Resources, Ltd. and CAPCO Acquisub, Inc., a wholly-owned subsidiary of CAPCO Resources Ltd., all of its holdings of Saba Petroleum Company and certain other assets and liabilities.

     The income from discontinued operations was $441,197 and the gain on disposition, net of taxes was $1,429,256 for the year ended December 31, 1995.

                               USE OF PROCEEDS

     The estimated net proceeds from the sale of the 600,000 Shares of Common Stock and 600,000 Redeemable Warrants offered hereby will be approximately

$2,515,000 after deducting underwriting discounts and expenses of the offering based on an assumed offering price of $5.00 per Share and $.10 per Warrant. Such proceeds will be applied substantially as follows:

                                                       APPROXIMATE
            APPLICATION OF PROCEEDS                   DOLLAR AMOUNT
     Payment of Accounts Payable                        $  200,000
     Repayment of Debt<FN1>                                500,000
     Purchase of Equipment and Inventory                   300,000
     Acquisition of Petroleum Marketing
      Businesses<FN2>                                    1,515,000
                                                        ----------
          Total                                         $2,515,000
__________________

<FN1>
Such amounts will be used to either pay down amounts outstanding under one of the Company's lines of credit from Norwest Business Credit, Inc., or a promissory note held by Theron J. Graves. The line of credit bears interest at the prime rate plus 2.0%, is collateralized by trade accounts receivable and inventory of the Company's Graves subsidiary, and is due in June 1998.
As of March 31, 1997, $1,565,000 was outstanding under this line of credit. The promissory note to Mr. Graves bears interest at 2% over the prime rate
and is secured by 50% of the Graves common stock held by the Company.   As of
March 31, 1997, $1,759,000 was outstanding under this promissory note.
<FN2>
Until such funds are actually used to acquire petroleum marketing businesses, the Company may use such funds to temporarily pay down the line of credit described in Note (1) above. In the event that the Company does not use all of the amounts allocated for the acquisition of petroleum marketing businesses within 12 months of the date of this Prospectus, the Company intends to use such unused funds to enhance its current business through capital expenditures (See "BUSINESS -- Petroleum Marketing")

     It is expected that the net proceeds from this offering will satisfy the cash requirements of the Company for a period of approximately 12 months, and that during that period it will not be necessary for the Company to raise additional funds, except for further expansion and business opportunities not yet defined.

     Any additional proceeds received upon the exercise of the Over-allotment Option, the Redeemable Warrants and the Underwriter's Warrants to be sold to the Underwriter will be used for general corporate purposes.

     Pending utilization of the proceeds of this offering, the Company may invest such net proceeds in short-term government securities in a nondiscretional account of the Company.

                                   BUSINESS
GENERAL

     Meteor Industries, Inc. ("Meteor" or the "Company"), through its wholly-owned subsidiaries, is engaged in the marketing and distribution of refined petroleum and related products and provides environmental services. In addition, through its Meteor Holdings LLC and Capco Resources, Inc. ("CRI") subsidiaries, the Company has an interest in Saba Power Company Ltd., which is in the process of building a power project in Pakistan.

PETROLEUM MARKETING BUSINESS AND OPERATIONS

     The Company operates its petroleum marketing and convenience store business primarily from its Farmington, Albuquerque and Las Cruces, New Mexico offices. The Company operates this business through Pyramid Stores, Inc. and its two New Mexico subsidiaries, Hillger Oil Company and Graves Oil & Butane Co., Inc.

     The commercial/wholesale operations are the largest part of the Company's business. This operation has fuel delivery agreements with customers that include truck stops, retail gasoline service stations, convenience stores, construction companies, commercial fleet distribution centers, the federal government, mining companies, and utilities.

     The wholesale operation has distributor agreements with Phillips Petroleum Company, Sun Oil Company, Conoco, Inc., Texaco, Inc., Diamond Shamrock Corp. and Fina Oil Company. These distributor agreements allow the Company to purchase petroleum products at wholesale prices directly from pipeline terminals and refineries controlled by these large oil producer/refiners. The Company is then authorized to resell those products to its customers.

     The distribution agreements have three-year terms and the Company has one to two years remaining on its agreements with its primary suppliers, Phillips 66 and Conoco, Inc. The distribution agreements do not provide for an exclusive territory and can be terminated by either party upon 30 days notice. There can be no assurance that these agreements will not have to be renegotiated or that they will be renewed. Although the Company, through its subsidiaries, is one of the larger and longer standing wholesale distributors of Conoco and Phillips products in New Mexico, it is possible the Company could lose such contracts.
In such an event, the Company's operations may be adversely impacted. Manage-ment would attempt to persuade the retail outlets the Company supplies to switch to another oil company brand with which it has a contract. The
Company could also buy and sell fuel as an unbranded independent, however, sales volumes and/or margins would likely decrease materially if the Company did not have access to branded products.

     Many of the Company's wholesale customers operate retail gasoline service stations under the banners of the various oil companies. The banner arrange-ments require that a retail operator purchase fuel exclusively from a distributor, such as the Company who is authorized to sell branded products. On occasion the Company has supplied new signage and other improvements to retailers so they would switch to a Company brand. The Company's suppliers may subsidize such improvements by providing discounts to the Company or by forgiving certain obligations based on the volume of product sold to such retailer.

     The Company also markets its products to commercial and governmental accounts. The marketing department consists of 11 people. The marketing department is primarily responsible for the direct selling efforts of the Company and for ensuring that customers accounts are properly serviced. The majority of wholesale revenues come from repeat telephone orders from existing customers. The Company also advertises in trade journals and attends industry trade shows in its market.

     The Company's wholesale distribution process is straightforward. The distribution channel begins with the loading of the Company's trucks at pipeline terminals or refineries. When delivered in transport quantities, the trucks deliver the inventory directly to the wholesale customer with no intermediate storage of fuel other than trucks en route to a customer. The distribution process for bulk fuel products, from pick-up to delivery to customers, is typically completed in two days or less.

     Most of the Company's wholesale customers in the three major regional markets, Farmington, Albuquerque, and Las Cruces, have been with the Company for many years. No customer accounts for more than 10% of the Company's sales, however, the loss of one or more major wholesale customers could have a significant impact on the Company's revenues.

     The Company's retail operations consist of ownership or leasehold interests in 22 retail outlets which include service stations, convenience stores and lube pits. Sixteen outlets are operated by the Company and six are leased or subleased to third parties. The retail operation represents a potential growth area for the Company.

     The retail outlets sell gasoline, propane and other petroleum products directly to the general public. The services provided are those that would generally be expected to be provided at this type of facility. The retail outlets also sell food and tobacco products as a convenience to their customers. Other than at the convenience stores, non-petroleum products sales are not a material part of retail revenues. The Company's highest volume convenience stores are located in the Las Cruces and Albuquerque areas. The Company intends to expand its convenience store base by acquisition and new construction.

     The Company has four automated cardlock facilities. The cardlock systems provide 24-hour-per-day access to fuel dispensing facilities for commercial fleet customers and customers with automated debit cards. The cardlock systems do not require that a Company employee be present to process the fuel purchase. The cardlock facilities are primarily used by commercial fleet operators in order to take advantage of automated transaction process technology which allows a user to insert a "user card" activating the fuel dispenser and records the transaction. The Company's strategy contemplates increasing the number of cardlock facilities that the Company owns or controls.

     The Company also has retail and commercial propane operations. In November 1993, Graves reentered the residential propane markets in Farmington, New Mexico. Graves' management and employees have significant experience in the propane industry and the Company had a substantial amount of propane equipment that was underutilized. A significant percentage of the homes and commercial buildings in the rural areas around Farmington do not have access to natural gas lines and must rely on propane for heating. Management of the Company believes that the residential propane market provides a significant opportunity for growth. As of the date of this Prospectus, Graves has over 350 residential and over 200 commercial propane customers and continues to actively market this product and service. Recently, Graves became a 33% owner of a residential propane company in Albuquerque, New Mexico. Management of Graves is actively seeking other propane opportunities in Southern Colorado and New Mexico.

SABA POWER COMPANY LTD.

     Saba Power Company Ltd. ("Saba Power") is a limited liability corporation in Pakistan which was established in early 1995 to pursue development of a power plant project in Pakistan. The Government of Pakistan recognized all of the owners of Saba Power when it accepted the financing documents to which the Company, through its subsidiary CRI, is a party. The Company has an interest in

Saba Power, which has a power plant project 40 miles from Lahore, Pakistan. The Company has two unrelated joint venture partners, Cogen Technologies of Houston, Texas ("Cogen") and Coastal Saba Power Ltd. ("Coastal"). Estimated costs for the 125 megawatt plant are approximately $150,000,000. The project received a Letter of Support dated September 18, 1994, and an acknowledgment of financial closing on April 3, 1996, from the Ministry of Water & Power of the Government of Pakistan. All documentation relating to the project's permanent debt financing was approved in May of 1996 and all documentation relating to the construction financing was finalized on or prior to March 4, 1997. Limited activities related to the construction of the project were commenced in late August of 1996 but were suspended in October. Construction activity is again underway and although there can be no assurances, the project is expected to be completed in approximately two years.

     At December 31, 1996, the Company, had invested $683,162 in Meteor Holdings LLC ("MHL") MHL owns an equity interest in Saba Power Company, Ltd. (the "Power Project") through its ownership of CRI. The investment in the Power Project is reported using the cost method. The Company also entered into an agreement with Saba Petroleum Company ("Saba") whereby Saba, a related party, participated in the Power Project. Saba invested $250,000 in MHL resulting in MHL's total investment of $933,162 in the Power Project. Saba owns a .5% interest in the Power Project through its ownership of 27% of MHL. The Company owns 1.5% of the Power Project through its ownership of 73% of MHL. Saba's .5% interest in the project is subject to the same terms and conditions as the Company's 1.5% interest. These percentages, however, could be reduced in the event that other shareholders of Saba Power are required to make additional contributions to equity.

     MHL has obtained the right to sell its interest in Saba Power to an affiliate of one of the other shareholders for approximately the amount of its contribution on October 26, 1997, for a period of 120 days. The Company's investment in the Power Project is not expected to provide any significant cash flow to the Company for at least three to four years. Further, if during the next 2-3 years certain enhancements to the Power Project contracts are not obtained from the Government of Pakistan, cash flow from the Power Project will not be earned by or distributed to the Company.

     During 1996, Saba Power Company Ltd. and the shareholders thereof, including the Company, completed the final negotiations with the project's construction lender and the engineering procurement and construction contractor was given a limited release to commence construction activities on the project, which was subsequently suspended. On March 4, 1997, all required equity capital was fully subscribed and paid by the partners in the form of cash or letters of credit; all documentation fees were paid to the Government of Pakistan; and the construction contractor was given a full release. All required consents were obtained from the Government of Pakistan, and all defaults were cured. Due to the changing political climate in Pakistan and the economic risks involved, the Company's management decided not to invest additional capital in the project. All debt and equity financing for the Power Project was completed on March 4, 1997, in the total amount of over $150,000,000.

     In connection with this transaction, the Company's co-developer Cogen Technologies agreed to pay a consulting fee for services provided in 1996, to the founding partners, of which MHL's share totals $400,000 with the possi-bility of receiving up to an additional $350,000 over a three year period if certain contract enhancements are obtained from the Government of Pakistan; however, there can be no assurance that such enhancements can or will be obtained. MHL incurred approximately $124,000 in expenses to outside sources in providing these consulting services. The Company's share of the $276,000 in net revenues totals $200,000 by virtue of its 73% ownership of in MHL.

     The Company is not required to invest any additional capital related to the Power Project. If costs of the project exceed budget and capital is required then the Company will have the choice of investing more capital or suffering ordinary dilution to its ownership interest without incurring any penalties.

ENVIRONMENTAL CONSULTING

     Capco Analytical Services Inc.("CAS") is an environmental consulting company and analytical laboratory located in California. CAS provides environmental consulting services to its customers throughout the Western United States including other subsidiaries of Meteor. In addition, CAS may expand the scope of its present activities to include the possible acquisition of properties in need of remediation and development. After purchasing a property, CAS would then arrange for remediation services to be performed. After remediation is complete, the property could be developed by CAS or sold to a developer. CAS intends to fund these projects at least partially with project capital raised through partnerships and/or other private investment vehicles.

     In August of 1996, the company acquired Innovative Solutions and Technologies, Inc. ("IST"), a small Colorado corporation, which provides environmental consulting services. IST was acquired for a nominal cash consideration. Through its president and sole employee, IST provides consulting services to outside clients as well as Meteor and its affiliates.

INSURANCE

     The Company has a commercial liability policy and an umbrella policy, as well as other policies covering damage to its properties. These policies cover Company facilities, employees, equipment, inventories, and vehicles in all states of operation. While Management believes the Company's insurance coverage is adequate for most foreseeable problems, and is comparable with the coverage of other companies in the same business and of similar size, its coverage does not protect the Company for most liabilities relating to damage of the environment. Such environmental related coverage is generally unavailable or available only at a prohibitive cost.

COMPETITION AND MARKETS

     The petroleum marketing business is highly competitive. The Company competes on the basis of price, service and corporate capabilities. In all phases of its operations, the Company encounters strong competition from a number of companies, including some very large companies. Many of these larger competitors possess and employ financial and personnel resources substantially in excess of those which are available to the Company. The Company's marketing division also competes with integrated oil companies which in some cases own or control a majority of their own marketing facilities. These major oil companies may offer their products to the Company's competitors on more favorable terms than those available to the Company from its suppliers. A significant number of companies, including integrated oil companies and petroleum products distribution companies, distribute petroleum products through a larger number of facilities than the Company.

     The wholesale and commercial distribution of petroleum products is a highly competitive industry. This competition generally comes from other privately held petroleum jobbers operating in the same geographic region as the Company. The competition is primarily focused on the government contract and commercial fleet segments of the business. The government contract business is awarded via a lowest sealed bid process and the Company competes heavily with several wholesale distributors. Competition also occurs for the gasoline service station customers. In competing for this segment of the business, a customer must be convinced to change the "brand" of the station (i.e., convert a station or store from Texaco to Phillips 66). A change of brands can be expensive and disruptive to the operations of the gasoline service station and therefore does not occur frequently.

     Competition in the retail segment of the gasoline distribution industry is severe and highly decentralized. Competition comes from numerous gasoline service stations that have different brands and from many independent unbranded stations. The Company competes for retail customers based on brand loyalty and price. The
Company attempts to develop brand loyalty as a result of the friendly service it provides to its customers. To the extent that the customer does not have brand loyalty, then the Company competes on price. The Company does not attempt to be a price leader, but instead changes prices to meet competitive prices.

     The convenience store industry is highly competitive, fragmented and regionalized. It is characterized by a few large companies, some medium-sized companies, and many small independent companies. Several competitors are substantially larger and have greater resources than the Company. The Company's largest competitors include Seven-Eleven, Diamond Shamrock, Thriftway, and Giant and other major oil companies that own and operate their own stores in the Company's market areas such as Texaco and Phillips 66. The Company also competes with other convenience stores, small supermarkets, grocery stores and major and independent gasoline distributors who have converted units to convenience stores.
The Company also will encounter competition in attempting to acquire sites for new stores and existing groups of convenience stores.

     Meteor Industries, Inc. ("Meteor" or the "Company"), through its wholly-owned subsidiaries, is engaged in the marketing and distribution of refined petroleum and related products and provides environmental services. In addition, through its Capco Resources, Inc. ("CRI") subsidiary, the Company has an interest in Saba Power Company Ltd., which is in the process of co-developing a power project in Pakistan, and owns Capco Analytical Services, Inc., which provides environmental consulting and laboratory analysis services.

ENVIRONMENTAL ISSUES

     Various federal and state statutes are designed to identify environmental damage, identify hazardous material and operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action. The Company is inspected on a regular basis by both federal and state environmental authorities. The Environmental Protection Agency ("EPA") and the State of New Mexico have instituted environmental compliance regulations designed to prevent leakage and contamination from underground storage tanks. The Company continually expends capital when complying with changing environmental regulations and expects to spend about $60,000 a year on environmental compliance.

     The State of New Mexico has established the Ground Water Protection Act for the clean up of contaminated underground sites. Under most circumstances, the Company's exposure is limited to $10,000 per location, beyond which the state
clean-up fund assumes responsibility.   Assistance is not available to repair or
replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, includes a provision that payments will be made in accordance with regulations (which have not yet been issued) and states that payment from the corrective action fund are limited to amounts in that fund. There can be no assurance that the New Mexico fund will have sufficient capital, or will agree, to fund remediation of any particular problem.

     In addition, in connection with Company's purchase of the Graves' common stock, the Seller agreed to indemnify the Company for seven years against environmental related problems which may arise from activities conducted prior to the acquisition. The indemnification is not effective unless damages exceed a minimum of $25,000 per year and the maximum aggregate indemnification responsibility of Seller over the seven years is $8,000,000.

     ENVIRONMENTAL COMPLIANCE. The Company's Regulated Environmental Activities are subject to an extensive variety of evolving United States federal, state and local laws, rules and regulations governing the storage, transportation, manufacture, use, discharge, release and disposal of product and contaminants into the environment, or otherwise relating to the protection of the environ-ment. A non-exclusive listing of the environmental laws which potentially impact the Company's Regulated Environmental Activities is set out below:

     RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AS AMENDED IN 1984 ("RCRA"). The United States Congress enacted RCRA in 1976 and amended it in 1984. RCRA established a comprehensive regulatory framework for the management of hazardous wastes at active facilities. RCRA creates a "cradle to grave" system for managing hazardous wastes. Those who generate, transport, treat, store or dispose of waste above certain quantities are required to undertake certain performance, testing and record keeping. The 1984 amendments to RCRA known as "HSWA" increased the scope of RCRA to regulate small quantity hazardous waste generators and waste oil handlers and recyclers as well as require the identification and regulation of underground storage tanks in which liquid petroleum or hazardous substances were stored. HSWA and its implementing regulations require the notification to designated state agencies of the existence and condition of regulated underground storage tanks and impose design, construction and installation requirements; leak detection, presentation, reporting, and cleanup requirements; tank closure and removal requirements; and fiscal responsibility requirements.

     COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF
1980
("CERCLA" OR "SUPERFUND") AS AMENDED IN 1982. CERCLA established the Superfund program to clean up inactive sites at which hazardous substances had been released. Superfund has been interpreted to create strict, joint and several liability for the costs of removal and remediation, other necessary response costs and damages for injury to natural resources. Superfund liability extends to generators of hazardous substances, as well as to (i) the current owners and operators of a site at which hazardous substances were disposed; (ii) any prior owner or operator of the site at the date of disposal; and (iii) waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA allows the EPA to investigate and remediate contaminated sites and to recover the costs of such activities (response costs), as well as damages to natural resources, from parties specified as liable under the statute.
CERCLA also authorizes private parties who incur response costs to seek recovery from statutorily liable parties. CERCLA was amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"). SARA provides a separate funding mechanism for the clean up of underground storage tanks. CERCLA excludes petroleum including crude oil or any fraction thereof, with certain limitations from the definition of "hazardous substances" for which liability for clean up of a contaminated site will attach. This exclusion also applies to those otherwise hazardous substances which are inherent in petroleum, but not to those added to or mixed with petroleum products.

     THE CLEAN WATER ACT OF 1972, AS AMENDED (THE "CLEAN WATER ACT"). The Clean Water Act establishes water pollutant discharge standards applicable to many basic types of manufacturing facilities and imposes standards on municipal sewage treatment plants. The Clean Water Act requires states to set water quality standards for significant bodies of water within their boundaries and to ensure attainment and/or maintenance of those standards. Many industrial and governmental facilities must apply for and obtain discharge permits, monitor pollutant discharges and under certain conditions reduce certain discharges.
The Clean Water Act also requires pre-treatment of certain discharges prior to release into a publicly owned treatment works.

     FEDERAL OIL POLLUTION ACT OF 1990 ("OPA"). The OPA amends the Clean Water Act and expands the liability for the discharge of oil into navigable waters. Liability is triggered by discharge or substantial threat of a discharge of oil into navigable waters. OPA defines three classes of parties subject to liability:
(1) owners, operators, and persons chartering vessels; (2) lessees and permits of areas where off-shore facilities are located; and (3) owners and operators of on-shore facilities.

     THE CLEAN AIR ACT OF 1970, AS AMENDED (THE "CLEAN AIR ACT"). The Clean Air Act required the EPA to establish and ensure compliance with national ambient air quality standards ("NAAQS") for certain pollutants. The NAAQS generally are to be achieved by the individual states through state implementation plans ("SIPs").
SIPs typically attempt to meet the NAAQS by, among other things, regulating the quantity and quality of emissions from specific industrial sources. As required by the Clean Air Act, the EPA also has established regulations that limit emissions of specified hazardous air pollutants and has established other regulations that limit emissions from new industrial sources within certain source categories. The Clean Air Act was amended extensively in 1990, to, among other things, impose additional emissions standards that must be implemented by the EPA through regulations.

     THE TOXIC SUBSTANCES CONTROL ACT OF 1976 ("TSCA"). TSCA authorizes the EPA to gather information on the risks of chemicals, and to monitor and regulate the manufacture, distribution, processing, use and disposal of many chemicals.

     THE EMERGENCY PLANNING AND COMMUNITY RIGHT-TO-KNOW ACT ("EPCRA"). EPCRA was passed as a part of SARA. EPCRA resulted from several widely-publicized events which focused national attention on the dangers posed by toxic chemicals present at U.S. industrial facilities. EPCRA requires emergency planning notification, emergency release notification, and reports with respect to the storage and release of specified chemicals. Industry must provide information to communities regarding the presence of extremely hazardous substances at facilities within those communities.

     THE OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION ACT ("OSHA"). OSHA regulates exposure to toxic substances and other forms of workplace pollution. The Department of Labor administers OSHA. OSHA specifies maximum levels of toxic substance exposure. OSHA also sets out a "right-to-know" rule which requires that workers be informed of, and receive training relating to, the physical and health hazards posed by hazardous materials in the workplace.

     OTHER STATE AS WELL AS LOCAL GOVERNMENT REGULATION. Many states have been authorized by the EPA to enforce regulations promulgated under various federal statutes. In addition, there are numerous other state as well as local authorities that regulate the environment, some of which impose more stringent environmental standards than Federal laws and regulations. The penalties for violations of state laws vary but typically include injunctive relief, recovery of damages for injury to air, water or property, and fines for non-compliance.

     REGULATORY STATUS AND POTENTIAL ENVIRONMENTAL LIABILITY. The operations and facilities of the Company are subject to numerous federal, state and local environmental laws and regulations including those described above, as well as associated permitting and licensing requirements. The Company regards com-pliance with applicable environmental regulations as a critical component of its overall operation and devotes significant attention to protecting the health and safety of its employees and to protecting the Company's facilities from environmental problems. Management believes that the Company has obtained or applied for all permits and approvals required under existing environmental laws and regulations to operate its current business. In light of coverage of New Mexico's reimbursement fund and the indemnification of the Company by the Seller, Management does not believe that any pending or threatened environmental litigation or enforcement action(s) could materially and adversely affect the Company's business. While the Company has implemented, where appropriate, operating procedures at each of its facilities designed to assure compliance with environmental laws and regulation, given the nature of its business, the Company always is subject to environmental risks and the possibility remains that the Company's ownership of its facilities and its operations and activities could result in civil or criminal enforcement and public as well as private action(s) against the Company, which may necessitate or generate mandatory clean up activities, revocation of required permits or licenses, denial of application for future permits, or significant fines, penalties or damages, any and all of which could have a material adverse effect on the Company.

EMPLOYEE RELATIONS

     The Company employs approximately 160 people, none of whom is represented by any collective bargaining organizations. Management considers its employee relations to be satisfactory at the present time.

FACILITIES

     The Company owns a 4,300 square foot office building in Farmington, New Mexico. This office building plus a 4,400 square foot truck repair shop, two warehouses totaling 15,800 square feet and an 1,855 square foot three bay service station are located on a 4.7 acre site. While the above-mentioned buildings are owned by the Company, they are located on property leased from an affiliated party. The Company pays rent of $550 per month on this land and the lease terminates on September 30, 2018, with two ten year options to extend. The Company also owns an additional 2.5 acres adjacent to this property where it stores moveable above ground fuel tanks. Also, in Farmington, New Mexico, the Company owns two additional gasoline stations, two fast lube pits, one car wash, and one cardlock location. The lube pits and car wash are leased to an unaffiliated third party, the Company operates three additional cardlock/retail locations on leased property.

     In Albuquerque, New Mexico, the Company owns one bulk petroleum storage facility which includes a 7,200 square foot warehouse on five acres with a rail spur. Also, the Company owns a 2,400 square foot convenience store, with a car wash and quick lube pit in a separate 6,300 square foot building and a propane distribution and cardlock facility. The carwash and quick lube pit are leased to an unaffiliated third party. This convenience store and related facilities are located on 1.6 acres of land. Also, in Albuquerque, the Company leases two
warehouses and a service station and cardlock facility.   Through joint
ventures,
the Company owns 50% of a 1,800 square foot convenience store and a one acre undeveloped convenience store site.

     In the Las Cruces area, the Company leases an office building, warehouse
and
bulk plant and seven retail outlets.  The lease relating to such properties is
a ten (10) year lease with three five (5) year options to renew.   The Company
owns one retail outlet in Truth or Consequences, New Mexico that it leases to an unaffiliated third party. The Company owns a 3,000 square foot convenience store located in Hatch, New Mexico.

     The Company leases a truck stop in Cortez, Colorado from an affiliated party and subleases the property to an unaffiliated truck stop operator.

     The Company's CAS subsidiary leases 8,000 square feet of space for its laboratory in Ventura, California.

     The Company owns a substantial amount of personal property, including above and below ground tanks located at its bulk plants, service stations and lube pits described above. It also owns approximately 150 portable above ground commercial fuel tanks, over 750 propane tanks, various automobiles and small trucks, and a small fleet of tractors with trailers.

LEGAL PROCEEDINGS

The Company is a party to certain litigation that has arisen in the normal course of its business and that of its subsidiaries. In the opinion of management, none of this litigation is likely to have a material effect on the Company's financial position or results of operations, except that in March 1997, the Company agreed to an out of court settlement with one of its former insurers whereby such insurer has agreed to pay the Company an amount which, after deducting the Company's costs and attorney's fees, will result in the Company receiving approximately $480,000. The Company received such payment during May 1997.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

           NAME        AGE            POSITIONS AND OFFICES HELD
     ---------------   ---   -----------------------------------------------
     Edward J. Names    45   President and Director

     Ilyas Chaudhary    49   Chairman, Chief Executive Officer and Director

     Dennis R. Staal    48   Secretary/Treasurer and Director

     Paul W. Greaves    44   President of Subsidiaries

     There is no family relationship between any Director or Executive Officer of the Company.

     In connection with the Company's listing on the American Stock Exchange the Company has agreed to add two independent directors to its board of directors within thirty days after the effective date of this Prospectus. These persons have not yet been identified by the Company.
     Capco Acquisub, Inc. has the right to appoint two directors, however only one, Ilyas Chaudhary, is currently representing Capco Acquisub, Inc. The Company presently has no committees.

     Set forth below are the names of all Directors and Executive Officers of the Company and its major subsidiaries, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     EDWARD J. NAMES - President and Director. Mr. Names has been President and a Director of the Company since 1993. Mr. Names has extensive experience in mergers and asset acquisitions as well as small business matters such as business planning, financing, management and contract negotiation. Mr. Names was President of Alfa Resources, Inc. and its subsidiaries from 1983 to 1995. Mr. Names resigned as President of Alfa Resources, Inc. as of the closing of the CRI acquisition, but continues to serve as a director of that company. Alfa Resources, Inc. is an oil and gas company which files reports pursuant to the Securities and Exchange Act of 1934. In 1987, Mr. Names became Special Counsel to the law firm of Wills and Sawyer, P.C., Denver, Colorado, and maintained that relationship until December 1992. Mr. Names was associated with the firm of Nelson & Harding, Denver, Colorado, from 1980 to 1981, and the law firm of Schmidt, Elrod & Wills, Denver, Colorado, where he practiced corporate and securities law and became a Partner in October 1982. Mr. Names received a Bachelor of Arts Degree in Economics from the University of Colorado in 1973,
 and
a Juris Doctorate from the University of Denver College of Law in 1980. He devotes his full time to the business of the Company and its subsidiaries.

     ILYAS CHAUDHARY - Chairman of the Board, Chief Executive Officer and Director. Mr. Chaudhary has been Chairman of the Board, Chief Executive Officer and a Director of the Company since November 1995. He has also been an officer and director of Capco Resources, Inc. ("CRI"), which is now a wholly-owned subsidiary of the Company, since October 1993. He has also been a director of Saba Petroleum Company, a publicly held oil and gas company listed on the American Stock Exchange, since 1985, and has served as its Chairman of the Board since 1993. He has been Saba Petroleum Company's Chief Executive Officer since 1993 and its President since 1994. Mr. Chaudhary is a director and controlling shareholder of Capco Resources Ltd., the Company's majority shareholder. Mr. Chaudhary has 24 years of experience in various capacities in the oil and gas industry, including eight years of employment with Schlumberger Well Services from 1972 to 1979. Mr. Chaudhary received a Bachelor of Science degree in Electrical Engineering from the University of Alberta, Canada.

     DENNIS R. STAAL - Secretary and Treasurer and Director. Mr. Staal has been Secretary and Treasurer and a Director of the Company since July 1993. He also serves as an officer and director of several of the Company's wholly-owned subsidiaries. Mr. Staal is a graduate of the University of Nebraska, where he received a Bachelor of Science degree in Business Administration in 1970. From 1970 through 1973, he was a CPA with Arthur Andersen & Co. From 1973 through 1976, he was Controller for the Health Planning Council of Omaha. From 1977 through 1981, he served as a Director of Wulf Oil Corporation and as President of such company from 1979 to 1981. From 1979 through 1982, he served as a Director of Chadron Energy Corporation, and as Director of the First National Bank of Chadron. From 1982 through 1984, he was Chief Financial Officer of High Plains Genetics, Inc. From 1986 to 1991, Mr. Staal was Director and President of Saba Petroleum Company. Mr. Staal is currently Treasurer of Alfa Resources, Inc. and an officer and director of its subsidiaries. From June, 1992 to September, 1996, Mr. Staal was President and a Director of Mystique Developments, Inc., an oil and gas company which files reports pursuant to the Securities Exchange Act of 1934. He devotes approximately 80% of his time to the business of the Company and its subsidiaries.

     PAUL W. GREAVES - President and Chief Executive Officer of the sub-sidiaries. Mr. Greaves has been the President and Chief Executive Officer of the
following subsidiaries: Pyramid Stores, Inc. and its subsidiaries, Graves Oil & Butane Co., Inc. and Hillger Oil Company since in April, 1996. Prior to working for the Company, Mr. Greaves held the position of Regional Manager, Rocky Mountain Region, for Propane Continental of Overland Park, Kansas, from April 1994 to April 1996. From 1989 until 1994, Mr. Greaves was Director of Business Development for the Wescourt Group of Denver, Colorado, a petroleum marketing and distribution holding company. Mr. Greaves devotes his full time to the business of the Company's subsidiaries described above.

EXECUTIVE COMPENSATION

     The following information regarding the executive compensation for the Company's Chief Executive Officer and President for the fiscal years ended December 31, 1996, 1995 and August 31, 1994. No other executive officer received compensation in excess of $100,000 during such periods.

                    SUMMARY COMPENSATION TABLE
                                           Long Term Compensation
                    Annual Compensation    Awards        Payouts
                                                           Securities
                                   Other   Re-             Underlying All
                                   Annual  stricted         Options/  Other
Name and Principal                 Compen- Stock    SARs    LTIP      Compen-
    Position     Year Salary Bonus sation  Award(s)(Number) Payouts   sation
---------------- ---- ------ ----- ------  -------  ------- --------- -------
Ilyas Chaudhary  1996 $  -0-   --    --      --          --    --        --
 Chairman of     1995 $  -0-   --    --      --     100,000    --        --
 Board and
 Chief Executive
 Officer

Edward J. Names  1996 $101,250 --    --      --          --    --     $5,040
 President       1995 $ 78,000 --    --      --     100,000    --     $4,512*
                 1994 $ 62,769 --    --      --          --    --     $3,384*
__________________
* Represents premiums paid on health insurance policies for Mr. Names.

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND FY-END OPTION/SAR VALUES

                                        SECURITIES
                                        UNDERLYING     VALUE OF UNEXER-
                    SHARES              UNEXERCISED    CISED IN-THE
                    ACQUIRED            OPTIONS SARs   MONEY OPTIONS/
                    ON                  AT FY-END      SARs AT FY-END
                    EXERCISE  VALUE     EXERCISABLE/   EXERCISABLE/
     NAME           (NUMBER)  REALIZED  UNEXERCISABLE  UNEXERCISABLE
----------------    --------  --------  -------------  ----------------
Ilyas Chaudhary         -0-       -0-   33,333/66,667  $63,541/$127,084
Edward J. Names         -0-       -0-   33,333/66,667  $63,541/$127,084

EMPLOYMENT ARRANGEMENTS

     EDWARD J. NAMES, President of the Company, entered into a five-year employment agreement with the Company which became effective in January 1994, which provides that Mr. Names is required to devote substantially all his work time to the Company. The agreement was amended in November 1995 to provide for an annual salary of $105,000. Pursuant to his employment agreement, Mr. Names is allowed to devote up to 10 hours per month to other business operations including his duties as a director or officer in other companies including Alfa Resources, Inc., an oil and gas company of which he is currently a director. Absent notice to the contrary from the Company or Mr. Names, the five-year term of the employment agreement will renew automatically each year. The Company can terminate his employment, however, at any time without cause and be obligated only for one year's salary. The employment agreement includes a covenant not to compete which is effective for two years after termination of employment.

     ILYAS CHAUDHARY, Chairman of the Board and Chief Executive Officer of the Company, presently receives no salary.

     DENNIS R. STAAL, Secretary/Treasurer of the Company, presently receives an annual salary totaling $55,000 per year from the Company and a subsidiary. He devotes approximately 80% of his time to the business of the Company and its subsidiaries.

     PAUL W. GREAVES entered into a three year employment agreement with the Company's subsidiary, Pyramid Stores, Inc. ("Pyramid") which became effective in April of 1996. Mr. Greaves is required to devote full time to the business of Pyramid and its subsidiaries; Graves Oil & Butane Co., Inc. and Hillger Oil Company. The agreement calls for a base salary of $80,000 per year plus an annual bonus of 5% of any increases in earnings before interest, taxes, depreciation and amortization of Pyramid and its subsidiaries from the prior year. The Company may terminate Mr. Greaves's employment at any time, without cause and be obligated for only six months base salary and accrued but unpaid bonuses. The employment agreement includes a covenant not to compete which is effective for two years after termination of employment.

STOCK OPTION PLAN

     A stock option plan providing for the issuance of incentive stock options and non-qualified stock options to Meteor's employees was approved by Meteor's shareholders on April 15, 1993. Pursuant to the Plan, 500,000 shares of Meteor's
$.001 par value Common Stock have been reserved for issuance. On October 1, 1993, incentive stock options were granted to employees. As of December 31, 1996, out of these options, options to purchase 41,000 shares were outstanding (after deducting options which expired as a result of termination of employ-ment).
These options are exercisable at $3.00 per share and vest in five equal installments each year following the date of grant. They expire ten years after the date of grant.

     On February 1, 1994, additional incentive stock options were granted to employees. As of December 31, 1996, out of these options, options to purchase 31,300 shares were outstanding (after deducting options which expired as a result of termination of employment). These options are exercisable at $5.25 per share and vest in three equal installments each year following the date of grant.
They
expire ten years after the date of grant.

     On August 4, 1995, incentive stock options to purchase 10,000 shares each of Common Stock were granted to Dennis R. Staal, Secretary/Treasurer of Meteor, and C. Thomas Houseman, a former Director of Meteor, and an incentive stock option to purchase 1,000 shares was granted to an employee. These options are exercisable at $3.00 per share and vest over three years on a pro rata annual basis following the date of grant. They expire five years after the date of grant.

     On November 30, 1995, the Board of Directors granted options to Edward J. Names, President of the Company, and Ilyas Chaudhary, Chairman and Chief Executive Officer, each to purchase 100,000 shares of Meteor's Common Stock, and Dennis R. Staal, Secretary/Treasurer of the Company, to purchase 15,000 shares of Common Stock. These options are exercisable at $3.50 per share and vest over a period of three years on a pro rata annual basis following the date of grant.

     In May of 1996, the Board of Directors granted options to Paul W. Greaves to purchase 50,000 shares of Meteor's Common Stock. These options are exercisable at $3.50 per share and vest on a pro rata annual basis over five years. These options expire five years after the date of grant.

     In May of 1996, stock options were granted to two employees to purchase an aggregate of 55,000 shares of Meteor's Common Stock at $3.50 per share. The options vest in five equal installments each year following the date of grant. These options expire five years after the date of grant. As of the date of this prospectus only 5,000 of such options remain outstanding.

     On January 2, 1997, Meteor granted options to four employees to purchase an aggregate of 20,000 shares of Common Stock at $5.07 per share. These options vest over five years and expire on January 2, 2002.

     On February 14, 1997, Meteor granted an option to Dennis R. Staal, Secretary and Treasurer of Meteor, to purchase 25,000 shares of Common Stock at $3.50. Also on February 14, 1997, Meteor granted an option to the president of IST, one of Meteor's subsidiaries, to purchase 5,000 shares of Common Stock at $3.50 per share. These options vest over three years on a annual basis and expire five years from the date of grant.

INCENTIVE EQUITY PLAN

     The Board of Directors adopted the 1997 Incentive Equity Plan of the
Company
(the "Incentive Plan") on January 2, 1997, subject to approval by the Stockholders of the Company at the next Annual Meeting.

     The purpose of the Incentive Plan is to enable the company to attract officers and other key employees and consultants and to provide them with appropriate incentives and rewards for superior performance. The Incentive Plan affords the Company the ability to respond to changes in the competitive and legal environments by providing the Company with greater flexibility in key employee and executive compensation than was available through the previously approved plan or individual stock option agreements. This plan is designed to be an omnibus plan allowing the Company to grant a wide range of compensatory awards including stock options, stock appreciation rights, restricted stock, deferred stock and performance shares or units. The Incentive Plan is intended to encourage stock ownership by recipients by providing for or increasing their proprietary interests in the Company, thereby encouraging them to remain in the Company's employment. The Incentive Plan has been prepared to comply with all applicable tax and securities laws, including Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state and federal tax laws.

     Subject to adjustment as provided in the Incentive Plan, the number of shares of Common Stock that may be issued or transferred, plus the amount of shares of common Stock covered by outstanding awards granted under the Incentive Plan, shall not in the aggregate exceed 750,000. The number of Performance Units granted under the Incentive Plan shall not in the aggregate exceed 200,000. The number of shares of Common Stock granted under the Incentive Plan to any individual in any calendar year shall not in the aggregate exceed 100,000.

     To the date of this report, no options, awards or other benefits have been granted under the Incentive Plan.

CONSULTANTS' OPTIONS

     In November 1995, Meteor granted an option to a consultant to purchase a total of 100,000 shares of Meteor's Common Stock. This option was exercisable at $2.50 per share, but expired unexercised on January 31, 1997.

     On February 14, 1997, Meteor granted options to three consultants to purchase an aggregate of 130,000 shares of Meteor's Common Stock. These options are exercisable at $3.50 per share and expire on February 13, 1998.

DIRECTOR COMPENSATION

     Directors of the Company do not receive any fees for their services in such capacity. However, each Director is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a Director of the Company.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 20, 1997, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                                        PERCENTAGE OF CLASS
    NAME AND ADDRESS            AMOUNT OF BENEFICIAL    PRIOR TO    AFTER
    OF BENEFICIAL OWNER              OWNERSHIP          OFFERING    OFFERING
---------------------------     --------------------    --------------------
Capco Resources Ltd.               1,745,000<FN1>          50.7%      43.2%
#950, 444 - 5th Avenue, S.W.
Calgary, Alberta CANADA T0P 2T8

Edward J. Names                      333,973<FN2>          9.7%       8.2%
216 - 16th Street, Suite 730
Denver, CO 80202

Ilyas Chaudhary                    1,778,333<FN3>         51.7%      43.7%
#950, 444 - 5th Avenue, SW
Calgary, Alberta CANADA TOP 2T8

Dennis R. Staal                       92,765<FN4>          2.7%       2.3%
216 - 16th Street, Suite 730
Denver, CO  80202

Adres Chaudhary                      378,000              11.0%       9.4%
600 Hunter Trail, Suite #4
Glendora, CA 91740
                                    36

Theron J. Graves                     767,711<FN5>         22.2%      22.2%
761 South Miller
Farmington, NM  87499

All Executive Officers and         2,220,371<FN6>         64.3%      53.8%
Directors as a Group
(4 Persons)
__________________

<FN1>
Includes 75,000 shares which have been pledged to Capco Resources Ltd. to secure certain guarantees made to it by NFF, Ltd. and PAMDEN, Ltd.
<FN2>
Represents 33,240 shares held directly by Mr. Names, 265,000 shares held by NFF, Ltd., a limited partnership of which he served as general partner; 2,400 shares held by his wife of which he disclaims beneficial ownership, and 33,333 shares underlying stock options exercisable within 60 days by Mr. Names. Of the shares held by NFF, Ltd., 55,000 have been pledged to Capco Resources Ltd. to secure a guarantee made by NFF, Ltd.
<FN3>
Includes 1,745,000 shares of the Company held by Capco Resources Ltd. of which Mr. Chaudhary is Chairman of the Board, Chief Executive Officer and beneficially owns over 50% of its outstanding stock and 33,333 shares underlying stock options exercisable within 60 days by Mr. Chaudhary.
<FN4>
Includes 5,400 shares held by Mr. Staal; 70,000 shares held by PAMDEN, Ltd., a limited partnership of which Mr. Staal is general partner; 8,432 shares held by Mystique Resources Company which is wholly owned by PAMDEN, Ltd.; 600 shares held by an IRA and 8,333 shares underlying stock options exercisable within 60 days by Mr. Staal. Of the shares held by PAMDEN, Ltd., 20,000 have been pledged to Capco Resources Ltd. to secure a guarantee made by PAMDEN, Ltd.
<FN5>
Represents shares of the Company's Common Stock which Mr. Graves presently has the right to acquire upon the exchange of shares of Graves Preferred Stock held by him. Following the completion of this offering, the maximum number of shares of Common Stock which Mr. Graves could receive upon exchange will increase to 896,911. (See "DESCRIPTION OF SECURITIES.")
<FN6>
Includes 5,300 shares held directly and 10,000 shares underlying stock options exercisable within 60 days held by Paul W. Greaves, who is President and Chief Executive Officer of certain of the Company's subsidiaries.

                          CERTAIN TRANSACTIONS

     The Board of Directors of the Company is of the opinion that the terms of each of these transactions were at least as favorable to the Company as could have been obtained from unaffiliated parties. All ongoing and future trans-actions with affiliates will be on terms no less favorable than those which could be obtained from unaffiliated parties.

TRANSACTIONS INVOLVING THE COMPANY'S OFFICERS AND DIRECTORS

     During 1993, Edward J. Names, Dennis R. Staal, Daniel B. Matter and C. Thomas Houseman, the Company's founders, purchased a total of 475,500 shares of the Company's Common Stock for total consideration of $30,750 cash and $800 in interest expense and services rendered. In addition, these persons have advanced funds to the Company from time to time.

     Edward J. Names, President of Meteor, has personally guaranteed debt due to Norwest Business Credit, Inc., as described above, up to a maximum of $250,000 related to the Graves acquisition and $250,000 related to the Hillger acquisition. Mr. Names and Dennis R. Staal, who is Secretary and Treasurer of Meteor, each have agreed to personally guarantee the debts of Graves and Hillger to its major suppliers and a debt to a Farmington, New Mexico bank. Capco Resources Ltd. has agreed to indemnify Edward Names and Dennis Staal relating to such guarantees.

     In February, 1997, the Company agreed to sell a total of a 25% interest in the Hatch Pyramid LLC to Edward J. Names and Dennis R. Staal for a total for $38,000. Such investment would be made on the same terms and conditions as the Company offered and sold a 25% interest to one of Meteor's minority interest holders. Hatch Pyramid LLC was formed for the purpose of acquiring and operating a convenience store in Hatch, New Mexico. The Company retained a 50% interest in the entity. In the past the company has sold a 50% interest of two other limited liability companies to outside investors as part of its expansion plan. The Company intends to continue to buy and build convenience stores using money from outside investors including employees of the Company.

TRANSACTIONS INVOLVING GRAVES

     On September 28, 1993, the Company acquired all of the issued and out-standing common stock of Graves Oil & Butane Co., Inc. from its sole share-holder, Theron J. Graves. As a result of the transaction, Theron J. Graves retired as the Company's chief executive officer but agreed to provide consulting services for a period of seven years. Mr. Graves continues his investment by holding 1,000,000 shares of convertible cumulative preferred stock of Graves with a liquidation preference of $3,543,500, and a promissory note from the Company for $2,350,000, which, as of December 31, 1996, had an outstanding balance of $1,759,000.

     The structure of the acquisition is summarized below:

    Purchase Price for Common Stock:    $4,100,000

    Cash Paid at Closing:               $1,750,000

    Financing Provided by Seller:       $2,350,000 note with interest at
                                        2% over prime, payable $200,000
                                        (including principal and interest)
                                        every six months and the balance on
                                        October 1, 1997 (the "Note"). This
                                        Note is secured by 50% of the Graves
                                        common stock purchased by the Company.

     Preferred Stock Retained by Seller: 1,000,000 shares of convertible preferred stock with a total liquidation preference of $3,543,500 and dividends accruing at a rate of 8% per annum until the date of redemption, which shall be no earlier than September 15, 2000 (the "Convertible Securities"). In the event of a default under the promissory note issued to purchase the Graves common stock, the holders of the Graves Series A Preferred have the ability to elect all
the Graves directors. The Company's preferred stock obligations are secured by the unencumbered fixed assets of Graves. These securities are convertible into common stock of Graves or the Company at the bid price on the date of conversion or a maximum of 22.2% of the Company, whichever calculation yields fewer shares.
The preferred stock, on conversion, also carries certain piggy-back registration rights.

     INDEMNIFICATIONS: Theron Graves has agreed to indemnify the Company until September 2000 against all losses and expenses exceeding $25,000 per year up to a cumulative total of $8,000,000 relating to environmental liabilities associated with the properties of the Company as of the closing date or any inaccuracies in the representations and warranties in the purchase agreement.

     Prior to the Company's acquisition, Mr. Graves owed approximately $650,000 to Graves. In connection with the acquisition, Mr. Graves executed two promissory notes payable on the date the Meteor note to Mr. Graves is due (October 1, 1997) plus interest at the same rate as the Company's note. One promissory note is for $100,000 representing the price of an airplane Mr. Graves purchased from the Company. The other promissory note for $550,000 represents funds advanced to or on behalf of Mr. Graves from time to time over several years. This note is collateralized by unimproved real estate Mr. Graves owns in the Albuquerque, New Mexico area ("Coors Road Property"). If such property is sold by Mr. Graves, the principal amount of the $550,000 note (up to the amount of the property's sales price) becomes immediately payable and is to be discharged by reducing the principal amount of the Company's $2,350,000 note to Mr. Graves, and the liquidation value of Mr. Graves' preferred stock retained in Graves Oil, each by one-half the amount accelerated under the $550,000 note. In addition, the Company has both (i) a right of first refusal on the entire Coors Road Property, and (ii) a right to purchase a portion of such property sufficient to build a retail gas station at fair market value, and all or a portion of the resulting consideration due can be paid by the Company by reducing the $550,000 note from Mr. Graves.

     The Company leases real estate in Colorado from Mr. Theron Graves and subleases the property to a truck stop operator. Graves pays property taxes and insurance expense on the property. In addition, the Company leases land from Mr.
Graves on which a yard, warehouses and offices are located. The parties have entered into an agreement which provides for regular payments of $500 per month beginning September 1, 1993. The rent escalates at 5% per annum, the lease term is 25 years, and the Company has two ten year options to extend such lease.

TRANSACTIONS INVOLVING CAPCO RESOURCES LTD.

     In June 1995, Capco Resources, Inc. ("CRI") purchased 378,000 (as adjusted for the 8% stock dividend) shares of the Company's Common Stock for $700,000 in cash. As a result of this transaction, CRI's parent, Capco Resources Ltd. ("Capco"), became a principal shareholder of the Company. Immediately prior to the acquisition of CRI by the Company, CRI sold all 378,000 shares held by it to Adres Chaudhary (who is not related to Ilyas Chaudhary) for the forgiveness of debt in the amount of approximately $700,000. CRI offered Adres Chaudhary this asset to reduce its debt to him.

     In November 1995, the Company issued 1,745,000 shares of its Common Stock in exchange for all of the outstanding stock of CRI. The shares of the Company's
Common Stock issued in this transaction, which represented approximately 53% of the shares now outstanding, were issued to a U.S. subsidiary of Capco. As a result of this transaction, there was a change in control of the Company and one of the Company's three directors was replaced by a Capco representative. The major assets of CRI included: (i) an interest in Saba Power Company Ltd., which is involved in the development of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note from Saba Petroleum Company and other miscellaneous assets. Saba Petroleum Company is a publicly-held company of which Ilyas Chaudhary, the Company's Chief Executive Officer, is an officer, director and principal shareholder. The promissory note bears interest at 9% and is due in 2006. Subsequent to December 31, 1996, $500,000 has been paid. Capco has agreed to guarantee the prepayment of such note prior to 2006 and has agreed to pay an additional 2% interest until the note is fully paid.

     Subsequent to November 1995, all of the assets of CRI, except its interest in Saba Power Company Ltd., have been transferred to the Company.

     In connection with the agreement with Capco, NFF, Ltd. and PAMDEN, Ltd., limited partnerships which are controlled by Edward J. Names and Dennis R. Staal, respectively, guaranteed on a limited recourse basis the representations and warranties of the Company in the agreement. To secure these guarantees, NFF, Ltd. and PAMDEN, Ltd. pledged 55,000 and 20,000 shares, respectively, to Capco.

     Also in connection with this agreement a subsidiary of Capco agreed to indemnify Edward J. Names and Dennis R. Staal against any liability they may incur as a result of the personal guarantees they have given in order to assist the Company and its subsidiaries.

TRANSACTION WITH SABA PETROLEUM COMPANY

     On December 27, 1996, the Company entered into an agreement with Saba Petroleum Company concerning the ownership of Meteor Holdings LLC. The terms for this agreement are set forth in this report under "ITEM 1. DESCRIPTION OF BUSINESS -- SABA POWER COMPANY LTD." Ilyas Chaudhary is President, Chief Executive Officer and a Director of Saba Petroleum Company, which is listed on the American Stock Exchange. Mr. Chaudhary is also a principal shareholder of Capco Resources, Ltd., which owns a majority of the stock of Saba Petroleum Company and Meteor Industries, Inc.

CONFLICTS OF INTEREST

     All of the Company's Officers and Directors have been in the past and may continue to be active in other business with other companies and on their own behalf. These activities could give rise to potential conflicts with the interests of the Company. The Company's officers, directors, and other management personnel are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company' minutes. Pursuant to a resolution of the Board of Directors of the Company, the Officers are required to make available to the Company any business opportunity relating to the wholesale and retail distribution of refined petroleum products which comes to the attention of any such Officer, and the Company shall have a right of first refusal with regard to such opportunity. A second resolution of the Board of Directors sets forth that if a business opportunity relating to the wholesale
 and
retail distribution of refined petroleum comes to the attention of a Director and specifically is presented to the Director in his capacity as such, it must be disclosed to the Company and made available to it. No Officer or Director owes a fiduciary duty to another entity similar to the duty owed to the Company regarding business opportunities related to services and products provided by the
Company.

     A majority of the disinterested Directors may reject a corporate opportunity for various reasons. If the Company rejects an opportunity, then any Director or Officer may avail himself or themselves of such opportunity. In addition, if an opportunity is presented to the Company, and one or more of the Company's Officers or Directors has an interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested Director(s) will not vote on issues relating to such opportunity.

     The Board of Directors has not yet adopted any resolutions related to other aspects of the Company's business.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company's Articles of Incorporation authorize the issuance of
10,000,000
shares of Common Stock, $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters promptly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.
Holders of outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of the existing stockholders may be diluted.

REDEEMABLE WARRANTS

     The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirety by reference to the Warrant Agreement (as hereinafter defined) and also the detailed provisions of the form of Warrant attached to the Warrant Agreement between the Company and American Stock Transfer
& Trust, Inc. (the "Warrant Agent").

     Each Redeemable Warrant entitles the holder to purchase, at a price of $____
subject to adjustment, one share of Common Stock at any time commencing on the date of this Prospectus until ________, 1999 (two years from the date of this Prospectus). The Company may redeem the Redeemable Warrants at $.10 per Warrant upon 30 days' prior written notice in the event that the Common Stock has traded above 150% of the exercise price of the Redeemable Warrants for 10 consecutive trading days ending not more than ten days prior to the mailing of the notice of redemption.

     For purposes of determining the daily trading price of the Company's Common Stock, if the Common Stock is listed on a national securities exchange, is admitted to unlisted trading privileges on a national securities exchange, or is on NASDAQ, then the last reported sale price of the Common Stock on such exchange or NASDAQ each day shall be used. If the Common Stock is not so listed on such exchange or system or admitted to unlisted trading privileges then the average of the last reported bid prices reported by the OTC Bulletin Board each day shall be used to determine such daily trading price.

     The Redeemable Warrants may only be redeemed if a current registration statement is in effect. Any Warrant holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Redeemable Warrants and, after the redemption date, any outstanding Redeemable Warrants will become void and be of no further force or effect. If the Company does not redeem the Redeemable Warrants, such Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period. All of the Redeemable Warrants must be redeemed if any are to be redeemed.

     The Redeemable Warrants have been issued pursuant to a Warrant Agreement between the Company and the Warrant Agent. The Company has authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Redeemable Warrants. When delivered, all shares of Common Stock issued upon exercise of the Redeemable Warrants will be duly and validly authorized and issued, fully paid and nonassessable, and no preemptive rights or rights of first refusal will exist with respect thereto.

     Redeemable Warrants may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Securities Transfer & Trust, Inc., the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check or bank check payable to the order of the
Company) for the number of shares with respect to which such Warrant is being exercised.

     The exercise price of the Redeemable Warrants and the number of shares to be obtained upon exercise of such Warrant are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a sub-division, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Redeemable Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Redeemable Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Redeemable Warrants.

PREFERRED STOCK

     The Company's Articles of Incorporation authorize the issuance of
10,000,000
shares of Preferred Stock, $1.00 par value. The Board of Directors of the Company is authorized to issue the Preferred Stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of Preferred Stock into Common Stock. At present, no Preferred Stock is issued or outstanding or contemplated to be issued.

SECURITIES OF SUBSIDIARY

     The Company's Graves subsidiary has authorized 1,000,000 shares of $.01 par value common stock, all of which is issued, outstanding and owned by the Company.
Graves also has authorized 1,000,000 shares of Series A Preferred Stock, all of which are issued, outstanding and held by Theron J. Graves, the former 100% shareholder of Graves. (See "CERTAIN TRANSACTIONS --Transactions Involving Graves.") The Graves Series A Preferred Stock has a liquidation value of $3.5435 per share, accrues a dividend of 8% per year, and is redeemable at liquidation value plus accrued dividends by the holder any time after September 15, 2000. The
Graves Series A Preferred Stock is convertible into either the common stock of Meteor or the common stock of Graves at the option of the holder. The conversion rate is based on the bid price of the common stock, if a trading market exists, but the total common shares issued on conversion of all preferred stock cannot exceed 22.2% of the issuing company's outstanding common stock. The obligations of Graves under the Series A Preferred Stock is secured by the fixed assets of Graves. In the event of a default under the Meteor promissory note issued to purchase the Graves common stock, the holders of the Graves Series Preferred have the ability to elect all the Graves Directors. The holder of the common stock received on conversion is entitled to certain rights to have such common stock registered for sale.

PRIOR UNDERWRITER'S WARRANTS

     In connection with the Company's initial public offering, the Company issued to the managing underwriter warrants to purchase shares of Common Stock (the "Prior Underwriter's Warrants"). These warrants were exercisable to purchase approximately 30,250 shares of Common Stock at a price of approximately
$3.40 per
share through January 13, 1999. The exercise price of the Prior Underwriter's Warrants and the number of shares of Common Stock underlying such warrants was subject to adjustment under certain circumstances to prevent dilution to the holders in the event of stock dividends, stock splits, stock combinations or upon a sale of assets, merger or consolidation.

     Holders of the shares of Common Stock underlying the Prior Underwriter's Warrants had the right to join in any registration statement or offering filed by the Company under the Securities Act of 1933 to register the Prior Underwriter's Warrants and underlying securities for a period of seven years from
January 14, 1994. In addition, for a period of five years from January 14, 1994, the Company agreed, upon request of the holders of not less than fifty percent of the Prior Underwriter's Warrants or underlying securities, to file, not more than once, a registration statement or offering statement under Regulation A registering or qualifying the underlying shares at the Company's expense. All expenses of such registration or qualification (except for underwriting commissions and expense) are the responsibility of the Company.

     In March 1996, the Company and the holders of the Prior Underwriter's Warrants agreed to reduce the number of shares issuable upon exercise of such warrants to 17,000 and reduce the exercise price on those warrants to $1.00 per share. The holders of the Prior Underwriter's Warrants also agreed to eliminate the demand registration rights and the anti-dilution provisions of the warrants.
As of the date of this Prospectus, 10,000 warrants have been exercised and 7,000 remain outstanding.

PRIVATE PLACEMENT WARRANTS

     In February and March 1997, the Company sold warrants to purchase up to 130,000 shares of Common Stock as part of a private placement. These warrants are exercisable at $5.00 during the period from March 28, 1998 until March 27, 1999.

REPORTS TO INVESTORS

     The Company intends to provide holders of its securities with annual reports containing financial statements. The Company also will issue quarterly or other interim reports to its stockholders as it deems appropriate.

TRANSFER AGENT

     American Securities Transfer & Trust, Inc., 938 Quail Street, No. 101, Lakewood, Colorado 80215, serves as the transfer and warrant agent for the Common
Stock and Redeemable Warrants of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     Of the 3,440,228 shares of Common Stock presently outstanding, approx-imately 441,128 may be traded without registration or further registration under most circumstances. The remaining approximately 2,999,100 shares are "restricted securities" as defined by Rule 144 under the Securities Act of 1933, as amended, and may in the future be resold by existing shareholders under that rule. In general, Rule 144 provides that a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a three-year holding period.

     Of the approximately 2,999,100 restricted shares of Common Stock outstanding, all but 510,000 shares are presently eligible for resale under Rule
144. Of those 510,000 shares 270,000 will become eligible in June of 1997 and 140,000 will become eligible in the first quarter of 1998. The Company has agreed to register 640,000 shares of restricted Common Stock some of which are not yet eligible for resale under Rule 144, and intends to file a registration statement for this purpose within three to nine months of the completion of this offering.

     In addition to the above, the Company's Graves subsidiary has outstanding shares of preferred stock which may be exchanged for shares of the Company's Common Stock. Such preferred stock may presently be exchanged for up to 756,830 shares of the Company's Common Stock and following this offering may be exchanged for up to 896,911 shares of the Company's Common Stock. Upon the exchange of any of this preferred stock, Theron J. Graves, who owns all of the preferred stock, would have piggy-back registration rights with respect to such shares.

     Officers, Directors and record shareholders who own 5% or more of the Company's outstanding Common Stock have agreed not to sell, publicly transfer or assign more than 5,000 shares each, and 25,000 shares in the aggregate, of the approximately 2,508,000 shares of Common Stock beneficially owned by them for a period of one year from the date of this Prospectus without the prior written consent of the Underwriter.

                                 UNDERWRITING

     The Underwriters listed below (the "Underwriters") have agreed, subject to the terms and conditions set forth in the Underwriting Agreement between the Company and Westport Resources Investment Services, Inc., as Representative of the Underwriters, to purchase from the Company the number of shares of Common Stock and Redeemable Warrants set forth opposite their names as follows:

    NAME OF UNDERWRITER       NUMBER OF SHARES  NUMBER OF REDEEMABLE WARRANTS
----------------------------  ----------------  -----------------------------

Westport Resources Investment
Services, Inc.






     TOTAL                         600,000                600,000

     The Underwriters propose to offer the Common Stock and Redeemable Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and to selected dealers at that price less a concession of not more than $______ per share of Common Stock and $___ per Redeemable Warrant. After the commencement of this Offering, the offering price and other selling terms may be changed. The Underwriters have informed the Company that they do not intend to confirm sales to any accounts for which they exercise discretionary authority. The Common Stock and Redeemable Warrants will be offered by the Underwriters when, as, and if delivered to and accepted by the Underwriters and subject to their right to reject orders or cancel sales in whole or in part and subject to approval of certain legal matters by legal counsel and to various other conditions.

     The Company has granted to the Representative an option, exercisable not later than 45 days after the date of this Prospectus, to purchase up to 90,000 additional shares of Common Stock and/or 90,000 Redeemable Warrants at the same offering prices less underwriting discounts and the nonaccountable expense allowance described below. The Representative may exercise this option only for the purpose of covering overallotments that it makes in the sale of the securities. If purchased, the Underwriters will sell the additional shares of Common Stock and Redeemable Warrants on the same terms as those on which the 600,000 shares of Common Stock and 600,000 Redeemable Warrants are offered.

     The Company has agreed to pay the Representative a nonaccountable expense allowance of 3% of the gross proceeds of this Offering, including any additional proceeds derived from the exercise of the overallotment option, and has made advance payments totaling $20,000 against this obligation. The Company and the Representative have agreed to indemnify each other and related persons against certain liabilities, including liabilities under the federal securities laws, and, if such indemnifications are unavailable or are insufficient, the Company and the Representative have agreed to damage contribution arrangements between them based upon the relative benefits received from the Offering and the relative fault resulting in such damages. Such relative benefits and relative fault would be determined in legal actions among the parties. Under such contribution arrangements, the maximum amount payable by the Representative would be the public offering price of the securities underwritten and distributed by the Representative.

     Commencing one year from the date of this Prospectus, the Company will pay the Representative a fee of 3% of the aggregate price of Redeemable Warrants solicited by it, if (i) the market price of the Company Common Shares on the date the Redeemable Warrant is exercised is greater than the then exercise price of the Redeemable Warrants; (ii) the exercise of the Redeemable Warrant was solicited by a member of the NASD who is so designated in writing by the holder exercising the Redeemable Warrant; (iii) the Redeemable Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of the exercise of the Redeemable Warrant; and (v) the solicitation of the exercise of the Redeemable Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act.

     The Company has agreed not to sell any additional securities for one year after the date of this Prospectus without the Representative's prior written consent, and not to sell or issue any Common Stock, warrants or options to Officers, Directors or record shareholders who own 5% or more of the Company's outstanding stock for a period of one year from the date of this Prospectus without the consent of the Underwriter. In addition, each of the Officers, Directors, and record shareholders who own 5% or more of the Company's outstanding stock have agreed not to sell, without the Representative's prior written consent, more than 5,000 of the shares of Common Stock owned by them as of the date of this Prospectus, for a period of one year from the date of this Prospectus. Such sales shall not aggregate more than 25,000 shares.

     The Company has agreed, upon completion of this Offering, to issue to the Representative, for $100.00, Representative's Warrants to purchase 60,000 shares of Common Stock and 60,000 Redeemable Warrants. The exercise price for the Representative's Warrants will be 125% of the offering price per share of the Common Stock sold in this Offering and $.125 per Redeemable Warrant, and the Representative's Warrants will be exercisable at any time during the four year period commencing one year after the date of this Prospectus. The Redeemable Warrants will be exercisable to purchase one share of Common Stock at the same exercise price as the Redeemable Warrants sold to the public until two years after the date of this Prospectus. The Representative's Warrants contain certain demand registration rights. The demand registration rights contained in the Representative's Warrants are for a term of four years beginning one year after the effective date of this Prospectus. Following the exercise of the demand registration rights, the Representative's Warrants provide for piggyback registration rights for any unsold securities, until five years after the effective date of this Prospectus.


                                  LEGAL MATTERS

     The legality of the securities of the Company offered will be passed on for the Company by Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street,
Suite 2700, South Tower, Denver, Colorado 80202. Jon D. Sawyer, a principal in such firm, beneficially owns 5,400 shares of the Company's Common Stock.
The law
firm of William M. Prifti, Esq, Lynnfield Woods Office Park, 220 Broadway,
Suite
204, Lynnfield, Massachusetts 01940, has acted as legal counsel to the Representative in connection with certain legal matters relating to this offering.

                                     EXPERTS

     The consolidated financial statements of Meteor Industries, Inc. as of December 31, 1996 and 1995 and for the years then ended, included in this Prospectus and in the Registration Statement have been included herein in reliance upon the report of Coopers & Lybrand, L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of the Company for the years ended August 31, 1995 and 1994, included in this Prospectus and in the Registration Statement, have been audited by Squire & Woodward, P.C., Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

     The financial statements of Capco Resources, Inc. included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their report appearing elsewhere herein, have been audited by Price Waterhouse, Chartered Accountants and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

                           INDEX TO FINANCIAL STATEMENTS
                                                                       Page(s)


METEOR INDUSTRIES, INC. FINANCIAL STATEMENTS

Report of Independent Accountants . . . . . . . . . . . . . . . . . . .  F-1
Consolidated Balance Sheets - March 31, 1997 (unaudited) December 31,
 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2
Consolidated Statements of Operations - For the Three Months Ended March
 31, 1997 and 1996 (unaudited) and For the Years Ended December 31,
 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4
Consolidated Statement of Shareholders' Equity - For the Three Months
 Ended March 31, 1997(unaudited) and For the Years Ended December 31,
 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5
Consolidated Statements of Cash Flow - For the Three Months Ended March
 31, 1997 and 1996 (unaudited) and For the Years Ended December 31,
 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .  F-8

Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . .  F-22
Consolidated Balance Sheets - August 31, 1995 and 1994. . . . . . . . .  F-23
Consolidated Statements of Income - August 31, 1995 and 1994. . . . . .  F-25
Consolidated Statements of Stockholders' Equity - August 31,
  1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-26
Consolidated Statements of Cash Flow - August 31, 1995 and 1994 . . . .  F-27
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .  F-29


CAPCO RESOURCES, INC. FINANCIAL STATEMENTS

Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-40
Consolidated Balance Sheet - December 31, 1994 and 1993 . . . . . . . .  F-41
Consolidated Statement of Operations and Retained Earnings (Deficit)
- year end December 31, 1994 and 1993 . . . . . . . . . . . . . . . . .  F-42
Consolidated Statement of Changes in Financial Position - year end
December 31, 1994 and 1993. . . . . . . . . . . . . . . . . . . . . . .  F-43
Notes to Consolidated Financial statements. . . . . . . . . . . . . . .  F-44

               Report of Independent Accountants




To the Board of Directors
 of Meteor Industries, Inc.:



We have audited the consolidated balance sheets of Meteor Industries, Inc., as of December 31, 1996 and 1995 the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meteor Industries, Inc. as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 17, the accompanying 1995 financial statements have been restated.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



Denver, Colorado
April 24, 1997

















                               METEOR INDUSTRIES, INC.
                            CONSOLIDATED BALANCE SHEETS


                                      ASSETS


                                        March 31     December 31    December 31
                                          1997          1996            1995
                                      (Unaudited)


CURRENT ASSETS
  Cash and cash equivalents            $   692,595   $   151,992   $    95,150
  Restricted cash                        1,249,436       928,355       541,964
  Accounts receivable-trade, net of
   allowance                             5,033,584     5,134,276     4,232,071
  Accounts receivable, related party       138,664       109,149        48,000
  Notes receivable, related party          766,700       736,045       156,962
  Inventory                              1,252,482     1,221,729     1,332,642
  Deferred tax asset                         2,991            --       149,824
  Other current assets                     169,042       206,401       151,103

          Total current assets           9,305,494     8,487,947     6,707,716

Property, plant and equipment, net       8,180,489     8,277,368     8,568,392

Other assets
 Notes receivable, related party         1,048,654     1,598,430     2,202,210
 Investments in closely held businesses  1,290,665     1,285,407       409,141
 Other assets                              724,561       784,579       661,737

          Total other assets             3,063,880     3,668,416     3,273,088


               TOTAL ASSETS            $20,549,863   $20,433,731   $18,549,196










                                Continued on next page













                       METEOR INDUSTRIES, INC.
                         CONSOLIDATED BALANCE SHEETS
                             (Continued)


                LIABILITIES AND SHAREHOLDERS' EQUITY


                                        March 31     December 31   December 31
                                          1997          1996          1995
                                      (Unaudited)

CURRENT LIABILITIES
 Accounts payable, trade              $ 3,191,495   $ 3,512,257   $ 2,870,045
 Bank overdraft                                --       170,308        71,657
 Current portion, long-term debt        2,104,604     2,176,357       561,048
 Accrued expenses                         275,014       212,940       196,909
 Taxes payable                            899,837       730,034       946,102
 Revolving credit facility              1,812,629     2,141,027     2,275,512

     Total current liabilities          8,283,579     8,942,923     6,921,273

Long-term debt                            414,351       445,774     2,194,773

Deferred tax liability                  1,744,954     1,773,240     1,893,579

Minority interest in subsidiaries       4,252,333     4,151,903     3,615,398

     Total liabilities                 14,695,217    15,313,840    14,625,023

Commitments and contingencies
 (Notes 11, 12 and 13)

SHAREHOLDERS' EQUITY
 Common stock, $.001 par value;
  authorized 10,000,000 shares,
  3,440,228, 3,310,138 and
  3,024,903 shares issued and
  outstanding, respectively                 3,440          3,310        3,025
  Paid-in capital                       3,180,843      2,660,973    1,927,338
  Retained earnings                     2,670,363      2,455,608    1,993,810

       Total shareholders' equity       5,854,646      5,119,891    3,924,173

      TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY            $20,549,863    $20,433,731  $18,549,196







The accompanying notes are an integral part of the financial statements.

                              METEOR INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS

                               For the Three Months          For the Year
                                  Ended March 31           Ended December 31
                                1997          1996         1996        1995
                              (Unaudited) (Unaudited)


Net sales                     $13,852,540  $13,385,539  $59,984,499  $9,828,092
Cost of sales                  11,628,471   10,829,923   49,644,010   7,373,304

     Gross profit               2,224,069    2,555,616   10,340,489   2,454,788

Selling, general and admin-
 istrative expenses             1,972,452    1,961,050    8,269,292   2,243,612
Depreciation                      219,515      221,089      849,607     151,709

   Total expenses               2,191,967    2,182,139    9,118,899   2,395,321

 Income from operations            32,102      373,477    1,221,590      59,467

Other income and (expenses)
 Interest income                  101,441       54,701      361,271      28,047
 Interest expense                (115,153)    (127,700)    (474,136)    (91,621)
 Gain (loss) on sale of assets     17,500       31,105       34,323     ( 7,460)
 Other                            480,807           --           --          --

     Total other income
       and (expenses)             484,595      (41,894)     (78,542)    (71,034)

Income (loss) from continuing
 operations before income taxes
 and minority interest            516,697      331,583    1,143,048     (11,567)

 Income tax (expense) benefit     201,512       62,979     (394,745)      1,470

Income (loss) from continuing
  operations before minority
  interest                        315,185      268,604      748,303     (10,097)

Minority interest                 100,430       95,316     (286,505)    (63,544)

Income (loss) from continuing
  operations                      214,755      173,288      461,798     (73,641)

Discontinued operations:
  Income from discontinued
  operations (net of applicable
  income taxesof $452,620)             --           --           --     441,197
  Gain on disposal of discontinued
   operations (net of applicable
   taxes of $100,000)                  --           --           --   1,429,256

      Net income               $  214,755   $  173,288   $  461,798 $ 1,796,812

Income (loss) per common share
 from continuing operations    $      .06   $      .06   $      .15 $      (.15)

Net income per common share    $      .06   $      .06   $      .15 $      3.67

The accompanying notes are an integral part of the financial statements.

                               METEOR INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               For the Years Ended December 31, 1996 and 1995 and
                   the Three Months Ended March 31, 1997 (Unaudited)


                                              Additional
                              Common  Stock   Paid-In    Retained
                              Shares  Amount  Capital    Earnings     Total


Balance - January 1, 1995       100   $  100 $  511,920 $  196,998 $  709,018
Stock issued and restated
for reverse acquisition   3,022,803    2,923  1,411,420             1,414,343

Stock issued during
the year                      2,000        2      3,998                 4,000

  Net income                                             1,796,812  1,796,812


Balance - December 31,
1995                      3,024,903    3,025  1,927,338  1,993,810  3,924,173


Stock issued during
the year                 285,235      285    733,635               733,920

  Net income                                               461,798    461,798

Balance - December 31,
1996                      3,310,138    3,310  2,660,973  2,455,608  5,119,891

Stock issued during
the period (unaudited)      130,000      130    519,870               520,000

  Net income (unaudited)                                   214,755    214,755

Balance - March 31,
1997 (unaudited)          3,440,138   $3,340 $3,180,843 $2,670,363 $5,854,646





The accompanying notes are an integral part of the financial statements.












                               METEOR INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                               For the Three Months          For the Year
                                  Ended March 31           Ended December 31
                                1997          1996         1996        1995
                              (Unaudited) (Unaudited)

Cash flows from operating
 activities:
 Net income                    $ 214,755    $ 173,288  $  461,798   $1,796,812
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
 Depreciation and amortization   219,515      221,089     849,607      159,416
 (Gain)/loss on disposal of
  property & equipment           (17,500)     (31,105)    (34,323)       7,460
 Deferred income taxes           (31,277)    (182,723)      5,269       (1,470)
 Minority interest               100,430       95,316     286,505       63,544
 Other                                --           --     (11,486)          --
 Changes in assets and liabil-
  ities, net of effects from
  reverse acquisitions
 (Increase)/decrease in accounts
  receivable                      71,177     (130,557) (1,018,354)    (127,762)
 (Increase)/decrease in
  inventories                    (30,753)     (78,566)    110,913      (32,022)
 (Increase)/decrease in other
  current assets                  37,359      (48,545)    (55,298)      22,297
 Increase in accounts payable   (320,762)     759,486     642,212      289,544
 Increase/(decrease)in accrued
   liabilities                    62,074       46,916      10,247     (113,889)
 Increase/(decrease) in taxes
   payable                       169,803      107,067    (216,068)      60,115
 (Increase)/decrease in other
   assets                         46,170      (75,302)   (219,069)       8,207
  Discontinued operations             --           --          --      (31,160)

  Net cash provided by operating
   activities                    520,991      856,364     841,953    2,101,092

Cash flows from investing
 activities
 Cash proceeds from sale of
   property                       34,893       31,105     116,885           --
 Purchases of property and
   equipment                    (126,181)    (125,809)   (253,202)     (57,003)
 Loans to related parties             --           --     (68,220)  (1,516,000)
 Net cash from reverse
   acquisition                        --           --          --      537,853
 Investment in closely held
   business                       (5,258)          --    (876,266)    (401,999)
  Note receivable payments       519,121       48,970     158,188       58,556

  Net cash provided (used)
   by investing activities       422,575      (45,734)   (922,615)  (1,378,593)

                     METEOR INDUSTRIES, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Continued)


                               For the Three Months          For the Year
                                  Ended March 31           Ended December 31
                                1997          1996         1996        1995
                              (Unaudited) (Unaudited)

Cash flows from financing activities
 Borrowings on revolving
  credit facilities           14,523,606   12,431,661  56,203,123    7,734,473
 Payments on revolving
  credit facilities          (14,852,004) (13,188,226)(56,337,608)  (7,922,104)
 Increase in bank overdraft     (170,308)     (71,657)     98,651       71,657
 Borrowings on long-term debt   (103,176)          --     133,727       82,215
 Sale of minority interest
  in subsidiary                       --           --     250,000           --
 Payments on long-term debt           --      (56,511)   (582,417)     (56,903)
 Proceeds from common stock
  issued                         520,000           --     733,920        4,000
 Restricted cash                (321,081)     110,069    (386,391)    (541,964)
 Insurance Proceeds                   --           --      24,499           --

Net cash provided (used)by
 financing activities           (402,963)    (774,664)    137,504     (628,626)

Net increase (decrease) in
 cash and equivalents            540,603       35,966      56,842       93,873

Cash and equivalents, beginning
 of period                       151,992       95,150      95,150        1,277

Cash and equivalents, end
 of period                    $ 692,585     $ 131,116  $  151,992   $   95,150


NON CASH INVESTING AND FINANCING ACTIVITIES

Acquisition of CRI by
 issuance of stock accounted
 for as a reverse acquisition
  Property, plant & equipment $      --    $       --  $      --    $2,066,503
  Deferred taxes              $      --    $       --  $      --    $ (805,936)
  Stockholders' equity        $      --    $       --  $      --    $1,260,567

Acquisition of property
 with debt                    $      --    $       --  $ 315,000    $       --
Accounts receivable replaced
 with note receivable         $      --    $       --  $  55,000    $       --

Other operating cash flow information:

Cash paid for taxes           $       --     $      --   $ 537,600    $   34,152
Cash paid for interest        $   68,075     $  70,097   $ 485,531    $   53,005

   The accompanying notes are an integral part of the financial statements.


                                METEOR INDUSTRIES, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1  -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Meteor Industries, Inc.("Meteor" or "Company") was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc. ("Graves"), which was acquired effective September 1, 1993, is a wholesale and retail distributor of petroleum products primarily in northern New Mexico, Colorado, Arizona and Utah. Graves also operates retail gasoline and convenience stores in northern New Mexico and Colorado. El Boracho, Inc., which was acquired September 1, 1993, holds a liquor license for use by an Albuquerque, New Mexico convenience store. Hillger Oil Company ("Hillger"), which was acquired effective April 1, 1995, is a wholesale and retail distributor of petroleum products primarily in southern New Mexico and Arizona. In addition, Hillger operates and owns through a subsidiary, Hatch Pyramid LLC, retail gasoline and convenience stores in southern New Mexico. Capco Resources, Inc. ("CRI"), is a holding Company involved in the development of a power project in Pakistan. The acquisition of CRI was accounted for as a reverse acquisition with CRI treated as the acquirer (See
Note 15). The historical accounts of CRI are reflected in the 1995 financial statements for the full year. Information for Meteor is included since November 2, 1995, the date of acquisition. In 1996 the Company transferred its ownership of CRI to Meteor Holdings LLC ("MHL"). Innovative Solutions and Technologies, Inc. ("IST") is involved in providing environmental consulting. Capco Analytical Services, Inc. ("CAS") is involved in providing laboratory analysis.

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION - The consolidated financial statements include the accounts of Meteor Industries, Inc., and its wholly owned subsidiaries, Graves, including its wholly owned subsidiary, El Boracho, Inc., Hillger including its wholly owned subsidiary Hatch Pyramid LLC, CAS and IST and Meteor's 73% owned subsidiary, Meteor Holdings LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include certificates of deposit with original maturity dates of 3 months or less or cash in local banks.

RESTRICTED CASH - The Company has revolving bank credit facilities which require the use of depository accounts from which collected funds are transferred to the lender. The lender then applies these collections to the revolving credit facilities. These accounts are controlled by the lender.

INVENTORIES - Inventories are stated at the lower of cost or market. Inventories of petroleum products, greases and oils, and related products are stated at weighted average cost for Hillger and the last in first out (LIFO) basis for Graves. Sundries inventories are valued by the retail method and stated on the first in, first out (FIFO) basis which is lower than market. Approximately $324,000 of inventory is valued using the LIFO method.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost; major renewals and improvements are charged to the property and equipment accounts; while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets, are expensed currently.

At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

REVENUE RECOGNITION - Revenue from product sales is recognized when the product is delivered. Revenue from services is recognized when the services are performed and billable.

DEPRECIATION - Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:

             DESCRIPTION                                   LIVES
       --------------------------                      -------------
       Buildings and improvements                      5 to 40 years
       Equipment                                       5 to 20 years

COST IN EXCESS OF NET ASSETS ACQUIRED AND OTHER INTANGIBLES - The Company continually monitors its costs in excess of net assets acquired (goodwill) and its other intangibles to determine whether any impairment of these assets has occurred. In making such determination with respect to goodwill, the Company evaluates the performance using cash flows, on an undiscounted basis, of the underlying businesses which gave rise to such amount. With respect to other intangibles, which include the cost of license agreements, covenants not to compete and organization costs, the Company bases its determination on the performance using cash flows, on an undiscounted basis, of the related products. The Company's goodwill results from the acquisition of Hillger. The assets acquired in these transactions continue to contribute a significant portion of the Company's net revenues and earnings.

Substantially all costs in excess of net assets (goodwill) of subsidiaries acquired are being amortized on the straight-line method over fifteen years.

Other intangibles, which include the costs of license agreements, covenants not to compete and organization costs are being amortized over five years using the straight-line method.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

ENVIRONMENTAL EXPENDITURES - Expenditures that relate to current operations are expended or capitalized as appropriate for each expenditure. Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expensed currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

EARNINGS PER SHARE - Earnings per common and common equivalent share are computed by dividing the net income by the weighted average number of common shares outstanding. The number of shares used in the earnings per share computation for 1996 is 3,184,397 and for 1995 is 489,035. The 1995 number of shares reflects CRI's equivalent share activity for ten months and Meteor share activity from the date of the reverse acquisition.

UNAUDITED INTERIM FINANCIAL INFORMATION - The consolidated balance sheet at March 31, 1997, the consolidated statements of operations and cash flows for the three month interim periods ended March 31, 1997 and 1996 and the consolidated statement of stockholders' equity for the three month interim period ended March 31, 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the interim financial information have been made. The results of operations for interim periods are not necessarily indicative of the operating results of a full year or of future years.

NOTE 2 -- PROPERTY AND EQUIPMENT

The major classifications of property and equipment are as follows:

                                            1996           1995
                 DESCRIPTION               AMOUNT         AMOUNT
           --------------------------    ----------    -----------
           Land                          $1,326,349    $ 1,334,374
           Buildings and improvements     1,378,282        899,089
           Equipment                      6,512,753      6,511,294

                                          9,217,384      8,744,757

           Accumulated depreciation        (940,016)   (   176,365)

           Net property and equipment    $8,277,368    $ 8,568,392

NOTE 3 -- NOTES RECEIVABLE - RELATED PARTIES

The Company has two outstanding notes receivable from its minority interest shareholder (100% preferred stockholder of Graves) in the amounts of $550,000 and $100,000. The $550,000 note is due October 1, 1997, and is collateralized by real estate. However, if the collateral is sold prior to satisfaction of this note, then one half of the lesser of the outstanding balance or the sale proceeds of the assets will be applied to reduce the liquidation preference of the preferred stock (discussed in Note 7), and the remaining one half will be applied to reduce the note payable to the minority interest shareholder. Interest is receivable semiannually and is determined at each anniversary based on Citibank of New York prime plus 2%. The interest rate at December 31, 1996 and 1995, was 10.25% and 10.50%, respectively. The $100,000 note is unsecured and is due October 1, 1997, with interest accrued from September 28, 1994. Interest is computed semiannually at Citibank of New York prime plus 2%, being 10.25% and 10.50% at December 31, 1996 and 1995, respectively. Accrued interest receivable at December 31, 1996 and 1995, totaled $45,793 and $36,210, respectively.

The Company has a note receivable from another subsidiary of Capco Resources Ltd. (a 57% owner of the Company) in the amount of $1,516,000 due April 1, 2006. Interest is receivable semiannually at a rate of 9%.

NOTE 4 -- INVESTMENTS IN CLOSELY HELD BUSINESSES

The Company owns 50% of the Graves Rio Rancho No. 1 Ltd. Co. The investment was acquired in May 1994. The Company reports its investment in this limited liability company using the equity method. The carrying value was $133,263 at December 31, 1996. This investment is not publicly traded.

The Company owns 50% of the Coors Pyramid L.L.C. The investment was acquired in June, 1996. The Company reports its investment in this limited liability company using the equity method. The carrying value was $153,680 at December 31, 1996. This investment is not publicly traded.
The Company owns 33% of American L.P., Ltd. The investment was acquired in December 1995, for $100,014. The Company reports its investment in this limited liability Company using the equity method. This investment is not publicly traded. The carrying value was $65,302 at December 31, 1996.

At December 31, 1996, the Company, had invested $683,162 in Meteor Holdings LLC ("MHL") MHL owns an interest in Saba Power Company, Ltd. (the "Power Project"). The investment in the Power Project is reported using the cost method. The Company also entered into an agreement with Saba Petroleum Company ("Saba") whereby Saba, a related party, participated in the Power Project. Saba invested $250,000 in MHL resulting in MHL's total investment of $933,162 in the Power Project. Saba owns a .5% interest in the Power Project through its ownership of 27% of MHL. The Company owns 1.5% of the Power Project through its ownership of 73% of MHL. Saba's .5% interest in the project is subject to the same terms and conditions as the Company's 1.5% interest. These percentages, however, could be reduced in the event that other shareholders of Saba Power are required to make additional contributions to equity.

MHL has obtained the right to sell its interest in Saba Power to an affiliate of one of the other shareholders for approximately the amount of its contri-bution on October 26, 1996, for a period of 120 days. The Company's investment in the Power Project is not expected to provide any significant cash flow to the Company for at least three to four years. Further, if during the next 2-3 years certain enhancements to the Power Project contracts are not obtained from the Government of Pakistan, then cash flow from the Power Project will not be earned by or distributed to the Company.

During 1996, Saba Power Company Ltd. and the shareholders thereof, including the Company, completed the final negotiations with the project's construction lender and the engineering procurement and construction contractor was given a limited release to commence construction activities on the project, which was subsequently suspended. On March 4, 1997, all required equity capital was fully subscribed and paid by the shareholders; in the form of cash or letters of credit; all documentation fees were paid to the Government of Pakistan; the construction contractor was given a full release. All required consents were obtained from the Government of Pakistan, and all defaults were cured. Due to the changing political climate in Pakistan and the economic risks involved, the Company's management decided not to invest additional capital in the project. All debt and equity financing for the Power Project was completed on March 4, 1997, in the total amount of over $150,000,000.

In connection with this transaction, the Company's co-developer, Cogen Tech-nologies, agreed to pay a consulting fee for services provided in 1996, to the founding partners, of which MHL's share totals $400,000 with the possibility of receiving up to an additional $350,000 over a three year period if certain contract enhancements are obtained from the Government of Pakistan;

however, there can be no assurance that such enhancements can or will be
obtained.   MHL incurred approximately $124,000 in expenses to outside sources in pro-viding these consulting services. The Company's share of the $276,000 in net revenues totals $200,000 by virtue of its 73% ownership of in MHL.

The Company is not required to invest any additional capital related to the Power Project. If costs of the project exceed budget and capital is required then the Company will have the choice of investing more capital or suffering ordinary dilution to its ownership interest without incurring any penalties.

NOTE 5  -- REVOLVING CREDIT FACILITY

Revolving Credit Facility at December 31, consisted of the following:

                                            1996         1995
                                                  ----------     ----------
$3,000,000 revolving bank credit facility,
payable to Norwest Business Credit, Inc.,
bearing interest at Norwest Bank Minnesota,
N.A., base rate plus 2.0% (10.25% and 11.25%
at December 31, 1996 and 1995, respectively),
due June 1999.  Collateralized by trade
accounts receivable and inventory of Graves       $1,861,189     $2,039,944

$1,500,000 revolving bank credit facility,
payable to Norwest Business Credit, Inc.,
bearing interest at Norwest Bank Minnesota,
N.A., base rate plus 2% (10.25% and 10.75%
at December 31, 1996 and  1995, respectively),
due June 30, 1999.  Collateralized by trade
accounts receivable and inventory of Hillger         279,838        235,568

The revolving bank credit facility agreements require the Company to maintain certain net worth and performance ratio levels and meet certain financial reporting requirements. As discussed in Note 1, payments on these loans are made through collateral cash accounts in the name of the lender. The unused borrowing base at December 31, 1996, was $938,606.

Hillger was in default in its net worth requirement in December, 1996, Hillger received a waiver of this default. Graves and Hillger were in default of certain financial reporting requirements for which waivers were obtained.

NOTE 6 -- LONG-TERM DEBT

Long-term debt at December 31, consisted of the following:

                                            1996        1995
                                                  ----------    ----------
Note payable to Theron Graves, semiannual
payments of $200,000 including interest at
prime plus 2% (10.25% and 10.75% at December
31, 1996 and 1995, respectively), collateral-
ized by half of Graves common stock, matures
October 1997.                                     $1,759,139    $1,955,663

Note payable to First National Bank of
Farmington, monthly payments of $19,000
including interest at prime plus 2% (10.25%
and 10.75% at December 31, 1996 and 1995,
respectively) collateralized by mortgage on
buildings and land, matures January 1998.            211,872       388,048

Note payable to Norwest Business Credit, Inc.,
monthly payments of $10,417 plus interest at
Norwest Bank of Minnesota, N.A. base rate plus
3.0% (11.25% and 11.75% at December 31,
1996 and 1995, respectively), collateralized by
property and equipment, due June 1998.               187,494       312,498

Note payable to The Spot, quarterly payments of
$14,326 plus interest at 7.00%, collateralized
by mortgage on building and land, matures
December, 2003.                                      315,000            --

Note payable to unaffiliated third party
annual payout of $20,000 with no interest
and no collateral, matures June, 2000.
non-compete agreements                                60,000            --

Note payable to Ford Motor Credit, monthly
payments of $329 including interest at 11.9%,
collateralized by equipment, matures
December, 1999.                                        9,919        12,459

Note payable to GMAC, monthly payments
of $257, including interest at 9.95%,
collateralized by equipment, matures
April, 2000.                                           8,533           --

Note payable to GMAC, monthly payments
of $387, including interest at 9.95%,
collateralized by equipment, matures
April, 1999.                                           9,330            --

Note payable to GMAC, monthly payments
of $604, including interest at 10.12%,
collateralized by equipment, matures
December, 1999.                                       18,681        23,754

Leases payable (Note 14)                              42,163        63,399

     Total                                         2,622,131     2,755,821

Current portion                                   (2,176,357)     (561,048)

     Long-term debt                                $ 445,774    $2,194,773

The following is a schedule by years of the repayment of long-term debt:

            PERIOD ENDING
            DECEMBER 31,                      AMOUNT
            -------------                      ----------
                1997                           $2,176,357
                1998                              161,973
                1999                                68,795

                2000                               58,453
                2001                               50,464
                Remaining                         106,089

                Total                          $2,622,131


NOTE  7 -- MINORITY INTEREST IN SUBSIDIARIES

The Series A Convertible Preferred Stock of Graves, is limited voting stock and is entitled to cumulative annual dividends at a rate of 8% of the liquidation value. These securities are convertible into common stock of Graves or Meteor at the bid price on the date of conversion or 22.2% of Meteor based on whichever calculation yields fewer shares. The record holder has the right to vote on matters which affect the rights of the class and to elect two of the seven members of Graves' board of directors. In the event of default under the Meteor promissory note issued to purchase the Graves common stock, the holder of the Series A Convertible Preferred Stock has the ability to elect all of the Graves directors. The Company may at any time redeem all or any portion of the Series A Convertible Preferred Stock outstanding at an amount equal to the liquidation value plus all accrued and unpaid dividends. At any time after September 15, 2000, the record holder shall have the right to have the Company redeem all or any portion of the shares outstanding at the price stated above. No dividends have been declared by the board of directors. Dividends in arrears amount to $945,192 and $685,075 as of December 31, 1996 and 1995, respectively. The minority interest is recorded at its discounted value in the amount of $3,825,903. Dividends and accretion of the preferred stock discount are reflected in minority interest on the income statement.

The Company owns 73% of MHL which owns 100% of Capco Resources, Inc. The minority interest of 27% is recorded at its cost basis of $326,000.

NOTE 8 -- INCOME TAXES

The provision for income taxes from continuing operations consists of the following components:

                                       1996        1995
                                            --------     -------
            Current tax expense             $359,476     $     0
            Deferred tax expense (benefit)    35,269      (1,470)

            Total provision (benefit)       $394,745     $(1,470)


The following reconciles the tax provision with the expected provision obtained by applying federal and state statutory rates to pretax income (loss) from continuing operations:

                                        1996         1995
                                            --------     -------
            Expected tax provision          $445,789     $(3,933)
            Nondeductible expenses             4,407       2,425
            Benefit of operating
              loss carryforwards)            (40,107)         --
            Other                            (15,344)         38

            Total provision                 $394,745     $(1,470)

The deferred tax asset (liability) in the accompanying balance sheet includes the following components:

                                         1996        1995
                                            ------------ -----------
Current:
 Deferred tax asset(liability), federal     $    (5,042) $   130,616
 Deferred tax asset (liability), state             (742)      19,208

  Net current deferred asset (liability)    $    (5,784) $   149,824

Noncurrent:
 Deferred tax liability, federal            $(1,535,934) $(1,650,812)
 Deferred tax liability, state                 (237,306)    (242,767)

  Net noncurrent deferred tax liability     $(1,773,240) $(1,893,579)

  Net deferred tax liability                 (1,779,024)  (1,743,755)

Components of deferred income taxes at December 31, were as follows:

                                          1996        1995
                                            -----------  -----------
     Deferred tax asset
      Accounts receivable                   $    82,776  $    80,272
      Net operating loss carryforwards               --       40,170
      Other                                      23,764       29,382

       Total deferred tax liability             106,540      149,824

     Deferred tax liability:
      Depreciation and amortization         $(1,773,240) $(1,893,579)
      Inventory                                (112,324)          --

       Total deferred tax liability          (1,885,564)  (1,893,579)

       Net deferred tax liability            (1,779,024)  (1,743,755)

NOTE 9 -- DEFINED CONTRIBUTION PLAN

Graves adopted a 401(k) profit sharing plan effective January 1, 1994. Excluded from the plan are employees whose employment is governed by a collective bargaining agreement that includes retirement benefits. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. No contributions were made for the year ended December 31, 1995 and contributions for the year ended December 31, 1996, were $17,014.

Hillger adopted a 401(k) profit sharing plan effective April 1, 1994. No employees are excluded from the plan. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. For the years ended December 31, 1996 and 1995, Hillger's contribution was $13,056 and $4,346, respectively.

NOTE 10 -- RELATED PARTY TRANSACTIONS

The Company used space, telephone and secretarial services of a corporation controlled by officers of the Company. Expenses are paid by the Company as invoiced. At December 31, 1996 and 1995, amounts payable to related parties were $-0- and $21,256, respectively. These services were discontinued in 1996.

The following are transactions that occurred with the minority interest (100% preferred stockholder) in Graves Oil & Butane Co., Inc.:

The Company leases certain real estate from the preferred stockholder. For the years ended December 31, 1996 and 1995, rents paid were $54,643 and $9,102, respectively.

The Company has land, buildings, and equipment in Springerville, Arizona, and equipment in St. Johns, Arizona, which were used by a relative of the preferred stockholder. The Company did not charge for the use of its properties but received revenue from the sale of its products. During the years ended December 31, 1996 and 1995, revenues reported amounted to $56,612 and $56,864, respectively. The properties are now closed and the Company is in the process of selling the land, buildings, and equipment.

The Company sells its products to other entities controlled by the preferred stockholder. During the years ended December 31, 1996 and 1995, revenues reported amounted to $1,018,928 and $224,425, respectively.

The preferred stockholder is indebted to the Company on two notes totaling $650,000 as described in Note 3. Interest receivable at December 31, 1996 and 1995, was $45,793 and $36,210, respectively. Interest earned during the years ended December 31, 1996 and 1995, was $66,790 and $11,677, respectively.

The Company is indebted to the preferred stockholder for $1,759,139 as described in Note 6. Interest payable at December 31, 1996 and 1995, was $45,078 and $54,903, respectively. Interest expense during the years ended December 31, 1996 and 1995, for this note was $193,369 and $36,602, respectively.

The Company has entered into a consulting agreement with the preferred stockholder which provides for payments of $1,500 per month and the use of a vehicle; fuel for such vehicle; a personal automobile; health, life, disability, and automobile insurance; and reimbursement of various expenses including club dues. During the years ended December 31, 1996 and 1995, the fees paid were $27,232 and $3,570, respectively.

NOTE 11 -- ENVIRONMENTAL PROTECTION EXPENDITURES

The Company utilizes underground tanks at various locations to store petroleum products and is therefore subject to various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

The state of New Mexico has recognized the potential cleanup costs resulting from regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies re-quirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund.

The Company is responsible for any contamination of land it owns or leases. However, the Company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties. During the period ended December 31, 1996 and 1995, the Company expended $31,167 and $5,876, respectively, for site assessment and related cleanup costs.
Included in other assets at December 31, 1996 and 1995, are unreimbursed costs from the State of New Mexico of $125,761 and $94,593, respectively.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

The Company is contingently liable for certain costs associated with leasehold improvements made by a supplier on property of customers of Graves. The liability for the costs is amortized over a five-year period with the Company becoming responsible for payment to the supplier if fuel purchases fail to meet certain volumes. At December 31, 1996 and 1995, the Company was contingently liable for $11,462 and $31,175, respectively, in unamortized costs. Future losses, if any, cannot be estimated at this time.

The Company has in escrow 400,000 shares in a Canadian corporation and a $150,000 cash deposit related to the sale of a subsidiary in 1995. Both the deposit and the shares are subject to reduction depending on various factors related to the subsidiary sale. The Company has not recognized any gain or asset related to the escrow items.

The Company is a co-signer on the Phillips Performance Fund, Inc. note for $504,982 for its 50% owned equity investment in Coors Pyramid LLC.

NOTE 13 -- OPERATING LEASES

The Company has entered into various noncancelable leases for land, buildings and equipment with terms ranging from 3 to 15 years. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance, and expenses related to the leased property. Total rent expense under operating leases for the years ended December 31, 1996 and 1995, was $771,716 and $123,723, respectively.

Minimum future obligations on leases in effect at December 31, 1996, are:

           December 31, 1997                      $   759,000
           December 31, 1998                      $   753,000
           December 31, 1999                      $   705,000
           December 31, 2000                      $   663,000
           December 31, 2001                      $   665,000
           Thereafter                             $ 2,145,000

Annual minimum future rental payments have not been reduced by $42,000 of sublease rentals to be received in the future under non-cancelable subleases.

NOTE 14 -- CAPITAL LEASES

As of December 31, leased property under capital leases by major classes was as follows:

                                         1996        1995
                                               ----------   ---------
     Buildings and improvements                $  18,141    $  18,141
     Equipment                                   119,600      106,292
     Accumulated amortization                    (69,492)     (44,350)

        Net leased property                    $  68,249    $  80,083

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1996:

           December 31, 1997                          $ 32,785
           December 31, 1998                             5,670
           December 31, 1999                             3,832
           December 31, 2000                             3,832
           December 31, 2001                             2,875

           Total minimum lease payments                 48,994
           Less: amount representing interest            6,831

           Present value of minimum lease payments    $ 42,163

NOTE 15 - BUSINESS COMBINATION

Effective November 2, 1995, Meteor Industries, Inc. acquired 100% of the issued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The shares were valued at $2.51 each for a total consideration of $4,379,950. The $2.51 value was determined using the market price of the Company's stock at the date of the transaction and averaging that with a recent private placement. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the results of operations of CRI are included in the accompanying financial statements since January 1, 1995. The results of operations of Meteor are included in the accompanying financial statements since the date of the acquisition. The total cost of the acquisition by CRI exceeded the book value of Meteor by $2,066,503. The excess was allocated to property and equipment based on appraised value and will be depreciated over the estimated remaining useful lives of the assets. The unaudited results of operations on a pro forma basis for the year ended December 31, 1995 are as follows:

       Revenues                                            $57,721,328
       Income (loss) from continuing operations            $  (285,335)
       Income (loss) per share                             $      (.16)

NOTE 16 -- STOCK OPTION AND INCENTIVE EQUITY PLAN

The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Pro forma disclosures as if the Company adopted the expense recognition requirements under SFAS No. 123 in 1996 are presented below.

A stock option plan providing for the issuance of incentive stock options and non-qualified stock options to the Company's key employees was approved by the Company's stockholders on April 15, 1994. Pursuant to the plan, 500,000 shares of the Company's $.001 par value common stock have been reserved for issuance. Options must be granted at prices not less than 100% of fair market value at the time the option is granted. Options issued to each employee vest in equal installments on the anniversary dates of the date the options were granted. No options have been exercised. The Company's common stock options were granted at exercise prices equal to, or in excess of, market prices on the grant dates, and therefore no compensation cost was recognized. The majority of the options outstanding at December 31, 1996 will vest by December 31, 1998.

A summary of the status of the Company's stock option plans as of December 31, 1996 and 1995, is presented below:
                                        1996                     1995
                             ------------------------  -----------------------

                                          WEIGHTED                 WEIGHTED
                                          AVERAGE                  AVERAGE
                              SHARES   EXERCISE PRICE  SHARES   EXERCISE PRICE
                             -------   -------------- -------   --------------
Outstanding at beginning
 of year                     312,400       $  3.60    108,000      $  3.90
Granted                      105,000       $  3.50    236,000      $  3.46
Exercised
Forfeited                    (54,100)      $  3.63   ( 31,600)     $  3.54

Outstanding at end
 of year                     363,300       $  3.57    312,400      $  3.60

Options exercisable
 at Year-End                 123,934       $  3.66     28,400      $  3.95

Options Available for
 Future Grant                136,700           N/A    187,600          N/A

                            NUMBER OF       EXERCISE PRICE
DATE OPTIONS GRANTED        OPTIONS         PER SHARE        VESTING PERIOD
--------------------        ---------       --------------   --------------
October 1, 1993              41,000           $  3.00           5 years
February 1, 1994             31,300           $  5.25           3 years
August 4, 1995               21,000           $  3.00           3 years
November 30, 1995           215,000           $  3.50           3 years
May 31, 1996                105,000           $  3.50           5 years

The following table summarizes information about stock options outstanding at December 31, 1996:

                   OPTIONS OUT-      WEIGHTED AVERAGE      OPTIONS EXER-
 EXERCISABLE       STANDING AT        REMAINING CON-        CISABLE AT
   PRICE        DECEMBER 31, 1996     TRACTUAL LIFE      DECEMBER 31, 1996
 -----------    -----------------    ----------------    -----------------
    3.00             41,000                 7                 24,600
    5.25             31,300                 8                 20,867
    3.00             21,000                 4                  7,000
    3.50            215,000                 4                 71,667
    3.50             55,000                 5                    -0-

Had compensation cost been determined based on the fair value at grant dates for stock option awards consistent with the SFAS No. 123, the Company's net income and earnings per share for the years ended December 31, 1996 and 1995, would have been reduced to the pro forma amounts indicated below:

                                                      1996           1995
                                            ----------      ----------
Net Income:            As reported            $  461,798      $1,215,337
                     Pro Forma              $  368,367      $1,138,931

Earnings per share:  As reported            $      .15      $     2.49
                     Pro Forma              $      .12      $     2.33

The pro forma compensation expense based on the fair value of the options is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for grants: no dividends both years; an expected life of 5 years for both years, expected volatility of 95% and 57% for 1996 and 1995, respectively, and a risk free rate of return of 6.40 and
6.37 percent, respectively.  The weighted average fair value of those purchase
rights granted in 1996 and 1995 was $2.54 and $1.75 respectively.    SFAS No.
123 does not apply to awards prior to 1995.

In November 1995, Meteor granted an option to a consultant to purchase a total of 100,000 shares of Meteor's Common Stock. This option was exercisable at $2.50 per share, but expired unexercised on January 31, 1997.

NOTE 17 -- DISCONTINUED OPERATIONS

The 1995 financial statements have been restated to properly reflect income and the provision for income taxes related to discontinued operations. The net impact of these adjustments was as follows:
                                                    As Previously      As
                                                       Reported     Restated
                                                    -------------  ----------
Income from discontinued operations                 $  398,789     $  441,197

Gain on disposal of discontinued operations            890,189      1,429,256

Net income                                           1,215,337      1,796,812

Net income per share                                     $2.49          $3.67

     a) In September, 1995, CRI sold the shares of Saba de Colombia, Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party for consideration of $2,601,719, and realized a gain net of taxes on the sale of the shares of $1,429,256. The consideration received was in the form of:

    Cash                                               $2,401,719
    400,000 cumulative, convertible,
     redeemable first preferred shares
     of PetroSantander Inc. bearing
     dividends at 8.5%                                    200,000

                                                       $2,601,719

Cash of $150,000 and the preferred shares remain in escrow pending review by Colombian taxing authorities.

     b) In 1995, CRI transferred all of its holdings of Saba Petroleum Company and certain assets and liabilities to CRL and to CAPCO Acquisub, Inc., a wholly-owned subsidiary of CAPCO Resources Ltd. This transaction was recorded at book value. The net liabilities transferred had a book value of approximately $400,114.
                               F-20

The Company has been indemnified by Capco Resources Ltd. with respect to certain tax liabilities. The Company has recorded a receivable for $48,000 which was received prior to the issuance of the financial statements.

     The discontinued operations results for 1995 are as follows:

                                                             YEAR ENDED
                                                    DECEMBER 31, 1995
Income                                                   -----------------
 Oil and gas sales (net of royalties)                      $14,197,860
 Other income                                                  843,793

                                                            15,041,653
Expenses
 Production and operating                                    8,695,733
 General and administrative                                  1,986,967
 Interest and bank charges                                   1,065,011
 Depreciation, depletion and amortization                    2,413,743

                                                            14,161,454

Operating income                                               880,199

Income tax expense                                             452,620
Foreign exchange (gain) loss                                    51,237
Minority interest                                              114,655
Dilution gain                                                 (179,510)

                                                               439,002

Net Income                                                 $   441,197

Gain on disposition, net of tax
 of $100,000                                               $ 1,429,256

NOTE 18 - NEW ACCOUNTING PRONOUNCEMENTS

In February, 1997, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 128, "Earning per Share" ("SFAS No.128"). The standard requires presentation of earnings per share on a "basic" (only shares outstanding) actual and "fully diluted" (actual shares outstanding plus the effect of other dilutive securities) basis. At this time, the Company does not expect the adoption of SFAS No.128 to have a material impact on the Company's earnings per share.

NOTE 19 - SUBSEQUENT EVENTS

In February and March of 1997, the Company sold shares and warrants to purchase the Company's Common Stock to 16 accredited investors in a private offering. A Total of 130,000 shares of Common Stock and 130,000 warrants were sold in this offering for an aggregate of $520,000 in cash. The Company paid no commissions in connection with this offering. Each warrant allows the holder to purchase one share of Common Stock at $5.00 per share from March 28, 1998 until March 27, 1999.

In March 1997 the Company entered into an out of court settlement with one of its former insurers. As a result, the Company will receive approximately $480,000 in cash after paying its related attorney's fees. Such funds were received in May 1997.

                            SQUIRE & WOODWARD, P.C.
                Certified Public Accountants - Consultants
                          2730 San Pedro NE, Suite D
                        Albuquerque, New Mexico 87110
                               505/881-3408
                             FAX 505/881-6597

To the Board of Directors and Stockholders
 of Meteor Industries, Inc.
Denver, Colorado

                   INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Meteor Industries, Inc. and subsidiaries, as of August 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meteor Industries, Inc. and subsidiaries, as of August 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Squire & Woodward
SQUIRE & WOODWARD, P.C.

November 22, 1995

                         METEOR INDUSTRIES, INC.
                          AND SUBSIDIARIES
                           Consolidated Balance Sheets
                        As of August 31, 1995 and 1994

                              ASSETS
                                                        1995          1994

Current assets
      Cash                                          $   244,206   $   292,121
      Cash - restricted                                 476,007       230,508
      Accounts receivable, net of an allowance
        for doubtful accounts of $195,500 for
        1995 and $165,000 for 1994                    4,041,591     4,784,370
       Inventory, pledged                             1,426,901       853,671
       Notes receivable                                  14,969        21,588
       Deferred tax asset                               257,893       135,409
       Prepaid expenses                                 184,956       217,931
       Other current assets                              35,980        20,664

           Total current assets                       6,682,503     6,556,262

Property and equipment, at cost, partially pledged
net of accumulated depreciation of $5,601,000 for
1995 and $5,533,417 for 1994                          5,767,704     4,561,713

Other assets
       Notes receivable                                 271,438        40,833
       Notes receivable - related parties               732,625       698,919
       Intangibles, net of accumulated
         amortization of $70,031
         for 1995 and $54,136 for 1994                  104,448       120,343
       Investment in closely held business              110,000       110,000
       Goodwill, net of accumulated amortization
         of $3,784                                      818,121
       Other assets                                      94,449       167,504

           Total other assets                         2,131,081     1,137,599

                 TOTAL ASSETS                       $14,581,288   $12,255,574

















   See accompanying notes to consolidated financial statements.

                               METEOR INDUSTRIES, INC.
                                  AND SUBSIDIARIES
                             Consolidated Balance Sheets
                            As of August 31, 1995 and 1994

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        1995          1994

Current liabilities
       Accounts payable                             $ 2,746,718   $ 1,711,450
       Notes payable                                  2,002,085     2,700,165
       Bank overdraft                                   124,166
       Current portion of long-term debt                822,112       407,736
       Due to related parties                            91,077         2,827
       Taxes payable                                    837,042       601,529
       Accrued expenses                                 327,374       182,384

           Total current liabilities                  6,950,574     5,606,091

Long-term debt, net of current portion
       Notes payable                                  2,095,660     2,603,626

Deferred taxes                                        1,032,670       456,669

Minority interest in subsidiary                       3,488,310     3,107,048

Commitments and contingencies (Notes 15, 16,
       17 and 18)

Stockholders' equity

       Common stock, $.001 par value,
         10,000,000 shares authorized;
         1,272,903 shares issued and
         outstanding in 1995; 835,500
         shares issued and outstanding in 1994            1,273           835

       Additional paid-in capital                     1,715,290       954,865

       Retained deficit                                (702,489)     (473,560)

             Total stockholders' equity               1,014,074       482,140

             TOTAL LIABILITIES AND STOCKHOLDERS'
               EQUITY                               $14,581,288   $12,255,574











   See accompanying notes to consolidated financial statements.


                              METEOR INDUSTRIES, INC.
                                AND SUBSIDIARIES
                        Consolidated Statements of Income
                         As of August 31, 1995 and 1994


                                                        1995          1994

Sales                                               $44,970,956   $38,763,225
Cost of sales                                        38,518,916    33,475,541

      Gross profit                                    6,452,040     5,287,684

Operating expenses
       Selling, general, and administrative           5,537,753     4,786,779
       Depreciation and amortization                    592,773       456,996
       Bad debts expense                                236,138        14,931

             Total operating expenses                 6,366,664     5,258,706

                   Income from operations                85,376        28,978

Other income and expense
       Interest income                                  234,096       235,593
       Dividend income                                    5,452         3,398
       Gain on sale of assets                            41,110        32,599
       Other income                                     121,314       125,017
       Interest expense                                (526,665)     (434,778)

             Total other income                        (124,693)      (38,171)

                  Loss before income taxes and
                    minority interest                   (39,317)       (9,193)

Provision for income taxes                             (191,650)      (28,562)

       Net income before minority interest              152,333        19,369

Minority interest                                      (381,262)     (492,929)

      Net loss                                      $  (228,929)  $  (473,560)

Income per common share (weighted average common
shares outstanding 1,056,191 for 1995 and 691,300
for 1994)                                           $      (.22)  $      (.69)












   See accompanying notes to consolidated financial statements.

                         METEOR INDUSTRIES, INC.
                           AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity
                    As of August 31, 1995 and 1994


                     Preferred Stock      Common Stock    Additional
                     Number              Number            Paid-in   Retained
                    of Shares  Amount   of Shares Amount   Capital   Earnings
Balance -
September 1, 1993             $           475,000 $  475 $   30,575 $
  Stock issued       160,000   160,000    200,500    200    764,350
  Stock warrants
    issued                                                      100
  Conversion of
    preferred stock (160,000) (160,000)   160,000    160    159,840

      Net loss                                                      (473,560)

Balance -
August 31, 1994            0         0    835,500    835    954,865 (473,560)
  Stock issued                            372,373    373    760,490
  Stock dividend                           65,030     65        (65)

        Net income                                                  (228,929)

Balance -
August 31, 1995            0  $      0 1,272,903 $1,273 $1,715,290 $(702,489)





























     See accompanying notes to consolidated financial statements.


                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
              Consolidated Statements of Cash Flows
                  As of August 31, 1995 and 1994

                                                       1995           1994

Cash flows from operating activities
  Net income                                      $    152,333   $     19,369
  Adjustments to reconcile net income to net
  cash provided (used) by operating activities:
      Depreciation and amortization                    592,773        456,994
      Gain on disposal of property and equipment       (41,072)       (32,599)
       Gain on disposal of investments                     (38)
       Other income from basis adjustment
         to property and equipment                                    (65,000)
       Deferred income taxes                          (252,475)       (28,769)
       Changes in assets and liabilities, net of
       effects from purchase of subsidiaries:
           Decrease (increase) in accounts
             receivable                              1,223,429     (1,056,469)
           Decrease (increase) in inventories          (35,852)       189,761
           Decrease (increase) in other current
             assets                                    193,406       (193,178)
           Decrease (increase) in other assets          73,635       (164,537)
           Increase in bank overdraft                  124,166
           Increase in accounts payable                148,184        205,043
           Decrease in accrued liabilities              (1,407)       (32,890)

              Net cash provided (used) by
              operating activities                   2,177,082       (702,275)

Cash flows from investing activities
  Cash paid for the purchase of subsidiaries,
    net of cash acquired                              (546,657)    (1,832,635)
  Cash paid for purchase of investment securities         (365)      (110,000)
  Cash paid for purchases of property and
    equipment                                         (377,210)      (442,016)
  Cash proceeds from sale of investment
    securities                                             657        243,595
  Cash proceeds from sale of property                  117,199         80,472
  Cash paid on notes receivable                       (205,972)        30,357
  Cash paid on related party receivables               (24,706)       134,916
    Net cash used by investing activities           (1,037,056)    (1,895,311)

Cash flows from financing activities
  Proceeds from short-term borrowings               42,695,070     42,760,933
  Principal payments on short-term debt            (43,452,946)   (40,260,768)
  Proceeds from borrowing on long-term debt            536,000
  Principal payments on long-term debt              (1,569,679)      (295,883)
  Proceeds from stock and stock warrants issued        760,863        924,650
  Net borrowings on related party payables              88,250         (8,923)
      Net cash provided (used) by financing
        activities                                    (942,442)     3,120,009
Net increase in cash and equivalents                   197,584        522,423
Cash and equivalents, beginning of year                522,629            206
Cash and equivalents, end of year                 $    720,213   $    522,629

See accompanying notes to consolidated financial statements.

                       METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
               Consolidated Statements of Cash Flows
                  As of August 31, 1995 and 1994

                    SUPPLEMENTAL INFORMATION
                                                        1995         1994

Cash paid (refunds received) for income taxes         $(97,845)   $  155,107

Cash paid for interest                                $515,806    $  320,651


           NONCASH INVESTING AND FINANCING ACTIVITIES
                                                        1995         1994
The minority interest in subsidiary was adjusted
to record the dividend in arrears and the accretion
of preferred stock of Graves Oil & Butane Co., Inc.   $381,262    $  492,929

A stock dividend was issued for holders of record at
 June 30, 1995, at 8%                                 $     65

Long-term debt incurred in the acquisition of
subsidiary                                                        $2,350,000

Acquisition of land from minority interest
through recapitalization of subsidiary                            $   83,853

Reduction of stockholder note receivable in
exchange for reduction of stockholder note payable                $  100,000

Capital lease obligations incurred in the
acquisition of property and equipment                             $  124,433

As a result of the purchase of the subsidiary, the purchase premium increased additional paid-in capital and was allocated as follows:

  Marketable securities                                           $   47,824
  Inventory                                                          299,593
  Property and equipment                                             759,190
  Investment in closely held business                                 55,500
  Deferred taxes payable                                            (453,222)

    Increase in additional paid-in capital                        $  708,885












   See accompanying notes to consolidated financial statements.


                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
                  As of August 31, 1995 and 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Meteor Industries, Inc. (the company) and Subsidiaries is presented to assist in the understanding of the company's financial statements. The financial statements and notes are based upon representations of the company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

PRINCIPALS OF CONSOLIDATION AND ORGANIZATION - The consolidated financial statements include the accounts of Meteor Industries, Inc. and its wholly owned subsidiaries, Graves Oil & Butane Co., Inc., including its wholly owned subsidiary, El Boracho, Inc., and Hillger Oil Company. All significant intercompany transactions and balances have been eliminated in consolidation.

Meteor Industries, Inc., was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc., which was acquired effective September 1, 1993, is a wholesale and retail distributor of petroleum products primarily in northern New Mexico, Colorado, Arizona, and Utah. The company also operates retail gasoline and convenience stores in northern New Mexico and Colorado. El Boracho, Inc., which was acquired September 1, 1993, holds a liquor license for use by an Albuquerque, New Mexico convenience store. Hillger Oil Company, which was acquired effective April 1, 1995, is a wholesale and retail distributor of petroleum products primarily in southern New Mexico and Arizona. In addition, the company operates retail gasoline and convenience stores in southern New Mexico.

ACCOUNTS RECEIVABLE - Accounts receivable are stated at net realizable value, using the allowance method of accounting for bad debts.

INVENTORIES - Inventories of petroleum products, greases and oils, and related products for Hillger Oil Company are stated at weighted average cost, which is not in excess of market. Inventories of petroleum products, greases and oils, and related products for Graves Oil & Butane Co., Inc., are valued at Last In, First Out (LIFO) cost, which is not in excess of market. Graves Oil & Butane Co., Inc., determines its LIFO reserve using the link chain dollar value method. At August 31, 1995 and 1994, inventories valued using the LIFO method were $789,788 and $868,068, respectively. The LIFO reserves were $315,163 and $307,473, respectively. Sundries inventories are valued by the retail method and stated on the First In, First Out (FIFO) basis which is lower than market.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost; major renewals and improvements are charged to the property and equipment accounts; while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expended currently. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

DEPRECIATION - Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:
                               F-29

                 Description                           Lives

          Buildings and improvements                5 to 40 years
          Office equipment                          5 to  7 years
          Operating equipment                       5 to 16 years
          General and administrative                5 to 20 years
          Marketing equipment                       5 to 10 years
          Delivery equipment                        5 to 10 years

AMORTIZATION OF COVENANTS - Covenants not to compete are valued at cost and are amortized over a 60-month period. Goodwill represents the excess of the cost of Hillger Oil Company over the fair value of its net assets at the effective date of acquisition and is being amortized using the straight line method over 15 years.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income taxes.

ENVIRONMENTAL EXPENDITURES - Expenditures that relate to current operations are expended or capitalized as appropriate for each expenditure. Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expensed currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

EARNINGS PER SHARE - Earnings per common and common equivalent share are computed by dividing the net income by the weighted average number of common shares, and if dilutive, common stock equivalent shares (options and warrants) outstanding during the respective period. Fully diluted earnings per share is not materially different than primary earnings per share and has not been presented. The number of shares used in the earnings per share computation is 1,056,191 for 1995 and 691,300 for 1994.

COMPENSATED ABSENCES - Employees of the company are entitled to paid vacation and paid sick days off, depending on length of service and other factors.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include certificates of deposit or cash in local banks. See Note 2.

RECLASSIFICATIONS - Certain 1994 amounts have been reclassified to conform with the 1995 presentation.

USE OF ESTIMATES - The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 2  -- CASH  - RESTRICTED

The company has revolving bank credit facilities (See Note 7) which require the use of depository accounts called collateral accounts from which collected funds are transferred to the lender. The lender then applies these collections to the revolving credit facilities. These accounts are controlled by the lender.

NOTE 3 -- PROPERTY AND EQUIPMENT

The major classifications of property and equipment are as follows:

           Description                                 1995         1994
     ---------------------------                   -----------  -----------
     Land                                          $ 1,037,170  $ 1,032,514
     Buildings and improvements                      4,113,280    3,980,515
     Delivery equipment                              2,446,471    2,495,329
     Operating equipment                             3,264,448    2,079,841
     General and administrative                        331,205      330,801
     Office equipment                                   96,315       96,315
     Marketing equipment                                79,815       79,815

                                                    11,368,704   10,095,130

Accumulated depreciation                            (5,601,000)  (5,533,417)

Net property and equipment                         $ 5,767,704  $ 4,561,713

For the years ended August 31, 1995 and 1994, the company deducted depreciation of $587,388 and $441,098, respectively.

NOTE 4 -- NOTES RECEIVABLE  - RELATED PARTIES

The company has two outstanding notes receivable from its minority interest shareholder (100% preferred stockholder of Graves) in the amounts of $550,000 and $100,000. The $550,000 note is due October 1, 1997, and is secured by real estate. However, if the underlying security is sold prior to satisfaction of this note, then one half of the lesser of the outstanding balance or the sale proceeds of the security will be applied to reduce the liquidation preference of the preferred stock, and the remaining one half will be applied to reduce the note payable to Theron Graves. Interest is receivable semiannually and is determined at each anniversary based on Citibank of New York prime plus 2%. The interest rate at August 31, 1995 and 1994, was 11% and 8.25%, respectively. The $100,000 note is unsecured and is due October 1, 1997, with interest accrued from September 28. Interest is computed semiannually at Citibank of New York prime plus 2%, being 11% and 8.25% at August 31, 1995 and 1994, respectively. Accrued interest receivable at August 31, 1995 and 1994, totaled $73,625 and $48,919, respectively.

NOTE 5 -- INTANGIBLES

Intangible assets consist of organization costs of $3,000, net of accumulated amortization of $1,200 and $600 for the years ended August 31, 1995 and 1994,respectively, and a five-year covenant not to compete agreement resulting from the acquisition of Southwest Petroleum on September 1, 1990, of $76,479 at
August 31, 1995 and 1994, net of accumulated amortization of $68,831 and $53,536, respectively, and a liquor license acquired in 1991 at a cost of $95,000.

NOTE 6 -- INVESTMENTS IN CLOSELY HELD BUSINESS

The company owns 50% of the Graves Rio Rancho No. 1 Ltd Co.  The investment
was acquired in May 1994 for $110,000.   The company reports the investment in
the limited liability company using the equity method. This investment is not publicly traded. The members of Graves Rio Rancho No. 1 Ltd. Co. set a fair market value of their company at $220,000.

NOTE 7 -- NOTES PAYABLE

Notes payable at August 31, 1995 and 1994, consisted of the following:

                                                         1995        1994
Revolving bank credit facility, payable to
Norwest Business Credit, Inc., bearing interest
at Norwest Bank Minnesota, N.A., base rate
plus 2.5%, being 11.25% for 1995 and 9.75% for
1994.  Due June 1998. Collateralized by trade
accounts receivable and inventory of Graves Oil &
Butane Co., Inc.  Unused credit at August 31,
1995, was $1,061,474.                                 $1,938,526  $2,700,165

Revolving bank credit facility payable to Norwest
Business Credit, Inc., bearing interest at Norwest
Bank Minnesota, N.A., base rate plus 2%, being
10.75%.   Due June 30, 1998.  Collateralized
by trade accounts receivable and inventory of
Hillger Oil Company.  Unused credit at August 31,
1995, was $1,499,364.                                     63,559

     Total notes payable                              $2,002,085  $2,700,165

The agreements require the company to maintain certain net worth and performance ratio levels. As discussed in Note 2, payments on these loans are made through collateral cash accounts in the name of the lender.

NOTE 8 -- LONG-TERM DEBT

Long-term debt at August 31, 1995 and 1994, consisted of the following:

                                                         1995       1994
Note payable, Theron Graves, semiannual
payments of $200,000, including interest
at prime plus 2% per annum.  Collateralized
by half of Graves common stock.  Matures
October 1997.                                         $2,040,921  $2,244,200

Note payable, First National Bank
of Farmington, monthly payments
of $19,000 including interest at prime
plus 2% per annum.  Collateralized by
mortgage on buildings and land.
Matures January 1996.                                    448,709     620,108

Note payable, Federal Land Bank of
Durango, payments of $350 monthly
including interest at 8.25% per annum

(variable rate), collateralized by mortgage on
house and land in Pagosa Springs, Colorado.
Matures in June 2011.                                                 43,364

Note payable, Norwest Business Credit,
Inc., monthly payments of $10,417
plus interest at Norwest Bank of
Minnesota, N.A. base rate plus 3.0%,
being 11.75% per annum, collateralized by
property and equipment.  Due June 30, 1998.              354,166

Lease payable, Norwest Equipment
Finance, Inc., monthly payments of $2,276.68
including interest at 8.04% per annum,
collateralized by equipment.  Matures
December 1997.                                            54,159      76,156

Lease payable, Norwest Equipment
Finance, Inc., monthly payments of $306.23
including interest at 10.00% per annum,
collateralized by equipment.  Matures July 1998.           9,034      11,661

Lease payable, Dericks Leasing & Financial
Company, monthly payments of $627.68
including interest at 17.93% per annum,
collateralized by equipment.  Matures June 1997.          10,783      15,873

  Total                                                2,917,772   3,011,362

Current portion                                         (822,112)   (407,736)

  Long-term debt, net                                 $2,095,660  $2,603,626

The following is a schedule by years of the repayment of long-term debt:

                         Year ending
                          August 31,      Amount
                         -----------    ----------
                             1996       $  822,112
                             1997          364,761
                             1998        1,730,899
                                        $2,917,772

NOTE 9 -- MINORITY INTEREST IN SUBSIDIARY

The Series A Convertible Preferred Stock of Graves Oil & Butane Co., Inc., is limited voting stock and is entitled to cumulative annual dividends at a rate of 8% of the liquidation value per annum. These securities are convertible into common stock of Graves or Meteor at the bid price on the date of conversion or 22.2% of the company whichever calculation yields fewer shares. The record holder has the right to vote on matters which affect the rights of the class and to elect two of the seven members of the board of directors. In the event of default under the Meteor promissory note issued to purchase the Graves common stock, the holder of the Series A Convertible Preferred Stock has the ability to elect all of the Graves directors. The company may at any time redeem all or any portion of the Series A Convertible Preferred Stock outstanding at an amount equal to the liquidation value plus any accrued and unpaid dividends. At any time after September 15, 2000, the record holder shall have the right to have the company redeem all or any portion of the shares outstanding at the price stated above. No dividends were declared by the board of directors.
Dividends in arrears amount to $.56696 and $.28348 per share or $566,960 and $283,480 as of August 31, 1995 and 1994, respectively.

Included in the minority interest component of the statement of income for the year ended August 31, 1995, are dividends in arrears of $283,480, and $97,782 which represent the accretion of the preferred stock discount.

The minority interest component for the year ended August 31, 1994, included dividends in arrears of $283,480, a deemed dividend of $121,881, which represents the minority interest's share of the difference between the purchase price and the book value of Graves at the time of acquisition and $87,568, which represents the accretion of preferred stock discount.

NOTE 10 -- STOCKHOLDERS' EQUITY

During the year ended August 31, 1995, the company issued 372,373 shares of the company's common stock for a total of $760,863. On July 9, 1995, the company distributed 65,030 shares of common stock in connection with an 8% stock dividend. As a result of the stock dividend, common stock was increased by $65, and additional paid-in capital was decreased by $65.

On August 31, 1995, the company issued 100,000 stock options to outside consultants in connection with the various completed and pending acquisitions. The options issued have an exercise price of $2.50 and expire June 30, 1996.

NOTE 11 -- PREFERRED STOCK

During the year ended August 31, 1994, the company sold 160,000 shares of preferred stock, which was designated as Series A, for $160,000. The shares had a liquidation preference of $1.00 each, paid no dividends, had limited voting rights, and were convertible into the company's common stock on a one-for-one basis. The shares were required to be redeemed by the company on August 31, 1998, at $1.25 per share if they were not converted earlier. The shares were converted into the company's common stock on January 24, 1994, when an offering circular covering the issuance of such common stock was closed.

NOTE 12 -- INCOME TAXES

The provision for income taxes from continuing operations consists of the following components:
                                                       1995         1994
                                                   ----------    ---------
     Current tax expense                           $             $     207
     Deferred tax expense (benefit)                  (191,650)     (28,769)

       Total provision                             $ (191,650)   $ (28,562)

The following reconciles the tax provision with the expected provision obtained by applying statutory rates to pre-tax income:

                                                       1995         1994
                                                   ----------    ---------
     Expected tax provision                        $  (13,368)   $  (3,126)
     Nondeductible expenses                             2,157        1,159
     Benefit of NOL carryover                          (1,872)     (50,060)
     Change in temporary differences                 (176,820)      25,048
     Income tax benefits of other tax
       jurisdictions                                   (1,747)      (1,583)

       Total provision                             $ (191,650)    $(28,562)

A consolidated tax return will be filed with the subsidiaries of Meteor Industries, Inc. The provision for income taxes was calculated by using a method that allocates current and deferred taxes to members of the group by applying the Financial Accounting Standards Board Statement 109 to the members as if they were separate taxpayers. The deferred tax asset (liability) in the accompanying balance sheet includes the following components:

                                                        1995         1994
     Current:
       Deferred tax asset, federal                 $   224,927   $  124,896
       Deferred tax asset, state                        32,966       10,513
         Net current deferred asset                $   257,893   $  135,409

     Noncurrent:
       Deferred tax liability, federal             $  (957,120)  $ (401,825)
       Deferred tax liability, state                   (75,550)     (54,844)
         Net noncurrent deferred tax liability     $(1,032,670)  $ (456,669)


The following temporary differences gave rise to the deferred tax asset and deferred tax liability at August 31, 1995 and 1994:

                                                        1995       1994
Excess of tax amortization and depreciation
over financial accounting amortization and
depreciation                                       $ 2,933,026   $1,181,842

Accrued expenses deducted for financial
accounting purposes, not deductible for tax
purposes until paid                                $  (269,403)  $

Net operating loss and contribution carryovers     $  (370,076)  $ (364,572)

The deferred tax asset and deferred tax liability comprised the following at August 31, 1995 and 1994:

Deferred tax asset:
                                                        1995         1994
  Net operating loss and contribution carryovers   $   148,030   $  135,409
  Inventory and accounts receivable                     88,410
  Employee benefits                                     21,453
                                                   $   257,893   $  135,409
Deferred tax liability:
  Depreciation and amortization                    $ 1,032,670   $  456,669

The company has available at August 31, 1995, $364,064 of unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

                   August 31, 2007      $105,877
                   August 31, 2009       180,757
                   August 31, 2010        77,430

NOTE 13 -- RETIREMENT PLANS

Graves Oil & Butane Company, Inc., adopted a 401(k) profit sharing plan effective January 1, 1994. In order to be eligible to participate in the plan, the employee must have completed 12 months of employment and be credited with a year of service, and must have attained age 21. Excluded from the plan are employees whose employment is governed by a collective bargaining agreement that includes retirement benefits. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. For the year ended August 31, 1995, the amount of pension expense was $26,779. For the year ended August 31, 1994, no matching contributions had been made.

Hillger Oil Company adopted a 401(k) profit sharing plan effective April 1, 1994. In order to be eligible to participate in the plan, the employee must have completed 12 months of employment and be credited with a year of service, and must have attained age 21. No employees were excluded from the plan. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. For the five months ended August 31, 1995, the amount of pension expense was $9,421.

Prior to acquisition, Hillger Oil Company had adopted a defined benefit plan. Participation in the plan required an employee to complete one year of service and be at least 21 years old. Participants were vested in their accounts over a period of six years. The employer had a fixed obligation to contribute each plan year to the trust fund the amount the plan's actuary determined was necessary to fund retirement benefits under the plan. Plan assets consist primarily of investments in corporate debt and equity securities. The plan was terminated effective March 31, 1995, prior to the acquisition by Meteor Industries, Inc. The plan assets have not yet been settled.

NOTE 14 -- RELATED PARTY TRANSACTIONS

The company uses space, telephone and secretarial services of a company controlled by officers of Meteor Industries, Inc. Rent is currently $1,000 per month and secretarial services are currently $2,000 per month. Other expenses are reimbursed to the company as invoiced. For the years ended August 31, 1995 and 1994, the total amount paid to the company was $32,272 and $18,946, respectively. At August 31, 1995 and 1994, amounts payable to related parties were $1,500 and $2,827, respectively.

During the year ended August 31, 1994, the company repaid advances made by various officers for acquisition costs incurred in the prior year. The total amount repaid was $11,750.

During the year ended August 31, 1994, Almo Industries loaned $10,000 to the
company.   The loan, including interest at 5% per annum and 500 shares of common stock, was repaid from the proceeds of the company's public offering.

During the year ended August 31, 1994, the company received $10,000 from a stockholder of Meteor Industries, Inc. The note was repaid with interest of $141.

During the year ended August 31, 1995, the company controlled by officers of Meteor Industries, Inc., loaned the company $95,000. This amount was repaid with interest in the amount of $1,876.

The company also reimbursed officers for out-of-pocket expenses and some consulting services. For the year ended August 31, 1995, total amounts paid to officers was $37,356. Also during the year, an officer loaned the company $46,000 which is included in the balance sheet as due to related parties.

Included in the amount of stock issued during the year ended August 31, 1995, as discussed in Note 10, were 5,373 shares issued to the subsidiaries retirement plan as an employer matching contribution in the amount of $26,779.

The following are transactions that occurred with the minority interest (100% preferred stockholder) in Graves Oil & Butane Co., Inc:

The company leases certain real estate from the preferred stockholder. For the years ended August 31, 1995 and 1994, rents paid were $57,286 and $53,000, respectively.

The company has land, buildings, and equipment in Springerville, Arizona, and equipment in St. Johns, Arizona, which are used by a relative of its preferred stockholder. The company does not charge for the use of its properties but receives revenue from the sale of its products. During the years ended August 31, 1995 and 1994, revenues reported amounted to $413,987 and $567,995, respectively.

The company sells its products to other entities controlled by the preferred stockholder. During the years ended August 31, 1995 and 1994, revenues reported amounted to $1,152,825 and $558,939, respectively.

The preferred stockholder is indebted to the company on two notes totaling $650,000 as described in Note 4. Interest receivable at August 31, 1995 and 1994, was $73,625 and $48,919, respectively. Interest received during the years ended August 31, 1995 and 1994, was $41,393 and $29,360, respectively.

The company has entered into a consulting agreement with its preferred stockholder which provides for payments of $1,500 per month and the use of a vehicle; fuel for such vehicle; a personal automobile; health, life, disability, and automobile insurance; and reimbursement of various expenses including club dues. During the years ended August 31, 1995 and 1994, the fees paid were $30,021 and $24,606, respectively.

As discussed in Note 19, the company has entered into a purchase agreement with Mr. Graves in which a note payable in the amount of $2,350,000 was established. See Note 8. For the years ended August 31, 1995 and 1994, interest paid on the note was $196,722 and $94,200, respectively. As of August 31, 1995 and 1994, accrued interest was $94,106 and $90,000, respectively. Pursuant to the purchase agreement, additional land in the amount of $83,853 was contributed to the company.

Other transactions:

Hillger Oil Company leases various real property and equipment from a company in which an employee is a stockholder. Included in rent expense is $208,950 paid to the related party for the five months ended August 31, 1995.

NOTE 15 -- ENVIRONMENTAL PROTECTION EXPENDITURES

The company utilizes underground tanks at various locations to store petroleum products and is therefore subject to the various federal and state statutes oncerning environmental protection, as well as the New Mexico Ground Water rotection Act. The various federal and state statutes are designed to ientify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

The state of New Mexico has recognized the potential cleanup costs resulting from such regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund.

The company is responsible for any contamination of land it owns or leases. However, the company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties. During the years ended August 31, 1995 and 1994, the company expended $47,013 and $69,702, respectively, for site assessment and related cleanup costs. Reimbursement from the state of New Mexico for the year ended August 31, 1995, amounted to $23,485. Included in other assets at August 31, 1995, are unreimbursed costs of $86,982.

NOTE 16 -- PURCHASE COMMITMENTS

The company is contingently liable for certain costs associated with leasehold improvements made by a supplier on property of customers of Graves Oil & Butane Co., Inc. The liability for the costs is amortized over a five-year period with the company becoming responsible for payment to the supplier if fuel purchases fail to meet certain volumes. Originally, the company was contingently liable on $84,576 in unamortized costs. At August 31, 1995 and 1994, the company was contingently liable on $31,175 and $52,116, respectively, in unamortized costs. For the years ending August 31, 1995 and 1994, the company made payments to the supplier totaling $8,480 and $4,228, respectively, for periods when purchase commitments were not met. Future losses, if any, cannot be estimated at this time.

NOTE 17 -- OPERATING LEASES

The company has entered into various noncancelable leases for land, building, and equipment with terms ranging from 3 to 15 years. Under most leasing arrangements, the company pays the property taxes, insurance, maintenance, and expenses related to the leased property. Total rent expense under operating leases for the years ended August 31, 1995 and 1994, was $466,106 and $164,069, respectively.

Minimal future obligations on leases in effect at August 31, 1995, are:
                   August 31, 1996   $  731,532
                   August 31, 1997      730,537
                   August 31, 1998      745,138
                   August 31, 1999      733,031
                   Thereafter         3,456,615

Annual minimum future rental payments have not been reduced by $42,000 of sublease rentals to be received in the future under non-cancelable subleases.

NOTE 18 -- CAPITAL LEASES

As of August 31, 1995 and 1994, leased property under capital leases by major classes was as follows:
                                           1995       1994
     Buildings and improvements          $ 18,141   $ 18,141
     Operating equipment                   94,117     94,117
     General and administrative            12,175     12,175
     Accumulated amortization             (36,286)   (12,096)
     Net leased property                 $ 88,147   $112,337

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of August 31, 1995:

     August 31, 1996                                $ 38,527
     August 31, 1997                                  36,016
     August 31, 1998                                   7,616

     Total minimum lease payments                     82,159
     Less: amount representing interest               (8,183)

     Present value of minimum lease payments        $ 73,976

NOTE 19 -- BUSINESS COMBINATION

On June 12, 1995, Meteor Industries, Inc. acquired 100% of the issued and outstanding common stock (2,500 shares, $100 par value) of Hillger Oil Company for cash. The acquisition was effective as of April 1, 1995. As part of the purchase agreement, all of the long-term debt of Hillger Oil Company was reorganized. At closing, Hillger Oil Company obtained a new revolving credit line and a term note, the terms of which are discussed in Notes 7 and 8. A total of $875,000 was borrowed at closing to payoff existing debt and consummate the transaction. The results of operations of Hillger Oil Company are included in the accompanying financial statements since the effective date of the acquisition. The acquisition was accounted for as a purchase and "push down accounting" was applied, with the result that purchase accounting adjustments were reflected in the accounting of the company. The total cost of acquisition exceeded the net assets of Hillger Oil Company by $1,123,144. Part of the excess was allocated to property and equipment based on appraised values and will be depreciated over the estimated remaining useful lives of the assets. The remaining excess was recorded as goodwill and is being amortized on the straight line method over 15 years.

Effective September 1, 1993, Meteor Industries, Inc., purchased 100% of the common stock of Graves Oil & Butane Co., Inc., for cash and notes amounting to $4,100,000. Additional costs of $281,750 were incurred in the acquisition. Graves Oil & Butane Co., Inc., sells petroleum products at the wholesale and retail level. The business combination was accounted for under the purchase method. Results of operations of Graves for the years ended August 31, 1995 and 1994, are included in the income statements of Meteor Industries, Inc. As part of the acquisition, a note payable to the preferred stockholder of Graves in the amount of $2,350,000 was incurred. The note payable was included in long-term debt, which is detailed in Note 8.

NOTE 20 -- SUBSEQUENT EVENTS

In October 1995 the company formed Pyramid Stores, Inc., a Colorado corporation, as a wholly owned subsidiary to hold all of the stock of Graves Oil & Butane Co., Inc., and Hillger Oil Company and operate those companies separately from the company's other activities.

In November 1995, the company issued 1,745,000 shares of its common stock in exchange for all the outstanding stock of Capco Resources, Inc., (CRI) a Delaware corporation, which is a U.S. subsidiary of Capco Resources, Ltd. The shares of the company's common stock issued represent approximately 58% of the shares now outstanding. The shares were issued to Capco Resources, Ltd. (Capco), an Alberta corporation which is listed on the Alberta Stock Exchange. As a result of this transaction, there was a change in control of the company and two of the company's three directors were replaced by Capco representatives. The major assets of CRI include: (I) an interest in Saba Power Company Ltd., which is involved in the development of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note from Saba Petroleum Company and other miscellaneous assets.

NOTE 21 -- STOCK OPTION PLAN

A stock option plan providing for the issuance of incentive stock options and nonqualified stock options to the company's key employees was approved by the company's stockholders on April 15, 1993. Pursuant to the plan, 500,000 shares of the company's $.001 par value common stock have been reserved for issuance. Such shares will be issued upon the exercise of options at prices not less than 100% of fair market value at the time the option is granted. The options so granted do not vest and are not exercisable by the holder except on the continued employment of the recipient. Options issued to each employee vest in equal installments on the anniversary dates of the date the options were granted. Options have been granted as follows:

                            Number of   Exercise Price   Vesting
     Date options granted    Options      Per share      Period

       October 1, 1993        64,000        $3.00        5 years
       February 1, 1994       49,600        $5.25        3 years

                              PRICE WATERHOUSE
                            Chartered Accountants
                         1200, 425 - 1st Street S.W.
                           Calgary, Alta.  T2P 3V7

                                403/267-1200
                          Telecopier: 403/233-0883

May 17, 1995, except for Notes 3, 5, 10(b), 10(c) and 10(d) which are as of September 15, 1995 for Notes 3(a) and 10(c) December 1, 1995, for Notes 3(b) and 10(b) and December 29, 1995 for Notes 5 and 10(d)

AUDITORS' REPORT

To the Shareholder of
CAPCO Resources Inc.

We have audited the consolidated balance sheet of CAPCO Resources Inc. as at December 31, 1994 and 1993 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1994 and 1993 and the results of its operations and the changes in its financial position for the three years then ended in accordance with Canadian generally accepted accounting principles.


Chartered Accountants


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as that referred to in the attached consolidated balance sheet of CAPCO Resources Inc. as at December 31, 1994 and 1993 and as described in Note 2 of the consolidated financial statements. Our report to the shareholders dated May 17, 1995, except for Notes 3, 5, 10(b), 10(c) and 10(d) which are as of September 15, 1995 for Notes 3(a) and 10(c), December 1, 1995, for Notes 3(b) and 10(b) and December 29, 1995 for Notes 5 and 10(d) is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.

Chartered Accountants

                      CAPCO RESOURCES INC.
                   CONSOLIDATED BALANCE SHEET
                       (in U.S. dollars)

                                                      December 31
                                                    1994        1993

                              ASSETS

Current assets
 Cash                                           $    1,277  $        -
 Accounts receivable                               124,263           -

                                                   125,540           -

Capital assets (Note 4)                            250,344           -
Other assets
 Investment in Saba Power Company Limited
   (Note 5)                                        150,865           -
 Deposits and other                                 12,776           -
 Net assets from discontinued operations
  (held primarily through shares of other
  companies) (Note 3)                              572,036     660,023

                                               $ 1,111,561  $  660,023

                           LIABILITIES

Current liabilities
 Accounts payable                              $   287,814  $        -
 Accrued liabilities                               114,729           -

                                                   402,543           -

                       SHAREHOLDER'S EQUITY

Share capital
 Authorized
  10,000 of $.01 par value common voting
  shares
 Issued and outstanding
  100 common voting shares                             100         100

Contributed surplus                                511,920     511,920

Retained earnings                                  196,998     148,003

                                                   709,018     660,023

                                               $ 1,111,561  $  660,023

Commitments and contingencies
  (Notes 5, 8 and 10)


Approved by the Board   ______________________ Director
______________________ Director



                       CAPCO RESOURCES INC.
    CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                            (DEFICIT)
                        (in U.S. dollars)

                                          Year ended December 31
                                       1994        1993       1992
Revenue
 Analytical services and other      $  472,148  $       -  $         -

Expenses
 General and administrative            577,024      2,282            -
 Depreciation and amortization          24,656          -            -

                                       601,680      2,282            -
(Loss) for the year before
  discontinued operations             (129,532)    (2,282)           -

Income from discontinued
  operations (Note 3)                  178,527    690,624      765,220

Net income for the year                 48,995    688,342      765,220

Retained earnings (deficit),
  beginning of year                    148,003   (540,339)  (1,305,559)

Retained earnings (deficit),
  end of year                       $  196,998  $ 148,003   $ (540,339)

(Loss) per share from
  continuing operations             $(1,295.32) $  (22.82)  $        -

Earnings per share                  $   489.95  $6,883.42   $ 7,652.20

                          CAPCO RESOURCES INC.

    CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                       (in U.S. dollars)


                                           Year ended December 31
                                           1994     1993     1992

Cash provided by (used in)
  operating activities
    Loss for the year before
      discontinued operations        $ (129,532) $ (2,282) $       -
    Items not affecting cash
      Depreciation and amortization      24,656         -          -

                                       (104,876)   (2,282)         -
  Net change in non-cash working
    capital deficiency                  278,280         -          -
  Cash provided by (used in)
    discontinued operations             266,514     2,282   (511,920)

                                        439,918         -   (511,920)

Cash used in investing activities
  Purchase of capital assets           (275,000)        -          -
  Investment in Saba Power
    Company Limited (Note 5)           (150,865)        -          -
  Deposits and other                    (12,776)        -          -

                                       (438,641)        -          -

Cash provided by (used in) financing
  activities
  Issue of share capital                      -       100          -
  Contributed surplus                         -         -    511,920
  Increase in notes receivable,
    related party                             -      (100)         -

                                              -         -    511,920

Net change in cash for the year           1,277         -          -

Cash, beginning of year                       -         -          -

Cash, end of year                    $    1,277  $      -  $       -

Supplemental disclosure of cash
  flow information

Cash paid during year for Interest
  in discontinued operations         $1,071,405  $790,960  $ 440,078

  Income taxes in discontinued
    operations                       $1,315,480  $ 72,064  $ 112,873

                               CAPCO RESOURCES INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1994
                                 (U.S. dollars)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. Underlying these principles is the assumption that the Company will be able to realize its assets and pay its liabilities in the normal course of business (refer to Note
2).  The more significant of the Company's accounting policies are:

     a)   PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiary, CAPCO Analytical Services Inc. Oil and gas and other miscellaneous operations were treated as discontinued operations as a definitive merger agreement which contemplated the sale of these assets was signed January 20, 1995 (see Note 3).

     b)   ANALYTICAL EQUIPMENT

   Analytical equipment is stated at cost less accumulated depreciation. Depreciation of equipment is provided principally on the straight-line method over the estimated useful life of the equipment, ranging from three to seven years.

     c)   INVESTMENT IN SABA POWER COMPANY LIMITED

     The investment in Saba Power Company Limited is recorded using the equity method. All operations to date have been pre-operational project development costs and such costs have been capitalized.

     d)   EARNINGS PER SHARE

     Earnings per share is calculated using the weighted monthly average number of shares outstanding.

2.   CORPORATE ITEMS

     a)   FINANCIAL ITEMS

    At December 31, 1994, the Company had a working capital deficiency of $277,003. The Company's ability to continue as a going concern and to realize its assets and to discharge its liabilities (see Notes 3 and 5) is dependent upon
the Company obtaining profitable operations or receiving financial support from its controlling shareholder.

     b)   CONTROL

     At December 31, 1994, the Company was indirectly controlled by an individual who indirectly held 85.29% of the issued common shares of the parent company, CAPCO Resources Ltd. (see Note 10(b)).

     c)   CAPCO ANALYTICAL SERVICES INC.

     In April 1994, the Company formed CAPCO Analytical Services, Inc. ("CAS"). CAS acquired $275,000 in assets to be used in laboratory analyses. CAS assumed liabilities related to the assets of $230,000 and agreed to pay the remaining $45,000 by providing discount laboratory analysis to the seller.

     d)   ACCOUNTING PRESENTATION

     The Company was incorporated in October 1993 and commenced operations when the U.S. assets of its parent company were transferred to it for corporate planning purposes. The historical comparative financial information has been presented as if the Company owned the assets from the time acquired by the parent company as the purchase transaction occurred between companies under common control. Subsequent to December 31, 1994, the majority of the assets transferred by its parent company to the Company were transferred to a related party or sold, and accounted for as discontinued operations.

3.   DISCONTINUED OPERATIONS

     a)   On September 15, 1995, the Company sold the shares of Saba de
Colombia,
Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party for fair market value of $2,601,719, and realized a gain net of taxes on the sale of the shares of $1,429,256. The consideration received was in the form of:

     Cash                                               $2,401,719
     400,000 cumulative, convertible, redeemable
     first preferred shares of PetroSantander
     Inc. bearing dividends at 8.5% per annum              200,000

                                                        $2,601,719

     $150,000 and the preferred shares remain in escrow pending review by Colombian taxing authorities.

     b) On December 1, 1995, the Company transferred to CAPCO Acquisub Inc., a wholly-owned subsidiary of CAPCO Resources Ltd., all of its holdings of Saba Petroleum Company and certain other assets and liabilities. This transaction was recorded at book value. The net assets transferred had a book value of approximately $1,220,000, subsequently restated to ($400,114).

     The discontinued operations results for 1994, 1993, and 1992 are as follows:

                                               Year ended December 31
                                            1994       1993         1992
  Income
    Oil and gas sales
     (net of royalties)                 $16,561,431  $14,888,250  $10,736,986
    Other income                            996,658      729,234      516,759

                                         17,558,089   15,617,484   11,253,745
  Expenses
   Production and operating              10,807,058    8,392,673    6,070,781
   General and administrative             2,530,929    2,998,152    1,775,247
   Interest and bank charges              1,252,507      810,168      498,607
   Depreciation, depletion
     and amortization                     2,744,054    2,555,213    1,551,673

                                         17,334,548   14,756,206    9,896,308

  Income before the following               223,541      861,278    1,357,437

  Income tax expense                        540,043      486,947      675,471
  Foreign exchange (gain) loss             (373,787)    (114,313)    (224,115)
  Minority interest                         249,665      (36,676)     140,861
  Dilution gain                            (370,907)    (165,304)           -

                                             45,014      170,654      592,217

  Income for the year                   $   178,527  $   690,624  $   765,220

     The following summarizes the carrying value of major assets and liabilities of the discontinued operations transferred which has been reflected in the consolidated balance sheet as net assets from discontinued operation. The assets and liabilities were held primarily through investments in shares in other companies and were not directly owned:

                                           Year ended December 31
                                   1994           1993            1992

Net working capital            $(4,026,062)   $(2,583,420)    $(2,527,348)
Capital assets                  16,798,922     13,060,590      13,169,002
Other assets                       652,415        680,222         378,768
Minority interest               (3,080,083)    (1,834,087)     (1,548,533)
Long-term debt                  (5,385,221)    (4,875,000)     (3,612,649)
Deferred tax and other            (664,617)      (306,786)        (37,000)
Pension liability               (1,844,360)    (1,554,154)     (1,765,644)
Deferred foreign exchange gain    (420,379)      (450,270)              -
Due to affiliated companies     (1,458,579)    (1,476,872)     (4,084,913)

                               $   572,036    $   660,023     $   (28,317)

4. CAPITAL ASSETS
                                                   December 31
                                           1994                     1993
                                        Accumulated    Net book   Net book
                                 Cost   amortization    value       value

Analytical equipment           $275,000    $24,656    $250,344    $    -

5. INVESTMENT IN SABA POWER COMPANY LIMITED ("SABA POWER")

    During 1994, Saba Power and several partners received approval to develop, construct and operate a 109 Megawatt power generating plant in the Islamic Republic of Pakistan. The Company holds an indirect equity investment in Saba Power of 25.2%. At December 31, 1994, the Company's investment represents its share of project development costs incurred to that date.

     The recoverability of the investment is dependent upon successful completion of the project and commencement of commercial production. The Company and its partners provided a performance guarantee through a bank in Pakistan, in the amount of approximately $355,000 at December 31, 1994 (10,900,000 Rupees).

    The agreements between the partners and the Government of Pakistan have several conditions, the most significant being:

     i) To maintain its 25.2% interest in the project, the Company must fund an initial equity investment of $6.75 million which includes earning a development fee from the project of $2.7 million, which must be reinvested as part of the Company's equity commitment. In a letter dated December 29, 1995, the Company agreed with the majority equity holder, Cogen Technologies Inc. ("Cogen"), that the Company would borrow all additional equity from Cogen, which is necessary to fund the amount in excess of $6.75 million, including interest at 15% per annum to be paid out of the cashflow of the project if not paid sooner by the Company. The Company also confirms that, at the financial closing (currently March 17, 1996) of the project, it will deposit 50% of the $4.05 million required, after receiving the development fee, and the amount borrowed from Cogen. The remaining 50% will be deposited with Cogen on the first anniversary of the financial closing. Should the Company not meet its required equity commitment, the majority equity partner will fund the difference and reduce the Company's interest proportionately.

     ii) Cogen agreed to fund all project development costs subsequent to September 30, 1994 and will carry on day to day operations of the project, including design, engineering, selecting equipment, obtaining financing and overseeing construction and operations.

     iii) The Company must reimburse its proportionate share of all project development costs, paid for by Cogen, including interest at 15% per annum. The Company will be responsible for its proportionate share of all remaining project costs as incurred.

     iv) On September 17, 1995 Saba Power entered into an agreement with the Government of Pakistan to increase the Performance Guarantee to $728,000 (23 million Rupees) valid up to January 18, 1996 and to move the date of Financial Close under the Letter of Support to December 17, 1995.

     The Company has not yet determined how it will obtain the necessary financing for its share of the initial equity commitment but is investigating options available to it.

     The Company has a commitment outstanding for $75,000 as a finders fee relating to the project and $60,750 as a letter of credit fee.

6.  INCOME TAXES

     The provision for income taxes in the Statement of Operations varies from the amount that would be computed by applying the expected income tax rate of

37.5% (1993 and 1992 - 37.5%) to income from continuing operations. The principal reasons for the difference between such "expected" income tax expense and the amount actually recorded are as follows:

 Year ended December 31:                          1994      1993     1992

Computed "expected" income tax recovery        $(48,575)   $(856)   $  -
Tax losses carried forward applied               48,575      856       -

                                               $      -    $   -    $  -

7.  SEGMENTED INFORMATION

     During 1994 and 1993 the Company operated predominately in one industry segment - Laboratory Analysis in the United States and invested in a Power Project in Pakistan (see Note 5).

                                   United
1994                               States    Pakistan     Other      Total

Revenue                          $ 472,148  $       -  $        -  $  472,148

Segment operating profit (loss)  $(129,532) $       -  $  178,527  $   48,995

Identifiable assets               $ 388,660  $ 150,865  $  572,036  $1,111,561


Depreciation and amortization    $  24,656  $       -  $2,744,054  $2,768,710

1993

Revenue                          $       -  $       -  $        -  $        -

Segment operating profit (loss)  $  (2,282) $       -  $  690,624  $  688,342

Identifiable assets              $      -   $       -  $  660,023  $  660,023

Depreciation and amortization    $      -   $       -  $2,555,213  $2,555,213

8.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to extensive Federal, State and local environmental laws and regulations. These laws, which are constantly changing, include regulations of the discharge of materials into the environment. The Company believes that it is in compliance with existing laws and regulations.

LEASES

     The Company is committed under cancelable leases for office space, which expire in 1998. Future minimum payments are as follows:
                      1995                   $80,400
                      1996                    80,400
                      1997                    80,400
                      1998                    33,500

9.  RELATED PARTY TRANSACTIONS

     Related party transactions are described as follows:

     The Company has in the past, advanced and received funds with related parties. All of these transactions have been included in discontinued operations (see Note 3), including the amount from net assets from discontinued operations.

10. SUBSEQUENT EVENTS

      a) On April 22, 1995, the Company signed a Project Development and Share-holders' Agreement relating to the power generating plant in Pakistan which converted the indirect equity holding into direct investment in Saba Power.

     b) On January 20, 1995, the Company's parent entered into a definitive merger agreement with Meteor Industries, Inc. (Meteor), a United States public company engaged in the wholesale and retail marketing of petroleum products with operations in Colorado and New Mexico. The Company's parent was to exchange shares of the parent for all the shares of Meteor. Although the number of shares was to be determined, the Company's parent would issue a maximum of 2,091,250 shares. This agreement was canceled and a new agreement between the Company, its parent, and Meteor was entered into and closed on December 1, 1995.

     The new agreement merged the Company with Meteor in a reverse takeover whereby all of the shares of the Company were exchanged for 1,745,000 shares of Meteor, representing 57.8% of the total outstanding shares of Meteor after the transaction. In connection with this agreement, the Company transferred its interest in Saba Petroleum Company and certain other assets and liabilities to another wholly-owned subsidiary of the Company's parent. This resulted in the discontinuation of operations in oil and gas production and in other assets, liabilities and revenues and expenses which are allocated to discontinued operation (see Note 3). The acquisition will be accounted for as a purchase of Meteor by the Company with income being recorded from the date of acquisition. The estimated purchase price allocation based upon the August 31, 1995 financial statements of Meteor is as follows:

              Current assets                 $ 6,682,503
              Capital assets                   7,677,652
              Other assets                     2,131,081
              Current liabilities             (6,950,574)
              Long-term liabilities           (2,095,660)
              Deferred taxes                  (1,682,051)
              Minority interest               (3,488,310)

                                            $ 2,274,641

     c) On September 15, 1995, the Company sold its interest in Saba de Colombia, Inc. The proceeds of the sale were used to advance monies to Saba Petroleum Company and to pay some liabilities. The operations of Saba de Colombia, Inc. and the gain on sale are included in discontinued operations (see
Note 3).

     d)   Restructuring of the Saba Power commitment as disclosed in Note 5.

11. DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     There are no material differences between Canadian and U.S. GAAP.

                                  (INSIDE BACK COVER)






(picture of hot air balloon                   (Picture of hot air balloon)
with "Graves Oil & Butane"
logo)











(Picture of Graves Oil &                      (Picture of tank trucks)
Butane tank truck)
     No person is authorized to
give any information or to make
any representation other than
those contained in this Pros-
pectus, and if given or made                 600,000 Shares of Common Stock
such information or represen-                600,000 Redeemable Warrants
tation must not be relied upon
as having been authorized.
This Prospectus does not con-
stitute an offer to sell or a                METEOR INDUSTRIES, INC.
solicitation of an offer to buy
any securities other than the
securities offered by this Pros-
pectus or an offer to sell or a
solicitation of an offer to buy
the securities in any jurisdic-
tion to any person to whom it is
unlawful to make such offer or
solicitation in such jurisdiction.

         TABLE OF CONTENTS
                                Page

Prospectus Summary..............
Risk Factors....................
The Company.....................
Price Range of Common Stock.....                   __________________
Dividend Policy.................
Selected Financial Information..                       PROSPECTUS
Pro Forma Consolidated State-                      __________________
 ment of Operations.............
Management's Discussion and
 Analysis of Financial Condi-
 tion and Results of Operations.
Use of Proceeds.................
Business........................
Management......................                  Westport Resources
Security Ownership of Manage-                  Investment Services, Inc.
  ment and Principal Shareholders
Certain Transactions............
Description of Securities.......
Underwriting....................                     ________, 1997
Selling Shareholders............
Legal Matters...................
Experts.........................
Index to Financial Statements...

                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

      SEC Filing Fee . . . . . . . . . . . . . . . . . . . . . $  2,950
      AMEX Initial Listing Fees. . . . . . . . . . . . . . . .   32,500
      NASD Filing Fee. . . . . . . . . . . . . . . . . . . . .    1,355
      Underwriter's Non-Accountable Expense Allowance. . . . .   91,800
      Printing Expenses. . . . . . . . . . . . . . . . . . . .   25,000
      Accounting Fees and Expenses . . . . . . . . . . . . . .   40,000
      Legal Fees and Expenses. . . . . . . . . . . . . . . . .   40,000
      Registrar and Transfer Agent Fees. . . . . . . . . . . .    1,000
      Miscellaneous. . . . . . . . . . . . . . . . . . . . . .    4,395

           Total . . . . . . . . . . . . . . . . . . . . . . . $239,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

       Pursuant to the provisions of the Colorado Business Corporation Act, the Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-108-403 of the Colorado Business
Corporation Act, or any transactions from which a director receives an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During its past three fiscal years, the Company issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as follows. The numbers of shares of Common Stock stated give retroactive effect to an 8% stock dividend which was effected in June 1995.

     During the period from April 15, 1993 through August 16, 1993, the Company issued 635,000 shares of its Common Stock to 27 persons who were officers, directors and sophisticated investors (includes the conversion of Series A Preferred Stock into Common Stock) as follows:

                                                       Amount and Type
               Name              Number of Shares     of Consideration
     Edward J. Names<FN1>           325,000            $12,500 Cash
                                                       $   300 Services

     Dennis R. Staal<FN2>           105,000            $17,000 Cash
                                                       $   300 Services

     Almo Industries                 50,000            $ 6,250 Cash
                                                       $   300 Services

     John D. Bellino                  2,000            $ 2,000 Cash
     John E. Bradley                  2,000            $ 2,000 Cash
     Richard B. Cutforth              5,000            $ 5,000 Cash
     Michael J. Derrick               2,500            $ 2,500 Cash
     Donald A. French                 5,000            $ 5,000 Cash
     Geraldine Gibson                 3,000            $ 3,000 Cash
     John A. Gould                    5,000            $ 5,000 Cash
     Gerald M. Greenberg             10,000            $10,000 Cash
     H. Wayne Hoover                  2,500            $ 2,500 Cash
     Kim E. Hensley                  30,000            $30,000 Cash
     C. Thomas Houseman               5,000            $ 5,000 Cash
     Lear 171 Inc.                   10,000            $10,000 Cash
     James L. Lewis                   2,500            $ 2,500 Cash
     Phil & Barbara Minnis           10,000            $10,000 Cash
     C.L. Nordstrom                   5,000            $ 5,000 Cash
     Sandra L. Schlueter              3,000            $ 3,000 Cash
     Michael Skurich                  5,000            $ 5,000 Cash
     ENS Family Partnership          10,000            $10,000 Cash
     John & Dinah Sullivan, TTEE     10,000            $10,000 Cash
     TBT Family Partners, Ltd.        5,000            $ 5,000 Cash
     Gary R. Tice                     5,000            $ 5,000 Cash
     Daniel J. Vogl                   5,000            $ 5,000 Cash
     Pamela J. Wilkinson              2,500            $ 2,500 Cash
     ITEN                            10,000            $10,000 Cash

<FN1>
Includes shares issued to Mr. Names' wife.
<FN2>






                               II-2

Includes shares issued to a corporation controlled by Mr. Staal.

     In connection with these issuances, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     During January 1994, the Company sold 200,000 shares of Common Stock for an aggregate of $1,000,000 in cash. The Company paid a commission of $100,000 to VTR Capital, Inc. for its services as underwriter, and issued it Underwriter's Warrants to purchase 30,250 shares of the Company's Common Stock. In March 1996, the Company renegotiated the terms of the Underwriter's Warrants to reduce the exercise price and reduce the number of shares issuable to 17,000.

     With respect to these sales, the Company relied on Section 3(b) of the Securities Act of 1933, as amended, and Regulation A promulgated thereunder. Each investor was given a copy of an Offering Circular containing complete information concerning the Company, an Offering Statement on Form 1-A was filed with the SEC and the Company complied with the other applicable requirements of Regulation A.

     In June 1995, the Company sold 396,360 shares of its Common Stock to four sophisticated investors for an aggregate of $734,000 in cash as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration

     Capco Resources, Inc.*            378,000           $700,000 in cash
     C. Thomas Houseman                  2,160           $  4,000 in cash
     Charles R. Gwirtsman               10,800           $ 20,000 in cash
     Sawyer Family Partners              5,400           $ 10,000 in cash
     __________________

* The shares sold to Capco Resources, Inc. were subsequently resold to Adres Chaudhary.

     Also in June 1995, the Company issued 5,803 shares of its Common Stock to employees of its Graves subsidiary under Graves' 401(k) plan. The shares issued were valued at $4.63 per share.

     In October 1995, the Company sold 7,000 shares of its Common Stock to two sophisticated investors for the consideration set forth as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration

      C. Thomas Houseman               2,000             $4,000 in cash

      Paul Greaves                     5,000             $6,000 in cash and
                                                         $4,000 in services

     In connection with the issuances made in June and October 1995, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were



offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In November 1995, the Company issued 1,745,000 shares of its Common Stock in exchange for all of the outstanding stock of Capco Resources, Inc., a
 Delaware
corporation.  The shares of the Company's Common Stock issued in this transaction
were issued to a U.S. subsidiary of Capco Resources Ltd., an Alberta corporation, which is listed on the Alberta Stock Exchange.

     In connection with this issuance, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In May and June 1996, the Company sold shares of the Company's Common Stock to 21 accredited investors and 3 unaccredited investors in a private offering.
A total of 270,000 shares of Common Stock were sold in this offering for an aggregate of $704,700 in cash. The Company paid no commissions in connection with this offering.

    In February and March of 1997, the Company sold shares and warrants to purchase the Company's Common Stock to 16 accredited investors in a private offering. A Total of 130,000 shares of Common Stock and 130,000 warrants were sold in this offering for an aggregate of $520,000 in cash. The Company paid no commissions in connection with this offering. Each warrant allows the holder to purchase one share of Common Stock at $5.00 per share from March 28, 1998 until March 27, 1999.

     With respect to these sales, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each investor was given a copy of a Private Placement Memorandum containing information concerning the Registrant, a Form D was filed with the SEC and the Company complied with the other applicable requirements of Rule 506. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. The appropriate restrictive legends were placed on the certificates and stop transfer instructions were issued to the transfer agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

 Exhibit
Sequential
   No.      Description                        Location

  1.1       Form of Underwriting Agreement     Included with Amendment No. 2

  1.2       Form of Selected Dealers Agree-    Included with Amendment No. 2
            ment

  1.3       Form of Agreement Among Under-     Included with Amendment No. 2
            writers

  3.1       Articles of Incorporation,         Incorporated by reference
            as amended                         to Exhibit 2.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  3.2       Bylaws                             Incorporated by reference
                                               to Exhibit 2.2 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  4.1       Form of Warrant Agreement with     Filed herewith electroncially
            American Securities Transfer
            & Trust, Inc.


  4.2       Form of Representative's Warrant   Included with Amendment No. 2


  5         Opinion of Krys Boyle Freedman     Included with Amendment No. 2
            Scott & Sawyer, P.C.

 10.1       Stock Option Plan                  Incorporated by reference
                                               to Exhibit 6.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.2       Stock Purchase Agreement           Incorporated by reference
            among Registrant, Graves           to Exhibit 6.2 to Regis-
            Oil & Butane Co., Inc. and         trant's Form 1-A Offering
            Theron J. Graves dated             Statement (SEC File No.
            June 23, 1993, Amendment           24D-3802 SML)
            dated August 23, 1993, and
            Closing Memorandum dated
            September 28, 1993

 10.3       $2,350,000 Promissory Note         Incorporated by reference
            Payable to Theron J. Graves        to Exhibit 6.3 to Regis-
            and Security Agreement             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.4       Notes Receivable ($550,000         Incorporated by reference
            and $100,000) from Theron J.       to Exhibit 6.4 to Regis-
            Graves                             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.5       Registration Agreement re-         Incorporated by reference
            garding Subsidiary's Pre-          to Exhibit 6.5 to Regis-
            ferred Stock                       trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

10.6       Security Agreement regarding       Incorporated by reference
            Subsidiary's Preferred Stock       to Exhibit 6.6 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.7       Consulting Agreement with          Incorporated by reference
            Theron J. Graves                   to Exhibit 6.7 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.8       Lease regarding corporate          Incorporated by reference
            Offices and storage yard           to Exhibit 6.11 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.9       Lease regarding Albuquerque        Incorporated by reference
            warehouse                          to Exhibit 6.12 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.10      Lease regarding East Main          Incorporated by reference
            Properties                         to Exhibit 6.13 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.11       Norwest Credit and Security       Incorporated by reference
             Agreement                         to Exhibit 6.14 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.12       $4,000,000 Note Payable to        Incorporated by reference
             Norwest (partially drawn upon)    to Exhibit 6.15 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.13       Meteor Corporate Guarantee        Incorporated by reference
             as regarding Norwest              to Exhibit 6.16 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.14       Employment Agreement with         Incorporated by reference
             Edward J. Names                   to Exhibit 6.17 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)







 10.15       Leases regarding Cortez           Incorporated by reference
             truck stop                        to Exhibit 6.18 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.16       Agreement between the             Incorporated by reference
             Registrant and Hillger Oil        to Exhibit 10.16 to Regis-
             Co., Inc.                         trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.17       Lease Agreement between           Incorporated by reference
             Hillger Oil Co., Inc. and         to Exhibit 10.17 to Regis-
             Hillco, Inc.                      trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.18       Credit and Security Agree-        Incorporated by reference
             ment between Hillger Oil          to Exhibit 10.18 to Regis-
             Co., Inc. and Norwest             trant's Registration State-
             Business Credit, Inc.             ment on Form 10 (SEC File
                                               No. 0-27968)

 10.19       Project Development and           Incorporated by reference
             Shareholders' Agreement           to Exhibit 10.19 to Regis-
             for Pakistan Power Project        trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.20       Amended and Restated Share        Incorporated by reference
             Exchange and Reorganization       to Exhibit 10.20 to Regis-
             Agreement                         trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.21       Amendment to Employment           Incorporated by reference
             Agreement with Edward J.          to Exhibit 10.21 to Regis-
             Names                             trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.22       Amended and Restated              Incorporated by reference
             Promissory Note from Saba         to Exhibit 10.22 to Regis-
             Petroleum Company to Capco        trant's Registration State-
             Resources, Inc.                   ment on Form 10 (SEC File
                                               No. 0-27968)

 10.23       Amendment to Project              Incorporated by reference
             Development and Shareholders'     to Exhibit 10.23 to Regis-
             Agreement for Pakistan Power      trant's Registration State-
             Project                           ment on Form 10 (SEC file
                                               No. 0-27968)

 10.24       Agreement between Capco           Incorporated by reference
             Resources, Inc. and Saba          to Exhibit 10.24 to Regis-
             Petroleum Company dated           trant's Registration State-
             April 24, 1996                    ment on Form 10 (SEC File
                                               No. 0-27968)
                               II-7

 10.25       Amended and Restated Agree-       Included in initial filing
             ment between Capco Resources,
             Inc. and Saba Petroleum
             Company dated August 1, 1996


 10.26       Employment Agreement between      Included with Amendment No. 1
             Pyramid Stores, Inc. and Paul
             W. Greaves

 10.27       1997 Incentive Plan               Incorporated by reference to
                                               Exhibit 10.23 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996 (SEC File No.
                                               0-27968)

 10.28       Second Amended and Restated       Incorporated by reference to
             Agreement between Meteor          Exhibit 10.24 to Registrant's
             Industries, Inc., Capco           Form 10-K for the year ended
             Resources, Inc. and Saba          December 31, 1996(SEC File No.
             Petroleum Company                 0-27968)

 10.29       Shareholder's Agreement among     Incorporated by reference to
             Cogen Technologies Saba Capital   Exhibit 10.25 to Registrant's
             Company, LLC, Capco Resources,    Form 10-K for the year ended
             Inc., et al                       December 31, 1996(SEC File No.
                                               0-27968)

 10.30       Letter Agreement with Western     Incorporated by reference to
             Energy Resources Limited          Exhibit 10.26 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 10.31       Letter Agreement between Meteor   Incorporated by reference to
             Industries, Inc. and Capco        Exhibit 10.27 to Registrant's
             Resources, Ltd. dated April       Form 10-K for the year ended
             23, 1996                          December 31, 1996(SEC File No.
                                               0-27968)

 11          Computation of per Share          Incorporated by reference to
             earnings of Common Stock          Exhibit 11 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 21          Subsidiaries of the               Incorporated by reference to
             Registrant                        Exhibit 21 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 23.1        Consent of Krys Boyle             Included in Exhibit 5
             Freedman Scott & Sawyer, PC

 23.2        Consent of Coopers & Lybrand      Filed herewith electronically
             L.L.P.

 23.3        Consent of Squire & Woodward      Filed herewith electronically
             P.C.

 23.4        Consent of Price Waterhouse       Filed herewith electronically


All financial statement schedules have been omitted, as the required information is inapplicable or the information is presented in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (4) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 23rd day of May, 1997.

                                       METEOR INDUSTRIES, INC.


                                       By /s/ Ilyas Chaudhary
                                         Ilyas Chaudhary,
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                    Date

/s/ Ilyas Chaudhary
                                      Chairman, Chief         May 23,1997
Ilyas Chaudhary                       Executive Officer
                                      and Director

/s/ Edward J. Names
                                      President and           May 23, 1997
Edward J. Names                       Director


/s/ Dennis R. Staal                   Secretary, Treasurer    May 23, 1997
Dennis R. Staal                       (Principal Financial
                                      and Accounting Officer)
                                      and Director

























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